 As filed with the Securities and Exchange Commission on November 7, 1997
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                   HOME HEALTH CORPORATION OF AMERICA, INC.
               ------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Pennsylvania                        8082                                  23-2224800
-------------------------------    ----------------------------       -----------------------------------
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)

  2200 Renaissance Boulevard                                                  Bruce J. Feldman
          SUITE 300                                                             PRESIDENT AND
   KING OF PRUSSIA, PA 19406                                               CHIEF EXECUTIVE OFFICER
         (610) 272-1717                                                   2200 RENAISSANCE BOULEVARD
         --------------
(ADDRESS, INCLUDING ZIP CODE, AND                                                 SUITE 300
    TELEPHONE NUMBER, INCLUDING                                             KING OF PRUSSIA, PA 19406
    AREA CODE, OF REGISTRANT'S                                                    (610) 272-1717
                                                                                  --------------
    PRINCIPAL EXECUTIVE OFFICES)                                        (NAME, ADDRESS, INCLUDING ZIP CODE,
                                                                          AND TELEPHONE NUMBER, INCLUDING
                                                                          AREA CODE, OF AGENT FOR SERVICE)

                                          Copies to:

     Sol Genauer, Esquire                                                   Ellen B. Corenswet, Esquire
  MELISSA J. GILSTRAP, ESQUIRE                                              LUCI STALLER ALTMAN, ESQUIRE
  BLANK ROME COMISKY & MCCAULEY                                            BROBECK, PHLEGER & HARRISON LLP
        ONE LOGAN SQUARE                                                           1633 BROADWAY
   PHILADELPHIA, PA  19103-6998                                                  NEW YORK, NY 10019
                                       _______________________

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     =======================================================================================================
                                   CALCULATION OF REGISTRATION FEE
     =======================================================================================================
     Title of each
       Class of                              Amount      Proposed maximum   Proposed maximum     Amount of
     Securities To                           to be        offering price   aggregate offering   registration
     be registered                       registered (1)     per share           price (2)           fee
     =======================================================================================================
     Common Stock,  no par value           2,822,000        Inapplicable      $24,319,326.38     $7,369.49
     =======================================================================================================

(1) The amount of common stock of the Registrant to be registered has been determined based upon the maximum number of shares which are issuable pursuant to the terms of the Merger Agreement described herein.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE PURSUANT TO RULE 457(F) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. PURSUANT TO RULE 457(F)(1), THE MAXIMUM AGGREGATE OFFERING PRICE IS THE PRODUCT OF (A) $1.125, REPRESENTING THE AVERAGE OF THE BID AND ASKED PRICES OF U.S. HOMECARE CORPORATION COMMON STOCK AS REPORTED ON THE OTC BULLETIN BOARD ON NOVEMBER 5, 1997, AND (B) THE MAXIMUM NUMBER OF SHARES OF U.S. HOMECARE CORPORATION COMMON STOCK TO BE ACQUIRED BY THE REGISTRANT IN CONNECTION WITH ITS ACQUISITION OF U.S. HOMECARE CORPORATION.

                             ____________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                           U.S. HOMECARE CORPORATION
                           Two Hartford Square West
                          Hartford, Connecticut 06106


Dear Shareholder:

     You are cordially invited to attend a special meeting in lieu of the annual meeting of shareholders (the "USHO Special Meeting") of U.S. HomeCare Corporation ("USHO"), to be held at Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 on [_________] [____], 1997, at 9:00 a.m., local time.

     At the USHO Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997 (the "Merger Agreement"), among USHO, Home Health Corporation of America, Inc., a Pennsylvania corporation ("HHCA"), and HHCA Acquisition Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of HHCA ("Subsidiary"), and to approve the merger (the "Merger") of Subsidiary with and into USHO pursuant to the Merger Agreement. Based upon certain assumptions set forth in the accompanying Prospectus-Proxy Statement, if the average of the last reported sales prices of common stock, no par value per share, of HHCA (the "HHCA Common Stock") on The Nasdaq National Market ("Nasdaq") for the ten business days ending three business days before the USHO Special Meeting is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997), each share of common stock, par value $.01 per share of USHO (the "USHO Common Stock") will be converted in the Merger into
 .1375 shares of HHCA Common Stock and each share of the $35.00 6% Convertible Preferred Stock, par value $1.00 per share, of USHO (the "USHO Preferred
Stock") will be converted into 3.29 shares of HHCA Common Stock (based on a conversion ratio of 21.77 shares of USHO Common Stock for each share of USHO Preferred Stock).

     THE BOARD OF DIRECTORS OF USHO HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND APPROVED THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF USHO VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     You are urged to read carefully the accompanying Prospectus-Proxy Statement for more detailed information concerning USHO, HHCA, the Merger Agreement and the Merger.

     Whether or not you plan to attend the USHO Special Meeting in person, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Prospectus-Proxy Statement at any time before it has been voted at the USHO Special Meeting. If you attend the USHO Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card. Your prompt cooperation will be greatly appreciated.

                              Sincerely,



                              Jay C. Huffard
                              Chairman of the Board, President and
                                 Chief Executive Officer

[          ], 1997

                           U.S. HOMECARE CORPORATION
                           Two Hartford Square West
                          Hartford, Connecticut 06106

                            ______________________

 NOTICE OF SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE
                         HELD ON [____________], 1997
                            ______________________

To the Shareholders of U.S. HomeCare Corporation:

     NOTICE IS HEREBY GIVEN that a special meeting in lieu of the annual meeting of shareholders (the "USHO Special Meeting") of U.S. HomeCare Corporation, a New York corporation ("USHO"), will be held at Brobeck, Phleger & Harrison LLP, 1633
Broadway, 47th Floor, New York, New York 10019, on [        ], 1997, at 9:00
a.m., local time, for the following purposes:

     1. To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997 (the "Merger Agreement"), among USHO, Home Health Corporation of America, Inc., a Pennsylvania corporation ("HHCA"), and HHCA Acquisition Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of HHCA ("Subsidiary"), and to approve the merger (the "Merger") of Subsidiary with and into USHO pursuant to the Merger Agreement;

     2. To vote on adjournment of the USHO Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the USHO Special Meeting to constitute a quorum or to approve the Merger; and

     3. To transact such other business as may properly come before the USHO Special Meeting or any adjournments or postponements thereof.

     The Merger and the Merger Agreement are more fully described in the accompanying Prospectus-Proxy Statement.

     Only holders of record of common stock, par value $0.01 per share of USHO (the "USHO Common Stock") and the $35.00 6% Convertible Preferred Stock, par
value $1.00 per share, of USHO (the "USHO Preferred Stock") on [        ], 1997
are entitled to notice of and to vote at the USHO Special Meeting and any adjournments or postponements thereof.

     All shareholders are cordially invited to attend the USHO Special Meeting. However, to ensure your representation at the USHO Special Meeting, you are urged to complete, sign and date the accompanying proxy card and return it as promptly as possible in the enclosed postage-prepaid, self-addressed envelope. You may revoke your proxy in the manner described in the accompanying Prospectus-Proxy Statement at any time before it has been voted at the USHO Special Meeting. If you attend the USHO Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Clifford G. Johnson, Secretary
[          ], 1997

________________________________________________________________________________

                           U.S. HOMECARE CORPORATION

                                PROXY STATEMENT
               FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                OF SHAREHOLDERS TO BE HELD ON ___________, 1997
                                _______________

                   HOME HEALTH CORPORATION OF AMERICA, INC.

                                  PROSPECTUS

________________________________________________________________________________

     This Prospectus-Proxy Statement is being furnished to shareholders of U.S. HomeCare Corporation, a New York corporation ("USHO") in connection with the solicitation of proxies by the board of directors of USHO for use at its special meeting in lieu of the annual meeting of shareholders (including any adjournments or postponements thereof) (the "USHO Special Meeting") which is to be held at Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, on [____________________ ______], 1997 at 9:00 a.m., local time. At the USHO Special Meeting, shareholders of USHO will consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997 (the "Merger Agreement"), among USHO, Home Health Corporation of America, Inc., a Pennsylvania corporation ("HHCA"), and HHCA Acquisition Corporation, Inc., a Delaware corporation and wholly owned subsidiary of HHCA ("Subsidiary"), and to approve the merger ("Merger") of Subsidiary with and into USHO pursuant to the Merger Agreement.

     This Prospectus-Proxy Statement also constitutes a Prospectus of HHCA with respect to shares of common stock, no par value per share, of HHCA (the "HHCA Common Stock") issuable to USHO shareholders in the Merger. This Prospectus relates to up to 2,822,000 shares of HHCA Common Stock issuable to the shareholders of USHO upon consummation of the Merger. The 2,822,000 shares of HHCA Common Stock covered by this Prospectus represent the maximum number of shares of HHCA Common Stock issuable in the Merger.

     The HHCA Common Stock is quoted on The Nasdaq National Market ("Nasdaq") under the symbol "HHCA." On November 5, 1997, the last reported sale price of HHCA Common Stock on Nasdaq was $10.63.

      SEE "RISK FACTORS" COMMENCING ON PAGE 9 FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED IN EVALUATING THE SECURITIES OFFERED HEREBY.

                             ____________________

 THE SECURITIES ISSUABLE PURSUANT TO THIS PROSPECTUS-PROXY STATEMENT HAVE NOT
                                     BEEN
APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
 SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
   STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS-PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                             ____________________


      The date of this Prospectus-Proxy Statement is November 7, 1997.

                    AVAILABLE INFORMATION AND INCORPORATION
                           OF DOCUMENTS BY REFERENCE


     Under the rules and regulations of the Securities and Exchange Commission (the "Commission"), the solicitation of the shareholders of USHO to approve the Merger constitutes an offering of HHCA Common Stock to be issued in connection with the Merger. Accordingly, HHCA has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to such offering. This Prospectus-Proxy Statement constitutes a prospectus of HHCA filed as part of the Registration Statement. This Prospectus-Proxy Statement does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus-Proxy Statement or in any document incorporated in this Prospectus-Proxy Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to such other document, each such statement being qualified in all respects by such reference.

     HHCA and USHO are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with these requirements, HHCA and USHO file reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., 20549, and at the public reference facilities maintained by the Commission at its regional offices located at Seven World Trade Center, Suite 1300, New York, New York, 10048; and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding HHCA, USHO and the Registration Statement. The address of that web site is http://www.sec.gov. HHCA Common Stock is quoted on Nasdaq under the symbol "HHCA," and such reports, proxy statements and other information can also be inspected at the office of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006. USHO is traded on the OTC Bulletin Board under the symbol "USHO," and such reports, proxy statements and other information can also be obtained from USHO.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS-PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH REPORTS, PROXY STATEMENTS AND OTHER INFORMATION FILED BY HHCA, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, FROM THE SECRETARY OF HHCA, 2200 RENAISSANCE BOULEVARD, SUITE 300, KING OF PRUSSIA, PENNSYLVANIA, 19406, TELEPHONE (610) 272-1717. COPIES OF SUCH REPORTS, PROXY STATEMENTS AND OTHER INFORMATION FILED BY USHO, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT

CHARGE, UPON WRITTEN OR ORAL REQUEST, FROM THE SECRETARY OF USHO, TWO HARTFORD SQUARE WEST, HARTFORD, CONNECTICUT 06106, TELEPHONE (860) 278-7242.

     IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE DAYS PRIOR TO THE USHO SPECIAL MEETING.

     The following documents filed by HHCA (Commission File No. 0-26938) are incorporated by reference in this Prospectus-Proxy Statement:

     1. HHCA's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1997.

     2. HHCA's Current Report on Form 8-K filed October 7, 1997 (relating to the proposed Merger).

     3. The description of HHCA's capital stock contained in HHCA's Registration Statement on Form 8-A dated October 5, 1995.

     The following documents filed by USHO (Commission File No. 0-19240) are incorporated by reference in this Prospectus-Proxy Statement:

     1.   USHO's Annual Report on Form 10-K for the year ended December 31,
          1996;

     2. USHO's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

     3. USHO's Current Report on Form 8-K filed October 7, 1997 (relating to the proposed Merger).

     This Prospectus-Proxy Statement is accompanied by a copy of USHO's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and a copy of USHO's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997. Copies of HHCA's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 are available, upon oral or written request, from Jessie A. Clarke, Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, telephone (212) 237-2543.

     All documents filed by HHCA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus-Proxy Statement and prior to the USHO Special Meeting, or any adjournment thereof, shall be deemed to be incorporated by reference into this Prospectus-Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     All information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to HHCA was supplied by HHCA, and all information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to USHO was supplied by USHO. Although neither HHCA nor USHO has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated by reference herein are inaccurate or incomplete, neither HHCA nor USHO warrants the accuracy or completeness of such statements or information as they relate to the other party.

     Statements relating to HHCA and USHO contained in this Prospectus-Proxy Statement that are not historical facts, including analyses performed by USHO's financial advisor as described in "The Merger and Related Matters-Opinion of USHO Financial Advisor," are forward-looking statements. In addition, HHCA and USHO, through their senior management, from time to time makes forward-looking public statements concerning their expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting their best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other facts will not affect the accuracy of such forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include those set forth in this Prospectus-Proxy Statement under "Risk Factors."

     No person is authorized to give any information or to make any representation not contained in this Prospectus-Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus-Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus-Proxy Statement, or the solicitation of a Proxy, to or from any person, in any jurisdiction where it is unlawful to make such offer or solicitation of any offer or proxy solicitation. Neither the delivery of this Prospectus-Proxy Statement nor any distribution of the securities made under this Prospectus-Proxy Statement shall, under any circumstances, create an implication that there has been no change in the affairs of HHCA or USHO since the date of this Prospectus-Proxy Statement.

This Prospectus-Proxy Statement does not constitute a prospectus for the public reoffering of HHCA Common Stock.

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SUMMARY...................................................................................  1
    The Companies.........................................................................  1
                 Home Health Corporationof America, Inc...................................  1
                 U.S. HomeCare Corporation................................................  1
                 HHCA Acquisition Corporation, Inc........................................  1
                 The USHO Special Meeting.................................................  2
                 Date, Place and Time of USHO Special Meeting.............................  2
                 Purpose of USHO Special Meeting..........................................  2
                 Shares Entitled to Vote and Shares Outstanding...........................  2
                 Vote Required by USHO Shareholders.......................................  2
                 Proxies..................................................................  2
                 Solicitation of Proxies..................................................  3
    The Merger............................................................................  3
                 The Merger...............................................................  3
                 Conversion of Securities.................................................  3
                 Treatment of Stock Options and Warrants..................................  4
                 Exchange Procedure.......................................................  4
                 Recommendation of the Board of Directors of USHO and Reasons
                 for the Merger...........................................................  4
                 Opinion of USHO Financial Advisor........................................  4
                 Effective Time...........................................................  5
                 Rights of Dissenting Shareholders........................................  5
                 Conditions to the Merger.................................................  5
                 Termination..............................................................  5
                 Expenses.................................................................  5
                 Interests of Certain Persons in the Merger...............................  5
                 Differences in Shareholder Rights........................................  5
                 Certain Federal Income Tax Consequences..................................  5
                 Regulatory Approvals.....................................................  6
                 Accounting Treatment.....................................................  6
                 Operations and Management of USHO After the Merger.......................  6
                 Comparative Per Share Data...............................................  7
                 Comparative Market Data..................................................  8
RISK FACTORS..............................................................................  9
THE USHO SPECIAL MEETING.................................................................. 16
THE PROPOSED MERGER AND RELATED MATTERS................................................... 18
    The Merger............................................................................ 18
    Aggregate Number of Shares Issuable in the Merger..................................... 18
    Conversion of USHO Common Stock....................................................... 18
    Conversion of USHO Preferred Stock.................................................... 19
    Examples of Merger Consideration at Various HHCA Average Share Prices................. 20
    Treatment of Stock Options and Warrants............................................... 21
    Background of the Merger.............................................................. 21
    USHO's Reasons for the Merger; Recommendation of USHO's Board of Directors............ 24
    Opinion of USHO Financial Advisor..................................................... 26

                                      (i)

     Effective Time of the Merger......................................................... 30
     Exchange Procedure................................................................... 30
     Representations and Warranties....................................................... 31
     Conditions to the Merger............................................................. 31
     Covenants............................................................................ 32
     Termination.......................................................................... 34
     Expenses............................................................................. 34
     Modification......................................................................... 35
     Interests of Certain Persons in the Merger........................................... 35
     Certain Federal Income Tax Consequences.............................................. 36
     Regulatory Approvals................................................................. 37
     Resales of HHCA Common Stock......................................................... 37
     Accounting Treatment................................................................. 38
     Operations and Management of USHO After the Merger................................... 38
RIGHTS OF DISSENTING SHAREHOLDERS......................................................... 40
SELECTED FINANCIAL INFORMATION............................................................ 43
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS..................................... 47
DESCRIPTION OF USHO....................................................................... 53
DESCRIPTION OF HHCA....................................................................... 53
DESCRIPTION OF SUBSIDIARY................................................................. 54
COMPARISON OF THE RIGHTS OF THE
SHAREHOLDERS OF THE CAPITAL STOCK OF HHCA AND USHO........................................ 55
          Special Meetings of Shareholders................................................ 56
          Removal of Directors............................................................ 56
          Vacancies on the Board of Directors............................................. 56
          Inspection of Books and Records................................................. 57
          Amendments of the Certificate of Incorporation/Articles of Incorporation........ 58
          Amendments to Bylaws............................................................ 58
          Dividends and Distributions..................................................... 59
          State Takeover Legislation...................................................... 60
          Business Combinations........................................................... 60
          Rights of Dissenting Shareholders............................................... 61
          Indemnification of Directors, Officers and Employees............................ 61
          Limitation of Personal
EXPERTS................................................................................... 66
LEGAL MATTERS............................................................................. 66

APPENDIX "A" - Amended and Restated Agreement and Plan of Merger
APPENDIX "B" - Opinion of SBC Warburg Dillon Read Inc.
APPENDIX "C" - Section 623 of New York Business Corporation Law

                                     (ii)

--------------------------------------------------------------------------------

                                 SUMMARY

     The following is a summary of certain information contained elsewhere in the Prospectus-Proxy Statement (this "Proxy Statement"). This summary is included to assist the shareholders of USHO in their review of this Proxy Statement and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement, including the Appendices hereto. Shareholders are urged to read this Proxy Statement and its Appendices before voting on the matters discussed herein.

                            __________________________

THE COMPANIES

     Home Health Corporation of America, Inc. HHCA is a leading provider of comprehensive home health care services and products, delivering nursing and related patient services, respiratory therapy, infusion therapy and durable medical equipment. HHCA operates 61 branch locations in Florida, Pennsylvania, Delaware, New Jersey, Maryland, Massachusetts, New Hampshire, Texas, Illinois
and Maine.   HHCA provides a "one-stop-shop" of cost effective, comprehensive home health care services and products. HHCA operates regional "Coordinated Care Centers" which serve as focal points for managed care organizations, hospitals, physicians, discharge planners and other health care providers to efficiently arrange for Company services and products.

     At June 30, 1997, HHCA had consolidated assets of approximately $153.3 million and consolidated stockholders' equity of approximately $50.6 million and employed approximately 3,100 full- and part-time persons. See "Description of HHCA."

     HHCA was incorporated under the laws of Pennsylvania in December 1982. Its principal executive offices are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania, 19406, and its telephone number is (610) 272-1717.

     U.S. HomeCare Corporation. USHO is a regional provider of paraprofessional and professional home health care services, including nursing care, personal care, and other specialized therapies. USHO is headquartered in Hartford, Connecticut and has operations in New York (Westchester County, metropolitan New York City, Long Island and upstate New York) as well as Connecticut and Pennsylvania. USHO has designed specialized programs for patients with particular diseases such as cancer, AIDS and Alzheimer's disease, and for particular classes of patients such as the developmentally disabled and hospice patients.

     At June 30, 1997, USHO had consolidated assets of approximately $12.7 million and consolidated stockholders' deficit of approximately $4.8 million and employed approximately 3,200 full- and part-time persons. See "Description of USHO."

     USHO was incorporated under the laws of New York in April 1986. Its principal executive offices are located at Two Hartford Square West, Hartford, Connecticut, 06106, and its telephone number is (860) 278-7242.

     HHCA Acquisition Corporation, Inc. Subsidiary is a direct, wholly owned subsidiary of HHCA and has not engaged in any business activity unrelated to the Merger. The principal executive offices of Subsidiary are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania, 19406, and its telephone number is (610) 272-1717. See "Description of Subsidiary."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE USHO SPECIAL MEETING

     Date, Place and Time of USHO Special Meeting. This Proxy Statement is being furnished to the shareholders of USHO in connection with the solicitation of proxies by the board of directors of USHO for use at the USHO Special Meeting which will be held at Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 on [________________], 1997, at 9:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and related materials are first being mailed to shareholders of USHO on or about [___________________], 1997.

     Purpose of USHO Special Meeting. At the USHO Special Meeting, the shareholders of USHO are being asked to: (i) consider and act upon a proposal to approve the Merger Agreement, (ii) vote on adjournment of the USHO Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the USHO Special Meeting to constitute a quorum or to approve the Merger, and (iii) act on such other matters as may be properly brought before the USHO Special Meeting.

     Shares Entitled to Vote and Shares Outstanding. Only holders of record of common stock, par value $.01 per share, of USHO (the "USHO Common Stock") and the $35.00 6% Convertible Preferred Stock, par value $1.00 per share, of USHO (the "USHO Preferred Stock") at the close of business on [_____________], 1997 (the "Record Date") will be entitled to notice of and to vote at the USHO Special Meeting.

     Holders of record of USHO Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the USHO Special Meeting. Holders of record of USHO Preferred Stock on the Record Date are entitled to the number of votes equal to the number of whole shares of USHO Common Stock into which the shares of USHO Preferred Stock are convertible. As of the Record Date, each share of USHO Preferred Stock is convertible into
21.77 shares of USHO Common Stock.  At the close of business on the Record
Date, there were [___________] shares of USHO Common Stock outstanding and [_____] shares of USHO Preferred Stock outstanding, convertible into [_____] shares of USHO Common stock. The presence, either in person or by proxy, of the holders of a majority of the shares of USHO Common Stock outstanding or issuable upon conversion of the USHO Preferred Stock as of the Record Date is necessary to constitute a quorum at the USHO Special Meeting.

     Vote Required by USHO Shareholders. At the USHO Special Meeting, holders of USHO Common Stock and USHO Preferred Stock will vote together as a single class. Approval of the Merger will require the affirmative vote, either in person or by proxy, of two-thirds of the total number of votes represented by all outstanding shares of USHO Common Stock and USHO Preferred Stock entitled to vote thereon. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the USHO Special Meeting; however, because the approval of the Merger requires the affirmative vote of at least two-thirds of the outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the Merger.

     The directors and officers of USHO beneficially own shares of USHO Common Stock and USHO Preferred Stock (including those shares as to which they have shared voting power) representing an aggregate of approximately 7.2% of the votes which all holders of USHO Common Stock and USHO Preferred Stock are entitled to cast at the USHO Special Meeting.

     Proxies. A form of Proxy for use by USHO shareholders in connection with the USHO Special Meeting is enclosed. Each properly executed and returned Proxy will be voted at the USHO Special Meeting

--------------------------------------------------------------------------------

________________________________________________________________________________

in accordance with the instructions thereon. If no instructions are given, such Proxy will be voted FOR the proposal to approve and adopt the Merger Agreement and approve the Merger and FOR the proposal to vote on adjournment of the USHO Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the USHO Special Meeting to constitute a quorum to approve the Merger.

     Any shareholder of USHO giving a Proxy may revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of USHO prior to its exercise. The presence at the USHO Special Meeting of any USHO shareholder who has given a Proxy will not revoke the Proxy unless the shareholder withdraws the proxy and votes in person.

     Solicitation of Proxies. In addition to solicitation by mail, directors, officers and employees of USHO may solicit proxies from the shareholders of USHO personally or by telephone, telegram or facsimile. Brokerage houses, nominees, trustees, fiduciaries and other custodians will be requested by USHO to forward soliciting materials to beneficial owners. USHO may also consider the engagement of a proxy solicitation firm. The expense of the proxy solicitation will be borne by USHO. See "The USHO Special Meeting."

THE MERGER

     The Merger. On the date the Merger is consummated, Subsidiary will be merged with and into USHO, which will be the surviving corporation and a wholly-owned subsidiary of HHCA.

     Conversion of Securities. Subject to reduction under certain circumstances, holders of USHO Common Stock and USHO Preferred Stock will receive in the Merger in exchange for their USHO shares an aggregate maximum of between (i) 2,622,000 shares of HHCA Common Stock if the average of the last reported sale prices of HHCA Common Stock on Nasdaq for the ten business days ending three business days before the USHO Special Meeting (the "HHCA Average Share Price") is $13.36 or more, and (ii) 2,822,000 shares if the HHCA Average Share Price is $9.50 or less.

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Common Stock (other than shares held in the treasury of USHO or shares held by shareholders of USHO who have asserted dissenters' rights pursuant to the New York Business Corporation Law ("NYBCL") will be converted into the right to receive a number of shares of HHCA Common Stock to be determined as of the Effective Time by multiplying each share of USHO Common Stock by a conversion ratio to be determined as of the Effective Time by calculation of one of five alternative formulas set forth in Section 2.1 of the Merger Agreement.

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Preferred Stock (other than any shares held by shareholders of USHO who have asserted dissenters' rights pursuant to the NYBCL) will be converted into the right to receive the greater of (i) the number of shares of HHCA Common Stock, which, based on the HHCA Average Share Price, is equal in value to $35.00, plus any dividends declared or accrued but unpaid on such share of USHO Preferred Stock at the Effective Time, or (ii) the number of shares of HHCA Common Stock that would be issuable if such share of USHO Preferred Stock had been converted into USHO Common Stock immediately prior to the Effective Time pursuant to the terms of USHO's Certificate of Incorporation.

________________________________________________________________________________

--------------------------------------------------------------------------------

     Based upon certain assumptions set forth in "The Proposed Merger and Related Matters -- Conversion of USHO Common Stock," and "-- Conversion of USHO Preferred Stock," if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997), each share of USHO Common Stock will be converted into .1375 shares of HHCA Common Stock and each share of USHO Preferred Stock will be converted into 3.29 shares of HHCA Common Stock (based on a conversion ratio of 21.77 shares of USHO Common Stock for each share of USHO Preferred Stock).

     See "The Proposed Merger and Related Matters -- Aggregate Number of Shares Issuable in the Merger," "--Conversion of USHO Common Stock," "--Conversion of USHO Preferred Stock" and "--Examples of Merger Consideration at Various HHCA Average Share Prices."

     Treatment of Stock Options and Warrants. Each option to purchase USHO Common Stock outstanding at the Effective Time issued to employees and consultants of USHO pursuant to USHOs 1995 Stock Option/Stock Issuance Plan, as amended February 15, 1996 (the "Option Plan"), and each warrant to purchase USHO Common Stock outstanding at the Effective Time, will remain outstanding after the Effective Time and will be assumed by HHCA. See "The Proposed Merger and Related Matter--Treatment of Stock Options and Warrants."

     Exchange Procedure. HHCA and USHO have designated [__________] to act as the exchange agent to receive the stock certificates of USHO shareholders and to exchange such certificates for HHCA Common Stock and any cash payable in lieu of issuance of fractional shares. See "The Proposed Merger and Related Matters -- Exchange Procedure."

     USHO SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES UNTIL INSTRUCTIONS ARE RECEIVED FROM THE EXCHANGE AGENT AND SHOULD NOT SEND IN THEIR
                                                             ---
STOCK CERTIFICATES WITH THE PROXY.

     Recommendation of the Board of Directors of USHO and Reasons for the Merger. The USHO board of directors believes that the terms of the Merger Agreement are fair to, and in the best interests of, USHO and its shareholders. Accordingly, USHO's board of directors has approved and adopted the Merger Agreement and approved the Merger and unanimously recommends a vote FOR approval and adoption of the Merger Agreement and approval of the Merger by the shareholders of USHO. See "The Proposed Merger and Related Matters -- USHO's Reasons for the Merger; Recommendation of USHO's Board of Directors."

     In its deliberations with respect to the Merger, the board of directors consulted with management of USHO and the financial and legal advisors of USHO concerning a number of factors relevant to the Merger. See "The Proposed Merger and Related Matters -- USHO's Reasons for the Merger; USHO's Recommendation of the Board of Directors."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Opinion of USHO Financial Advisor. In making its recommendation with respect to the Merger, the board of directors of USHO considered, among other things, the written opinion, dated as of September 23, 1997, of SBC Warburg Dillon Read Inc. ("Dillon Read"), to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by holders of USHO Common Stock pursuant to the Merger Agreement was fair to such shareholders from a financial point of view. The full text of the written opinion of Dillon Read is attached as Appendix "B" hereto. USHO shareholders are urged to read the opinion carefully in its entirety. See "The Proposed Merger and Related Matters -- Opinion of USHO Financial Advisor."

     Effective Time. The Merger will become effective upon the filing of a Certificate of Merger as required under the NYBCL and the Delaware General Corporation Law (the "DGCL"), or at such later time as is agreed by the parties and specified in the Certificate of Merger. The Merger Agreement requires that the filing be made no later than two business days after the satisfaction or waiver of the various conditions to the Merger set forth in the Merger Agreement, or at such other time as may be agreed by USHO and HHCA. See "The Proposed Merger and Related Matters -- Effective Time of the Merger."

     Rights of Dissenting Shareholders. Holders of USHO Common Stock and USHO Preferred Stock who do not vote such shares in favor of the Merger may be entitled to certain dissenters' and appraisal rights under New York law. See "Rights of Dissenting Shareholders."

     Conditions to the Merger. The obligations of the parties to the Merger Agreement are subject to the satisfaction of a number of conditions, including the approval of the Merger by the shareholders of USHO and HHCA and compliance with certain other terms and conditions. See "The Proposed Merger and Related Matters -- Conditions to the Merger."

     Termination. The Merger Agreements may be terminated under certain circumstances at any time prior to the Effective Time, either before or after the approval of the shareholders of USHO and HHCA. See "The Proposed Merger and Related Matters -- Termination."

     Expenses. The Merger Agreement generally provides that each party thereto will bear its own expenses, provided that USHO and HHCA will share equally certain expenses related to the preparation and filing of the registration statement relating to the issuance of HHCA Common Stock in the Merger. See "The Proposed Merger and Related Matters -- Expenses." However, upon termination of the Merger Agreement under certain circumstances, one party may be required to bear the expenses of the other party. Furthermore, to the extent that Merger-related expenses incurred by USHO exceed $1,500,000, the aggregate number of shares of HHCA Common Stock issuable in the Merger will be reduced. See "The Proposed Merger and Related Matters -- Aggregate Number of Shares Issuable in the Merger" and "--Expenses."

     Interest of Certain Persons in the Merger. In considering the recommendation of the board of directors of USHO with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain directors and officers have certain interests in the Merger that are in addition to their interests solely as shareholders of USHO. See "The Proposed Merger and Related Matters -- Interests of Certain Persons in the Merger."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Differences in Shareholder Rights. Upon consummation of the Merger, the shareholders of USHO will become shareholders of HHCA and their rights as such will change in certain respects due to the application of Pennsylvania law, the HHCA Articles of Incorporation and the HHCA Bylaws in lieu of New York law, the USHO Certificate of Incorporation and the USHO Bylaws. See "Comparison of the Rights of the Shareholders of the Capital Stock of HHCA and USHO."

     Certain Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by HHCA or USHO and no gain or loss would be recognized by USHO shareholders with respect to the exchange of their shares of USHO Common Stock or USHO Preferred Stock for shares of HHCA Common Stock, except in respect of cash received for fractional
shares.   Consummation of the Merger is conditioned upon an opinion of HHCA counsel, dated the Effective Time of the Merger, being delivered to the effect that the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Proposed Merger and Related Matters -- Certain Federal Income Tax Consequences."

     IT IS RECOMMENDED THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN PERSONAL TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO HIM OR HER RESULTING FROM THE MERGER.

     Regulatory Approvals. USHO and HHCA intend to file pre-merger notification forms with the Federal Trade Commission ("FTC") and the Department of Justice under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"). The required waiting period will terminate 30 days after filing unless terminated at an earlier date or unless HHCA or USHO receives a request for additional information. HHCA has filed an application with the New York State Department of Health for approval of the proposed change of control of USHO's New York home health care operations. No other material federal or state regulatory approvals must be obtained in order to consummate the Merger. See "The Proposed Merger and Related Matters --Regulatory Approvals" and "Risk Factors--Permits and Licensure."

     Accounting Treatment. The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the Merger qualifying as a pooling of interests transaction under generally accepted accounting principles. See "The Proposed Merger and Related Matters -- Accounting Treatment" and "-- Conditions to the Merger."

     Operations and Management of USHO After the Merger. Following the Effective Time, USHO will be a wholly-owned subsidiary of HHCA, and all of USHO's subsidiaries and affiliates will be indirect subsidiaries and affiliates of HHCA. HHCA will continue its operations as prior to the Merger and will continue to be managed by the same board of directors and executive officers. After the Effective Time USHO will be managed by a board of directors and executive officers selected by HHCA. See "The Proposed Merger and Related Matters -- Operations and Management of USHO After the Merger."

--------------------------------------------------------------------------------

________________________________________________________________________________

     Comparative Per Share Data. The following table presents HHCA historical, USHO historical and equivalent pro forma and HHCA and USHO pro forma combined per share data after giving effect to the Merger using the pooling of interests method of accounting, assuming the Merger had been effective during all periods presented. The equivalent pro forma data for USHO is calculated by multiplying the pro forma combined per share data by .1375, the conversion ratio which on the basis of certain assumptions would be utilized to convert at the Effective Time each share of USHO Common Stock into shares of HHCA Common Stock if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997). See "The Proposed Merger and Related Matters --Conversion of USHO Common Stock" and "-- Conversion of USHO Preferred Stock." The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the financial statements and notes thereto of HHCA and USHO incorporated herein by reference and the Unaudited Pro Forma Consolidated Financial Statements included elsewhere in this Proxy Statement. Neither HHCA nor USHO paid any cash dividends during the periods presented.

                                                                                      USHO
                                                                         --------------------------------
                                                                 HHCA                          Equivalent      Pro Forma
                                                              Historical     Historical(1)     Pro Forma       Combined
                                                            -------------- ----------------  --------------  ------------
  Book value (deficit) per share of common
  stock outstanding at June 30, 1997.....................           $5.83        $ (0.50)          $ 0.60          $ 4.36

  Net income (loss) per share from continuing operations before extraordinary item and cumulative effect of change in accounting principle:

  1997...................................................            0.32          (0.57)           (0.04)          (0.26)

  1996...................................................            0.36          (0.32)              --           (0.03)

  1995...................................................            0.17          (2.22)           (0.52)          (3.78)


_________________

(1) As restated to conform to HHCA's fiscal year which ends on June 30. USHO's historical book deficit per share as of December 31, 1996 was $0.80. USHO's historical net loss per share from continuing operations for the years ended December 31, 1996, 1995 and 1994 was $2.68, $0.22 and $3.25, respectively.

________________________________________________________________________________

--------------------------------------------------------------------------------

     Comparative Market Data. HHCA Common Stock is traded on Nasdaq under the symbol "HHCA." USHO Common Stock is traded on the OTC Bulletin Board under the symbol "USHO." Set forth below are the closing sale price per share of HHCA Common Stock and the average of the bid and asked prices of USHO Common Stock as reported on Nasdaq and on the OTC Bulletin Board, respectively, and the equivalent closing price per share of USHO Common Stock, on September 26, 1997, the last business day preceding public announcement of the Merger, and November 5, 1997.

                                          Closing Price        Average of Bid and       Equivalent Closing
                                          Per Share of           Asked Prices of        Price Per Share of
             Date                       HHCA Common Stock       USHO Common Stock       USHO Common Stock(1)
-------------------------------     -----------------------   ----------------------  -----------------------
September 26, 1997.............               $12.63                  $1.52                   $1.74

November 5, 1997...............                10.63                   1.13                    1.46

______________________________
(1) USHO equivalent closing price per share has been calculated by multiplying the market price of HHCA Common Stock by .1375, the conversion ratio which on the basis of certain assumptions would be utilized to convert at the Effective Time each share of USHO Common Stock into shares of HHCA Common Stock if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997). At such HHCA Average Share Price, the conversion ratio which would be utilized to convert each share of USHO Common Stock underlying the USHO Preferred Stock into HHCA Common Stock would be .1513, assuming each share of USHO Preferred Stock is convertible into 21.77 shares of USHO Common Stock. At a conversion ratio of .1513 the equivalent HHCA Closing Price Per Share of USHO Common Stock on September 26, 1997 would be $1.74 and the equivalent HHCA Closing Price Per Share on November 5, 1997 would be $1.61. See "The Proposed Merger and Related Matters -- Conversion of USHO Common Stock," "--Conversion of USHO Preferred Stock," and "--Examples of Merger Consolidation at Various HHCA Average Share Prices."

     Holders of USHO shares are advised to obtain current market quotations for HHCA Common Stock and USHO Common Stock. No assurance can be given as to the market price of HHCA Common Stock at the Effective Time or at any other time.

--------------------------------------------------------------------------------

                                 RISK FACTORS

     In addition to the other information in this Proxy Statement, the following should be considered carefully by holders of USHO shares. Statements made herein should be considered as "forward-looking information." See "Available Information and Incorporation of Documents By Reference."

     Medicare Reimbursement. Currently, Medicare reimburses participating Medicare-certified home health agencies for the reasonable costs incurred to provide covered visits to eligible beneficiaries, subject to certain cost limits which vary according to geographic regions of the country. HHCA operates eleven Medicare-certified home health agencies, of which seven receive periodic interim payment ("PIPs") from the Medicare program for services provided. PIPs are biweekly payments, the amounts of which are reviewed quarterly to reflect increases or decreases in the volume of nursing services provided. Because PIPs are paid biweekly, the arrangement has a substantially more favorable effect on HHCA's cash flow than other payment arrangements. The Medicare program is scheduled to discontinue PIPs effective for HHCA's cost reporting period beginning July 1, 2000. This change could result in a material adverse effect on HHCA's cash flow. HHCA's remaining Medicare-certified home health agencies are currently reimbursed on a claims-processed basis. Generally HHCA is paid for these claims within two to six weeks after submission to the intermediary.

     Congress recently enacted the Balanced Budget Act of 1997 (the "Budget Act") which mandates changes in the Medicare reimbursement of home health agencies. The Budget Act requires the Health Care Financing Administration ("HCFA") to implement a prospective payment system ("PPS") for home health agencies by October 1, 1999, with up to a four-year phase-in period. Prospective rates determined by the Department of Health and Human Services ("HHS") would reflect a 15% reduction to the cost limits and per-patient limits in place as of September 30, 1999. In the event the implementation deadline is not met, the reduction will be applied to the reimbursement system then in place. The impact of such a change, if implemented, on HHCA's results of operations cannot be predicted with any level of certainty at this time and would depend, to a large extent, on the reimbursement rates for home nursing services established on an interim basis and under the PPS. There can be no assurances that such reimbursement rates would cover the costs incurred by HHCA to provide home nursing services.

     Until PPS takes effect on October 1, 1999, the Budget Act establishes an interim payment system (the "IPS") that provides for the lowering of reimbursement limits for home health visits. As amended, cost limit increases for fiscal 1995 and 1996 will be eliminated. In addition, for cost reporting periods beginning on October 1, 1997, home health agencies cost limits will be determined as the lesser of (i) their actual costs, (ii) cost limits based on 105% of median costs of freestanding home health agencies, or (iii) an agency-specific per-patient cost limit, based on 98% of 1994 costs adjusted for inflation. The new cost limits will apply to HHCA for the cost reporting period beginning July 1, 1998, except for HHCA's Medicare-certified home health agency located in Texas, for which the new cost limits will apply for the cost reporting period beginning January 1, 1998. For cost reporting periods beginning after October 1, 1997, the Budget Act requires a home health agency to submit claims for payment for home health services only on the basis of the geographic location at which the service was furnished. HCFA has publicly expressed concern that some home health agencies are billing for services from administrative offices in locations with higher per-visit cost limitations than the cost limitations in effect in the geographic location of the home health agency furnishing the service. HHCA is unable to determine the effect of the IPS or the reimbursement impact resulting from payments for services based upon geographic location until HCFA finalizes related regulatory guidance. Any resultant reduction in HHCA's cost limits could have a material adverse effect on HHCA's financial condition or results of operations. However, until regulatory guidance is issued, the effect of such reductions cannot be predicted with any level of certainty.

     The Budget Act provides for a 25% reduction in home oxygen reimbursement from the 1997 fee schedule effective January 1, 1998 and a further reduction of 5% effective January 1, 1999. Compounding these reductions is a freeze on consumer price index updates for the next five years. Approximately 5.8% of HHCA's current net revenues are derived from reimbursement of oxygen services. This reduction in oxygen reimbursement could have a material adverse effect on HHCA's financial condition or results of operations.

     Various other provisions of the Budget Act may have an impact on HHCA's business and results of operations. Venipuncture will no longer be a covered skilled nursing home care service unless it is performed in connection with other skilled nursing services. HHCA is currently assessing the potential impact of this provision; however, the effect of such reductions cannot be predicted with any level of certainty at this time. Additionally, HHCA will be required to have surety bonds of at least $50,000 for each Medicare-certified nursing agency and medical equipment company. Additionally, payments will be frozen for durable medical equipment, excluding orthotic and prosthetic equipment, and payments for certain reimbursable drugs and biologicals will be reduced. The impact of these reimbursement changes could have a material adverse effect on HHCA's financial condition or results of operations. However, this impact cannot be predicted with any level of certainty at this time.

     In addition to the impact on health care reimbursement resulting from the Budget Act, other changes have been announced in a federal policy which may adversely impact HHCA's operations. HCFA has recently required branch offices to be redesignated as separate providers and to obtain separate licensure and separate provider agreements. Such redesignation generally results in additional costs to the Medicare home health agencies which are necessary to comply with the related licensure requirements. On September 15, 1997, President Clinton related in a speech before the Service Employees International Union that there will be a six-month waiting period on certifying new home health agencies. It is unclear what effect this six-month waiting period will have on redesignated branch offices or on HHCA's business, generally.

     Pricing Pressures. Medicare, Medicaid and other payors, including managed care organizations and traditional indemnity insurers, are attempting to control and limit increases in health care costs and, in some cases, are decreasing reimbursement rates. While HHCA's net revenues from managed care organizations have increased and are expected to continue to increase, payments per visit from managed care organizations typically have been lower than cost-based reimbursement from Medicare and reimbursement from other payors for nursing and related patient services, resulting in reduced profitability on such services. In addition, payors and employer groups are exerting pricing pressure on home health care providers, resulting in reduced profitability. Such pricing pressures could have a material adverse effect on HHCA's financial condition or results of operations.

     Reimbursement Payments. HHCA is paid for its services by Medicare, Medicaid, managed care organizations and other third-party payors.
Reimbursement from Medicare and Medicaid for certain services is subject to audit and retroactive adjustment. Retroactive adjustments made to prior-year cost reports could have a material adverse effect on HHCA's financial condition or results of operations. In addition, the home health care industry is generally characterized by long collection cycles for accounts receivable due to the complex and time consuming requirements for obtaining reimbursement from private and governmental third party payors. HHCA has recently experienced an increase in the length of time required to collect receivables owed by managed care organizations. In the fourth quarter of fiscal 1997, HHCA added approximately $3.0 million to its account receivable reserve as an addition to amounts historically reported as a percentage of net revenues. This additional reserve was recorded to (i) comply with HHCA's reserve policy and (ii) reflect management's estimate of potential further exposure. While management of HHCA believes that ongoing implementation of stronger controls in the distribution of products and services and devoting increased resources to collection activities will allow for a reduction of HHCA's provision for doubtful accounts to historical levels, there can be no assurance that management's efforts to obtain timely payment for HHCA's products and services will be successful. A continuation of the lengthening of the amount of time required to collect accounts receivables from managed care organizations could have a material adverse effect on HHCA's financial condition or results of operations.

     Regulatory Change. Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. HHCA anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems and will continue to propose and adopt legislation effecting fundamental changes in the health care delivery system. Legislative debate regarding changes to the health care delivery system and payment systems is expected to continue in the future. Although the recently passed Budget Act contains numerous changes in reimbursement to health care providers and is expected to have a significant impact on the health care industry, additional changes may occur in the future. The level of net revenues and profitability of HHCA, like those of other health care providers, will also be affected by the continuing efforts of other payors to contain or reduce the costs of health care by lowering reimbursement rates, slowing payment for services provided, increasing case management review of services and negotiating reduced contract pricing and capitation arrangements.

     Potential Risks Associated with Acquisitions. HHCA seeks to establish and increase market share through acquisitions in existing and new markets. HHCA evaluates potential acquisition candidates that would complement or expand its current services. In attempting to make acquisitions, HHCA competes with other providers, some of which have greater financial resources than HHCA. In addition, since the consideration for acquired businesses may involve cash, notes or the issuance of shares of common stock, options or warrants, existing stockholders may experience dilution in the value of their shares of common stock in connection with such acquisitions. There can be no assurance that HHCA will be able to successfully negotiate, finance or integrate any such acquisitions. Acquisitions involve numerous short- and long-term risks, including loss of referral sources, diversion of management's attention, failure to retain key personnel, loss of net revenues of the acquired companies, inability to integrate acquisitions (particularly management information systems) without material disruptions and unexpected expenses, the possibility of the acquired businesses becoming subject to regulatory sanctions, potential undisclosed liabilities and the continuing value of acquired intangible assets. Management currently believes that acquisition candidates meeting the criteria of its acquisition strategy will continue to be identified in fiscal 1998 and certain of these candidates will be acquired by HHCA. However, there can be no assurance that any given acquisition will be consummated, or if consummated, will not materially adversely affect HHCA's financial condition or results of operations. Additionally, because of matters discussed herein that may be beyond the control of HHCA and the emerging trend of other health care providers, such as long-term care providers, seeking to acquire home health care businesses, there can be no assurance that suitable acquisitions will continue to be identified or that acquisitions can be consummated on acceptable terms.

     Integration of the Businesses. The proposed Merger involves the integration of two companies that have previously operated independently. There can be no assurance that HHCA will not experience difficulties in integrating the operations of HHCA and USHO or that any benefits expected to result from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on HHCA's financial condition or results of operations.

     Potential Risks Associated with Geographic Expansion. In pursuing its growth strategy, HHCA intends to expand its operations into new geographic markets. For example, upon consummation of the Merger, HHCA will acquire operations in New York City, upstate New York and Connecticut. When entering new geographic markets, HHCA generally seeks to increase its net revenues by establishing relationships with new referral sources or increasing business with existing referral sources and will be reliant to a large extent on local management, who have important relationships with local referral sources. In addition, HHCA will be required to comply with laws and regulations of states that differ from those in which HHCA currently operates, and may face competitors with greater knowledge of such local markets. There can be no assurance that HHCA will be able to increase its net revenues through new or existing referral sources or otherwise effectively compete in these new geographic markets.

     Risks Related to Goodwill. At June 30, 1997, HHCA's total assets were approximately $153.3 million, of which approximately $68.2 million, or approximately 44.5% of total assets, was goodwill resulting from acquisitions. Goodwill is the excess of cost over the fair value of the net assets of businesses acquired. There can be no assurance that the value of such goodwill will be realized by HHCA. This goodwill is being amortized on a straight-line basis over 20 to 25 years. HHCA evaluates on a regular basis whether events and circumstances have occurred that indicate all or a portion of the carrying amount of goodwill may no longer be recoverable, in which case an additional charge to earnings would become necessary. Although at June 30, 1997 the net unamortized balance of goodwill is not considered to be impaired under generally accepted accounting principles, any such future determination requiring the write-off of a significant portion of unamortized goodwill could have a material adverse effect on HHCA's financial condition or results of operations. See Unaudited Pro Forma Consolidated Financial Statements.

     Internal Growth Rates. HHCA is a leading provider of comprehensive home health care services, delivering nursing and related patient services, respiratory therapy, infusion therapy and durable medical equipment from 61 current branch locations in ten states. Since fiscal 1994, HHCA generated a compound annual growth rate in net revenues of 47.6% through a combination of acquisitions and internal growth. HHCA experienced internal growth rates in net revenues of 29%, 19% and 16% for fiscal years 1995, 1996 and 1997, respectively. HHCA's internal growth in net revenues was primarily the result of cross-selling its services and products, expanding the range of services and products offered, increasing patient referrals, particularly from managed care organizations, and increasing cost-based Medicare reimbursement resulting primarily from increased costs. However, because of matters discussed herein that may be beyond the control of HHCA, there can be no assurance that HHCA can increase or maintain the internal growth rates at levels experienced in previous years.

     Management of Rapid Growth. HHCA has experienced rapid growth in its business and number of employees through acquisition and internal growth. Continued rapid growth may impair HHCA's ability to efficiently provide its home health care services and products and to adequately manage its employees. While HHCA is taking steps to manage its rapid growth, future results of operations could be materially adversely affected if it is unable to do so effectively.

     Competition. The home health care industry is highly competitive and includes national, regional and local providers. HHCA competes with a large number of companies in all areas in which its operations are located. HHCA's competitors include major national and regional companies, hospital-based programs, numerous local providers and nursing agencies. Some current and potential competitors have or may obtain significantly greater financial and marketing resources than HHCA. Accordingly, other companies, including managed care organizations, hospitals, long-term care providers and health care providers that currently are not serving the home health care market, may become competitors. As a result, HHCA could encounter increased competition in the future that may limit its ability to maintain or increase its market share or otherwise materially adversely affect HHCA's financial condition or results of operations.

     Regulatory Environment. As a provider of services under Medicare and Medicaid, HHCA is subject to extensive regulation at both the federal and state level. At the federal level, such laws include (i) the anti-kickback provisions of the Medicare Patient and Program Protection Act of 1987 which generally prohibit the offer, payment, solicitation or receipt of any remuneration in return for the referral of items or services paid for in whole or in part under the Medicare or Medicaid programs, (ii) the Federal False Claims Act which prohibits the submission for payment to the federal government of fraudulent claims, and (iii) the law known as "Stark II," which generally prohibits referrals by a physician to providers of "designated health services" where the physician has a financial relationship with the provider. "Designated health services" under Stark II include home health care services and products provided by HHCA. Violations of theses provisions may result in civil and criminal penalties, loss of licensure and exclusion from participation in the Medicare and Medicaid programs. Many states have also adopted statutes and regulations in various forms which prohibit provider referrals to an entity in which the provider has a financial interest, remuneration or fee-splitting arrangements between health care providers for patient referrals and other types of financial arrangements with health care providers. Sanctions for violations of these state regulations include loss of licensure and civil and criminal penalties.

     The federal government, private insurers and various state enforcement agencies have increased their scrutiny of provider business practices and claims, particularly in the areas of home health care services and products in an effort to identify and prosecute parties engaged in fraudulent and abusive practices. In May 1995, the Clinton Administration instituted Operation Restore Trust ("ORT"), a health care fraud and abuse initiative focusing on nursing homes, home health care agencies and durable medical equipment companies. ORT, which initially focused on companies located in California, Florida, Illinois, New York and Texas, the states with the largest Medicare populations, has been expanded to all 50 states. While HHCA believes that it is in material compliance with such laws, there can be no assurance that the practices of HHCA, if reviewed, would be found to be in full compliance with such laws, as such laws ultimately may be interpreted.

     Additionally, HCFA has implemented "Wedge Surveys" in at least 13 states, including Connecticut, Florida, Tennessee, Illinois, Indiana, Massachusetts, Minnesota, Ohio, Oklahoma, Texas, Utah, Virginia and Wyoming. In these surveys, HCFA completes ORT-type surveys on a much smaller scale. Generally, HCFA reviews a small, limited number of claims over a two-month period and extrapolates the percentage which was paid in error to all claims paid for the period under review. Assuming the reviewer uncovered nothing significant, the home health agency then has the option to repay the amount determined by HCFA or undergo a broader review of its claims. If the survey uncovers significant problems, the matter may be referred for further review.

     Permits and Licensure. The federal government and all states regulate various aspects of the home health care industry. Such regulations include federal and state laws covering the dispensing of drugs and the operation of pharmacies, as well as state laws which may impose licensure requirements on home health care agencies and on certain types of health care practitioners employed by HHCA. The New York State Department of Health requires that its approval be obtained prior to a change of ownership in the New York operations of a home health care company. While HHCA has submitted an application to obtain the required licenses and approvals to acquire USHO, HHCA is required to consummate the Merger regardless of whether it has obtained such approval as of the Effective Time if all other conditions to HHCA's obligations to consummate the Merger have been satisfied as of such time. Although HHCA has no reason to believe that its application for the required approval from the New York Department of Health will be denied, the failure of HHCA to obtain such approval or to obtain, renew or maintain any other of the required federal, state or local regulatory approvals or licenses could materially adversely affect HHCA's business, financial condition or results of operations. There can be no assurance that either the federal government or the states will not change current interpretations of existing regulations or impose additional regulations on HHCA's activities which also could materially adversely affect HHCA's financial condition or results of operations.

     Dependence on Relationships with Referral Sources. The growth and profitability of HHCA depends on its ability to establish and maintain close working relationships with referral sources, including payors, hospitals, physicians and other health care professionals. Managed care organizations, which are exerting an increasing amount of influence over the health care industry, have been consolidating to enhance their ability to impact the delivery of health care services. As managed care organizations have increased and continue to increase their market share in regions in which HHCA operates, these organizations have become and will continue to become increasingly important to HHCA as referral sources. From fiscal 1995 to fiscal 1997, HHCA's net revenues derived from managed care organizations increased from 36.9% to 38.7%. There can be no assurance that HHCA will be able to successfully maintain existing referral sources or develop and maintain new referral sources. The loss of any significant existing referral sources or the failure to develop any new referral sources could have a material adverse effect on HHCA's financial condition or results of operations.

     Geographic Concentration. Approximately $57.5 million, or 38.3%, of HHCA's net revenues in fiscal 1997 and approximately $57.5 million, or 28.1%, of HHCA's pro forma net revenues in fiscal 1997 were derived from HHCA's operations in Florida and approximately $95.4 million, or 63.5%, of HHCA's net revenues in fiscal 1997 and approximately $104.7 million, or 51.1%, of HHCA's pro forma net revenues in fiscal 1997 were derived from HHCA's operations in Florida and Pennsylvania. Approximately $42.4 million, or 20.7%, of HHCA's pro forma net revenues in fiscal 1997 (which include USHO's operations) were derived from USHO's operations in New York. Unless and until HHCA's operations become more diversified geographically (as a result of acquisitions or internal expansion), adverse economic, regulatory, or other developments in Florida, Pennsylvania or, if the Merger is consummated, New York could have a material adverse effect on HHCA's financial condition or results of operations.

     Potential Volatility in Stock Price. Over the past year, HHCA's stock price has been subject to some volatility. If net revenues or earnings fail to meet expectations of the investment community, or if HHCA announces other information that may be deemed to be negative by the investment community, such as the issuance of additional common stock, or other changes in HHCA's capital structure, there could be an immediate and significant adverse impact on the trading price for HHCA's common stock. Regardless of HHCA's performance, broad market fluctuations and general economic or political conditions as well as health care-related market announcements from time to time may also adversely affect the price of HHCA's stock. As a result, changes in HHCA's stock price can be sudden and unpredictable.

     Quarterly Fluctuations in Operating Results. Results of operations for any quarter are not necessarily indicative of results of operations for any future period or for a full fiscal year. HHCA has experienced and expects to continue to experience lower same-store net revenues during the first fiscal quarter which ends on September 30 as compared to the immediate preceding quarter due to fewer referrals during the summer months. However, the results for the first quarter of fiscal 1997 do not reflect this seasonality due to the growth in volume following the acquisitions in fiscal 1996, October 1995 and May 1996. Net income in the first quarter of fiscal 1997 did not increase proportionately to net revenues as a result of duplicative costs relating to the acquisitions which were not yet eliminated. HHCA anticipates that the effects of seasonality will continue for the foreseeable future.

     Dependence on Key Personnel. HHCA's success is highly dependent on its President, Chief Executive Officer and Chairman of the Board, Bruce J. Feldman and a number of its other key management and professional personnel. The loss of one or more of these personnel could have a material adverse effect on HHCA=s business, financial condition or results of operations. HHCA's success will also depend in part on its ability to attract and retain additional qualified management and professional personnel. Competition for such personnel in the home health care industry is strong. There can be no assurance that HHCA will be successful in attracting or retaining the personnel it requires.

     Potential Liability. HHCA maintains a commercial general liability policy which includes product liability coverage on the medical equipment that it sells or rents with both per-occurrence and annual aggregate coverage limits of $1.0 million and $2.0 million, respectively. In addition, HHCA has an umbrella liability or "excess" policy with a single limit of $10.0 million for any one occurrence in excess of certain minimum amounts. The umbrella policy excludes professional liability. HHCA maintains a health care agency professional liability insurance policy with limits of $4.0 million per claim and an annual aggregate limit of $6.0 million. Health care professionals with whom HHCA has contracted must provide evidence that they carry at least $1.0 million of insurance coverage, although there is no assurance that such providers will continue to do so, or that such insurance is, or will continue to be, adequate or available to protect HHCA, or that HHCA will not have liability independent of that of such providers and/or their insurance coverage. While HHCA believes that it has adequate insurance coverage, there can be no assurance that any such insurance will be sufficient to cover any judgments, settlements or costs relating to any pending or future legal proceedings (including any related judgments, settlements or costs) or that any such insurance will be available to HHCA in the future on satisfactory terms, if at all. Any judgments, settlements or costs relating to pending or future legal proceedings which are not covered by insurance could have a material adverse effect on HHCA's results of operations or financial condition.

     Potential Effect of Anti-Takeover Provisions; Issuance of Preferred Stock. Certain provisions of the Pennsylvania Business Corporation Law, HHCA's Amended Articles of Incorporation and HHCA's Restated Bylaws, such as a staggered board of directors and limitations on stockholder actions and proposals, may have the effect of discouraging, delaying or preventing a change of control of HHCA which could adversely affect the market price of HHCA the Common Stock. In addition, HHCA's board of directors has the authority to issue shares of preferred stock without shareholder approval and upon such terms as the board of directors may determine. While HHCA has no present plans to issue any shares of preferred stock, the rights of the holders of HHCA Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

                           THE USHO SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to the shareholders of USHO in connection with the solicitation of proxies by the board of directors of USHO for use at the USHO Special Meeting to be held at Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 on [______ ___], 1997 at 9:00 a.m., local time, and any adjournments or postponements thereof. All information contained in this Proxy Statement with respect to USHO has been supplied by USHO, and all information with respect to HHCA has been supplied by HHCA.

     This Proxy Statement, the attached Notice and the enclosed proxy are first being mailed to shareholders of USHO on or about [_______ ___], 1997.

PROPOSALS TO BE PRESENTED AT SPECIAL MEETING

     At the USHO Special Meeting, shareholders of USHO will be asked:

     1. To consider and act upon a proposal to approve and adopt the Merger Agreement and to approve the Merger; and

     2. To vote on adjournment of the USHO Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the USHO Special Meeting to constitute a quorum or to approve the Merger; and

     3. To consider and act upon such other business as may properly come before the USHO Special Meeting or any adjournments or postponements thereof.

VOTING RIGHTS

     Only holders of record of USHO Common Stock and USHO Preferred Stock on the Record Date will be entitled to notice of and to vote at the USHO Special Meeting.

     Holders of record of USHO Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the USHO Special Meeting. Holders of record of USHO Preferred Stock on the Record Date are entitled to the number of votes equal to the number of whole shares of USHO Common Stock into which the shares of USHO Preferred Stock are convertible. At the close of business on the Record Date, there were [_______] shares of USHO Common Stock outstanding and [_______] shares of USHO Preferred Stock outstanding, which were convertible into [______] shares of USHO Common Stock. The presence, either in person or by proxy, of the holders of a majority of the shares of USHO Common Stock outstanding or issuable upon conversion of the USHO Preferred Stock as of the Record Date is necessary to constitute a quorum at the USHO Special Meeting.

     At the USHO Special Meeting, holders of USHO Common Stock and USHO Preferred Stock will vote together as a single class. Approval of the Merger will require the affirmative vote, either in person or by proxy, of two-thirds of the total number of votes represented by all outstanding shares of USHO
Common Stock and USHO Preferred Stock entitled to vote thereon.   Abstentions
and broker non-votes will be counted as present for purposes of determining a quorum at the USHO Special Meeting; however, because the approval of the Merger requires the affirmative vote of at least two-thirds of the outstanding shares, abstentions and broker non-votes will have the same effect as vote against the Merger.

     The directors and officers of USHO beneficially own shares of USHO Common Stock and USHO Preferred Stock (including those shares as to which they have shared voting power) representing an aggregate of approximately 7.2% of the votes which all holders of USHO Common Stock and USHO Preferred Stock are entitled to cast at the USHO Special Meeting.

PROXIES

     A Proxy for use by USHO shareholders in connection with the USHO Special Meeting is enclosed. Each properly executed and returned Proxy will be voted at the USHO Special Meeting in accordance with the instructions thereon. If no instructions are given, such Proxy will be voted FOR the proposal to approve and adopt the Merger Agreement and to approve the Merger.

     The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may properly come before the USHO Special Meeting: (i) matters which USHO does not know a reasonable time before the meeting are to be presented at the USHO Special Meeting, (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meetings, and (iii) matters incident to the conduct of the USHO Special Meeting. In connection with such matters, the persons designated as proxies will vote in accordance with their best judgment.

     Any shareholder of USHO giving a Proxy may revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of USHO prior to its exercise. The presence at the USHO Special Meeting of any USHO shareholder who has given a Proxy will not revoke the Proxy unless the shareholder withdraws the Proxy and votes in person.

SOLICITATION OF PROXIES BY USHO

     In addition to solicitation by mail, directors, officers and employees of USHO may solicit proxies from the shareholders of USHO personally or by telephone, telegram or facsimile. Brokerage houses, nominees, trustees, fiduciaries and other custodians will be requested by USHO to forward soliciting materials to beneficial owners. USHO may also consider the engagement of a proxy solicitation firm. The expense of the proxy solicitation will be borne by USHO.

     The board of directors of USHO knows of no matters, other than the proposals described in this Proxy Statement, that will be presented for consideration at the USHO Special Meeting. However, if other matters properly come before the USHO Special Meeting, it is intended that the persons designated as proxies will vote upon such matters in accordance with their best judgment.

                    THE PROPOSED MERGER AND RELATED MATTERS

     The description of the terms and conditions of the Merger and of the Merger Agreement included in this Proxy Statement are qualified in their entirety by reference to the Amended and Restated Agreement and Plan of Merger, a copy of which is attached hereto as Appendix "A" and is incorporated herein by reference. SHAREHOLDERS ARE URGED TO REVIEW CAREFULLY THE MERGER AGREEMENT.

THE MERGER

     Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Subsidiary will be merged with and into USHO in accordance with the relevant provisions of the NYBCL and the DGCL. At such time, the separate existence of Subsidiary will cease, and USHO shall continue as the surviving corporation, which will be a wholly-owned subsidiary of HHCA. The Certificate of Incorporation and Bylaws of USHO, as amended at the Effective Time pursuant to the request of HHCA, will become the Certificate of Incorporation and Bylaws of the surviving corporation from and after the Effective Time and until thereafter amended in accordance with applicable law. At the Effective Time, all properties and assets of every kind held by USHO and Subsidiary will become the properties and assets of the surviving corporation, which will become liable for all of the debts, liabilities, and other obligations of USHO and Subsidiary.

AGGREGATE NUMBER OF SHARES ISSUABLE IN THE MERGER

     Holders of outstanding shares of USHO Common Stock and USHO Preferred Stock will receive in the Merger in exchange for their USHO shares an aggregate maximum of between 2,622,000 shares of HHCA Common Stock if the HHCA Average Share Price is $13.36 or more, and 2,822,000 shares if the HHCA Average Share Price is $9.50 or less. If the HHCA Average Share Price is between $9.50 and $13.36 the aggregate maximum number of shares of HHCA Common Stock issuable in the Merger will increase from 2,622,000 shares to 2,822,000 shares in the same proportion that the HHCA Average Share Price increases from $9.50 to $13.36. The actual number of shares of HHCA Common Stock issuable in the Merger to the holders of outstanding USHO shares will be less than the maximum number of such shares to the extent that (i) USHO incurs expenses relating to the Merger in excess of $1,500,000, or (ii) at the Effective Time HHCA assumes the obligations of USHO with respect to outstanding options or warrants which have an exercise price less than the value of the consideration per share of USHO Common Stock to be received in the Merger (to be determined by multiplying the HHCA Average Share Price by the conversion ratio utilized to determine the Merger consideration issuable to holders of USHO Common Stock). The actual number of shares issuable in the Merger, the conversion ratios to be utilized to determine the number of shares of HHCA Common Stock issuable in the Merger in exchange for each share of USHO Common Stock and the method for determining the number of shares of HHCH Common Stock issuable in exchange for each share of USHO Preferred Stock will be determined on the basis of the formulas set forth in
Section 2.1 of the Merger Agreement. See "--Conversion of USHO Common Stock," "--Conversion of USHO Preferred Stock," "--Examples of Merger Consideration at Various HHCA Average Share Prices," "--Expenses" and "--Treatment of Stock Options and Warrants."

CONVERSION OF USHO COMMON STOCK

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Common Stock (other than shares held in the treasury of USHO or shares held by shareholders of USHO who have asserted dissenters= rights pursuant to the NYBCL) will be converted into the right to receive a number of shares of HHCA Common Stock to be determined as of the Effective Time by multiplying each share of USHO Common Stock by a conversion ratio to be determined as of the Effective Time by calculation of one of five alternative formulas set forth in Section 2.1 of the Merger Agreement.

     Pursuant to these formulas the actual conversion ratio as of the Effective Time will be dependent upon (a) the HHCA Average Share Price, (b) whether USHO incurs expenses relating to the Merger in excess of $1,500,000, and (c) the capitalization of USHO as of the Effective Time based on the following factors:
(i) the aggregate number of shares of USHO Common Stock issuable upon the exercise of certain outstanding options and warrants and the exercise prices of such options and warrants, (ii) the aggregate number of shares of USHO Common Stock issued and outstanding, and (iii) the aggregate number of shares of USHO Common Stock issuable upon the conversion of all issued and outstanding shares of USHO Preferred Stock.

     Assuming that (i) USHO does not incur merger-related expenses in excess of $1,500,000, (ii) no change occurs between the date of this Proxy Statement and the Effective Time in the capitalization of USHO based on the factors noted above, and (iii) the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997), each share of USHO Common Stock will be converted in the Merger into .1375 shares of HHCA Common Stock.

CONVERSION OF USHO PREFERRED STOCK

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Preferred Stock (other than any shares held by shareholders of USHO who have asserted dissenters' rights pursuant to the NYBCL) will be converted into the right to receive the greater of (i) the number of shares of HHCA Common Stock which, based on the HHCA Average Share Price, is equal in value to $35.00, plus any dividends declared or accrued but unpaid on such share of USHO Preferred Stock at the Effective Time, or (ii) the number of shares of HHCA Common Stock that would be issuable in the Merger if such share of USHO Preferred Stock had been converted into USHO Common Stock immediately prior to the Effective Time pursuant to the terms of USHO's Certificate of Incorporation.

     The determination of the actual number of shares of HHCA Common Stock into which each share of USHO Preferred Stock will be converted in the Merger will depend upon the factors described above under "Conversion of USHO Common Stock," and the amount as of the Effective Time of any dividends declared or accrued but unpaid on the USHO Preferred Stock. Based on the assumptions set from under "Conversion of USHO Common Stock" and assuming there are no declared or accrued but unpaid dividends on the USHO Preferred Stock as of the Effective Time, if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997), each share of USHO Preferred Stock will be converted into 3.29 shares of HHCA Common Stock (based on a conversion ratio of 21.77 shares of USHO Common Stock for each share of USHO Preferred Stock), which would be equivalent to .1513 shares of HHCA Common Stock for each share of USHO Common Stock underlying the USHO Preferred Stock.

EXAMPLES OF MERGER CONSIDERATION AT VARIOUS HHCA AVERAGE SHARE PRICES

     The following table illustrates, on the basis of the assumptions set forth under "--Conversion of USHO Common Stock" and "--Conversion of USHO Preferred Stock" above and at various HHCA Average Share Prices, a range of conversion ratios at which each share of USHO Common Stock and USHO Preferred Stock would be exchanged for HHCA Common Stock and the maximum aggregate shares of HHCA Common Stock that would be issuable in the Merger:

                    CONVERSION       CONVERSION RATIO PER                           AGGREGATE MAXIMUM
                     RATIO PER       SHARE OF USHO COMMON     CONVERSION RATIO        SHARES OF HHCA
                     SHARE OF       STOCK UNDERLYING EACH       PER SHARE OF           COMMON STOCK
 HHCA AVERAGE       USHO COMMON         SHARE OF USHO          USHO PREFERRED        ISSUABLE IN THE
  SHARE PRICE          STOCK           PREFERRED STOCK              STOCK                 MERGER
--------------    --------------- -------------------------  ------------------    -------------------
     $9.00             0.1284              0.1787                  3.8889               2,822,000

      9.25             0.1308              0.1738                  3.7838               2,822,000

      9.50             0.1331              0.1692                  3.6842               2,822,000

      9.75             0.1342              0.1649                  3.5897               2,809,000

     10.00             0.1353              0.1608                  3.5000               2,796,000

     10.25             0.1362              0.1569                  3.4146               2,783,000

     10.50             0.1371              0.1531                  3.3333               2,770,000

     10.75             0.1378              0.1496                  3.2558               2,757,000

     11.00             0.1385              0.1462                  3.1818               2,744,000

     11.25             0.1391              0.1429                  3.1111               2,731,000

     11.50*            0.1397              0.1398                  3.0435               2,718,000

     11.75             0.1389              0.1389                  3.0232               2,705,000

     12.00             0.1380              0.1380                  3.0050               2,692,000

     12.25             0.1372              0.1372                  2.9870               2,679,000

     12.50             0.1364              0.1364                  2.9692               2,666,000

     12.75             0.1356              0.1356                  2.9516               2,653,000

     13.00             0.1348              0.1348                  2.9341               2,640,000

     13.25             0.1340              0.1340                  2.9166               2,622,000

     13.35             0.1337              0.1337                  2.9096               2,622,000

     13.50             0.1336              0.1336                  2.9073               2,622,000

     13.75             0.1334              0.1334                  2.9034               2,622,000

     14.00             0.1332              0.1332                  2.8997               2,622,000

_____________________
     *Based on the assumptions under "--Conversion of USHO Common Stock" and "-- Conversion of USHO Preferred Stock," if the HHCA Average Share Price is less than $11.51, the consideration to be received by the holders of USHO Common Stock on a per share basis will be less than the consideration to be received by the holders of USHO Preferred Stock for each share of USHO Common Stock underlying the USHO Preferred Stock.

     Shareholders are cautioned that the actual conversion ratios at the Effective Time could differ from the conversion ratios illustrated in the above table if the facts as of the Effective Time differ in any respect from the assumptions on which the illustrations in the table are based.

TREATMENT OF STOCK OPTIONS AND WARRANTS

     Pursuant to the Merger Agreement, each option to purchase USHO Common Stock issued to employees and consultants of USHO pursuant to the Option Plan (each an "Employee Stock Option"), and each warrant to purchase USHO Common Stock that is outstanding at the Effective Time will remain outstanding after the Effective Time and will be assumed by HHCA. Each Employee Stock Option and warrant assumed by HHCA will be exercisable upon the same terms and conditions as the option or warrant is exercisable prior to the Effective Time, except that (i) the number of shares of HHCA Common Stock subject to each Employee Stock Option or warrant will be determined by multiplying the number of shares of USHO Common Stock subject to the Employee Stock Option or warrant immediately prior to the Effective Time by the conversion ratio utilized to determine the number of shares of HHCA Common Stock issuable in the Merger in exchange for each share of USHO Common Stock and rounding to the nearest whole share, and (ii) the exercise price of such Employee Stock Option or warrant will be equal to the exercise price of such option or warrant as of the date of the Merger Agreement divided by such Conversion Ratio and rounded up to the nearest whole cent. Pursuant to the terms of the outstanding Employee Stock Options, each such option will vest in full upon the consummation of the Merger.

BACKGROUND OF THE MERGER

     As part of its strategic plans in the rapidly consolidating home health care market, HHCA has actively pursued growth through acquisitions to supplement internal growth, enter new geographic markets, add product or service lines, and/or accomplish regulatory objectives. Due to the regional and product concentration of USHO's business and its increasing financial and operational difficulties over several years, USHO continually considered opportunities for consolidation as well. Accordingly during the past two years, USHO has had periodic meetings and discussions concerning various financing, sale and merger possibilities with a number of investment firms and home health care companies including HHCA.

     On August 1, 1996, Sanders Morris Mundy Inc. ("SMM"), a financial advisor to USHO, received from Hambrecht & Quist ("H&Q"), as advisor to HHCA, an unsolicited written proposal to discuss the acquisition of USHO in a stock-for-stock merger at a valuation substantially below USHO's market capitalization. In mid-August, a representative of SMM conveyed to H&Q, on behalf of USHO, that the valuation was wholly inadequate. No further discussion regarding the proposal took place.

     By September 1996, USHO's board of directors had determined that USHO's cash position, the level of operating expenses and the losses stemming from its infusion therapy operations required immediate action. As a result, the USHO board of directors made two key decisions at its September 19, 1996 meeting.
The first was to discontinue its infusion therapy operations effective September 30, 1996 and to seek a buyer for that business if one could be found. Secondly, they agreed to engage one or more turnaround specialists to assist the Company in a program to reduce costs, improve operations and achieve positive cash flow and profitability. Shortly thereafter, the USHO board of directors obtained the resignations of its Chief Executive Officer and Chief Financial Officer and asked its Chairman to serve as interim Chief Executive Officer and President. Significant financial improvements were achieved from these initiatives during September, October and November.

     At a USHO board of directors' meeting on December 12, 1996, the directors discussed at length the operations, financial condition and management of the Company and forces affecting the home health care industry. The USHO board of directors determined that it would be prudent to explore potential strategic combinations in an effort to maximize shareholder value. On December 19, 1996, USHO engaged Dillon Read to act as its financial advisor to assist USHO in identifying and evaluating potential acquirors, and to manage a process to select and negotiate a transaction with potential acquirors.

     During late December 1996 and January 1997, USHO and Dillon Read conducted a review process relating to USHO, agreed upon a list of candidates to contact and prepared an informational memorandum on USHO which included unaudited fourth quarter financial results and was distributed once such results were finalized. Before this information could be distributed in the formal process established through Dillon Read, on January 22, 1997, USHO received from H&Q, on behalf of HHCA, a second unsolicited merger proposal. USHO did not respond to this proposal, considering it to be an effort by HHCA to dissuade USHO from commencing a broad solicitation of interest.

     On January 31, 1997, Dillon Read began contacting a number of potential acquirors, including HHCA, to determine their interest in a business combination with USHO. Information regarding USHO and the proposed structure and basic terms for a transaction was communicated by Dillon Read to several of these companies. Preliminary business and financial due diligence was conducted on USHO by several interested parties, other than HHCA, during the month of March 1997.

     During the week of April 1, 1997, Bruce Feldman, Chairman, President and Chief Executive Officer of HHCA, and Fred Nicholas, Chief Operating Officer of HHCA, as well as advisors from H&Q, met with the representatives from USHO and Dillon Read at USHO's corporate offices. At such meeting, USHO updated HHCA on its operations and financial condition and discussed possible cost savings to be realized by potential acquirors. At such meeting, HHCA did not commit to or indicate any specific level of interest.

     On April 14, 1997, Dillon Read, acting on behalf of USHO, provided HHCA and other interested parties additional materials and requested a "best and final proposal" to acquire USHO. HHCA responded affirmatively to such request and performed further due diligence on USHO.

     During the last half of April 1997, USHO received and evaluated acquisition proposals from certain parties, including a proposal received from HHCA on April 25, 1997. During May 1997, Dillon Read engaged in numerous discussions with these parties in order to confirm and clarify their interest and the terms and conditions on which they would engage in a business combination.

     On May 14, 1997, at a regularly scheduled USHO board of directors' meeting, Dillon Read updated the USHO directors on its efforts to date to identify and solicit interest from third parties and the offers under discussion.

     On May 27, 1997, having performed only preliminary financial due diligence on HHCA and having identified HHCA as a primary candidate, Jay Huffard, Chairman and Interim CEO of USHO, and its financial, legal and other advisors, met with Bruce Feldman, Fred Nicholas and Bruce Colburn, Chief Financial Officer of HHCA, and their financial advisors, to conduct follow-up due diligence on the financial condition and operations of HHCA and the proposed transaction structure. On May 28, 1997, the parties and their financial advisors commenced negotiations, based on the April 14, 1997 HHCA proposal, to agree upon the material terms of a business combination between USHO and HHCA.

     On June 2, 1997, USHO and HHCA entered into (i) a nonbinding letter of intent including a fixed number of shares of HHCA Common Stock to be issued in exchange for all outstanding shares, options and warrants of USHO, and (ii) a "no shop" agreement whereby USHO agreed not to enter into discussions with any third party with respect to a business combination through June 23, 1997.

     On June 3, 1997, HHCA entered into an engagement letter with H&Q relating to the services to be performed by H&Q as HHCA's financial advisor in connection with the proposed transaction and the compensation to be paid by HHCA for such services.

     The parties and their financial and legal advisors entered into extensive negotiations and further due diligence during June 1997 with the intent of executing a merger agreement on or before June 23, 1997 (the expiration of the "no shop" agreement). On June 16, 1997, representatives of USHO and HHCA, and their legal and financial advisors, met at the offices of HHCA's legal counsel in Philadelphia, Pennsylvania to negotiate the terms of the Merger Agreement, including the consideration to be paid, the treatment of outstanding options and warrants, the payment of break-up fees and the payment of USHO's expenses in connection with the transaction. They also discussed at length how to eliminate conditions to consummation of the transaction, such as approval of HHCA's banks, and the time necessary to obtain final New York State regulatory approval.

     Representatives of USHO and HHCA and their financial advisors also met on June 19, 1997 to negotiate further the mechanism for determining the number of shares of HHCA Common Stock to be issued in the Merger.

     The "no shop" provision terminated on June 23, 1997 without an agreement being reached. USHO continued to negotiate with HHCA and commenced discussions with third parties as well. Negotiations with HHCA continued into July 1997, particularly with regard to whether the approval by HHCA's banks and New York regulatory approval would be conditions to closing the Merger. In an effort to minimize "outs" from an agreement once signed, and to avoid potentially extensive delays in closing the transaction resulting from the New York regulatory process, USHO would not agree to either such contingency. HHCA entered into discussions with its banks, both to obtain their approval to the proposed Merger and to obtain an increased line of credit necessary to operate the combined company with adequate capital. HHCA also initiated discussions with the New York State Department of Health regarding the process involved in obtaining its approval for the proposed Merger. During the first half of July, HHCA engaged in preliminary discussions with its banks and regulatory advisors.

     During July 1997, USHO and its advisors proposed a share "collar" to limit the downside risk of the proposed transaction to USHO shareholders if HHCA's stock price should rise.

     On July 17, 1997, at a special meeting of the USHO board of directors, given the delays in the HHCA negotiation and USHO's need to address long-term business issues, the directors ratified management's decision to take appropriate actions to operate USHO on a stand-alone basis, including refinancing USHO's credit lines and the hiring of a new president and chief operating officer. USHO's management informed HHCA of the board's decision to move forward on a stand-alone basis but stated that USHO would entertain a later proposal from HHCA if no bank and New York regulatory contingencies were included.

     On July 18, 1997 USHO and HHCA discussed a share "collar" resulting in a transaction structure in which no more than 2,822,000 shares of HHCA Common Stock and no less than 2,622,000 shares of HHCA Common Stock would be issued as Merger consideration.

     On July 22, 1997, representatives of HHCA and legal advisors to both HHCA and USHO met with representatives of the Bureau of Home Health Care Services of the New York State Department of Health to determine the process for New York approval of the transaction and to determine whether the process, which generally can take nine months to a year or more, could be accelerated. Following that meeting, on July 31, 1997, the New York State Department of Health confirmed in writing to HHCA certain advice regarding the regulatory process in New York and the effects of proceeding with a merger prior to such approval. Based upon this letter and HHCA's prior discussions with the Department of Health, HHCA and USHO determined that the consummation of the proposed Merger need not be conditioned upon the prior receipt of regulatory approval from New York.

     Negotiations accelerated again in early September in anticipation of HHCA's banks' formal approval of the Merger and of an expanded line of credit in mid-September. On September 19, 1997, HHCA's lenders approved the proposed transaction and an increased line of credit, and HHCA informed USHO of this approval. The parties continued to negotiate the terms of the Merger Agreement and complete their due diligence efforts.

     On September 22, 1997, a meeting of the board of directors of HHCA was held to review the proposed Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to USHO shareholders. At that meeting, HHCA's management updated the HHCA board of directors regarding the status of negotiations with USHO and the results of their due diligence investigation. H&Q presented its financial analysis of the proposed Merger and indicated that it expected to be in a position to deliver to HHCA's board of directors its opinion as to the fairness, from a financial point of view, of the consideration to be paid by HHCA in the Merger. After extensive discussion, the HHCA board of directors authorized HHCA's officers to execute the proposed Merger Agreement and to take all necessary actions to consummate, subject to the receipt of a written opinion from H&Q that the proposed transaction was fair from a financial point of view to the holders of HHCA Common Stock. H&Q delivered its opinion on September 26, 1997.

     On September 23, 1997, the USHO board of directors held a special meeting to review the proposed Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to USHO shareholders. At that meeting, USHO senior management and representatives of its financial and legal advisors reported on the key elements of the proposed transaction, including the background of, and costs associated with, the transaction; operational, financial, legal and regulatory due diligence conducted by USHO management and its advisors; the proposed consideration to be paid to USHO shareholders; financial and valuation analyses of the transaction; the ramifications of a "pooling of interests" transaction; the tax consequences of the transaction; details of proposed break-up fees; the terms of the proposed Merger Agreement; USHO's strategic alternatives; and the other matters described below under "USHO's Reasons for the Merger; Recommendation of USHO's Board of Directors." The board of directors also discussed the adequacy of HHCA's financial resources to support its expanded operations, including the proposed Merger. Dillon Read indicated that it was in a position to deliver to USHO's board of directors its opinion as to the fairness of the transaction, from a financial point of view, to the holders of USHO Common Stock.

     After extensive discussion, the USHO board of directors authorized USHO's officers to execute the proposed Merger Agreement and to take all necessary actions to consummate the proposed Merger, subject to the receipt of a written opinion from Dillon Read that the proposed transaction was fair, from a financial point of view, to the holders of USHO Common Stock. Dillon Read delivered its opinion on September 23, 1997.

     The Merger Agreement was signed after the close of business on Friday, September 26, 1997, and a press release announcing the Merger was issued prior to the opening of trading on Nasdaq, on Monday, September 29, 1997.

USHO'S REASONS FOR THE MERGER; RECOMMENDATION OF USHO'S BOARD OF DIRECTORS

     The board of directors of USHO has carefully considered the advisability of the Merger, and believes that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, USHO and its shareholders. THE BOARD OF DIRECTORS OF USHO HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND APPROVED THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF USHO VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     In the course of its deliberations, the board of directors of USHO considered at length the alternative of merging with HHCA or continuing on a stand-alone basis. In particular, the directors reviewed, and consulted with USHO's management and its financial and legal advisors concerning, a number of factors relevant to the Merger. The board of directors of USHO considered, among other things:

     1. The strategic advantages of a business combination with HHCA due to the following:

         (a) The home health care market is undergoing fundamental changes and experiencing consolidation. In order for USHO to compete effectively in and address the demands of a managed care environment which is national in scope, USHO would need to expand significantly its range of services and the geographic regions in which it operated.

         (b) HHCA possesses greater managerial resources than USHO and, based on an extensive review of the historical and pro forma information concerning the financial performance and condition, business operations and prospects of HHCA, has sufficient operational and financial resources to support a combined company.

         (c) HHCA has a diverse geographic presence which complements USHO's markets.

         (d) HHCA has a greater diversification of revenue sources (home nursing care, respiratory therapy, infusion therapy and durable medical equipment) and can expand the product offerings in USHO's markets.

         (e) The substantially larger market capitalization of HHCA after the Merger compared to USHO and the fact that HHCA Common Stock is traded on Nasdaq would be expected to provide USHO's shareholders with improved market trading and liquidity.

     2. If USHO were to remain independent, it would need to recruit full time management, including a chief executive officer and president, and other senior managers. Furthermore, USHO would need to obtain new financing in order to repay outstanding debt and to support growth.

     3.  The terms of the proposed Merger Agreement, including the following:

         (a) The consideration to be paid in the Merger represents a substantial premium over the current market price.

         (b) The fact that closing the Merger is not contingent upon HHCA obtaining financing or New York regulatory approval.

         (c) The Merger is intended to be treated as a "pooling of interests" transaction for accounting and financial reporting purposes and as a tax-free reorganization under the Code.

     In approving the Merger Agreement and the transactions contemplated thereby, and in recommending that USHO's shareholders approve the Merger, the USHO board of directors consulted with USHO management, as well as its financial and legal advisors, and also considered, in addition to the factors described above: (i) the business, managerial expertise, business strategy, prospects and competitive position of USHO and HHCA; (ii) historical, current and projected financial condition and results of operations of USHO (without giving effect to the Merger) and of HHCA (after giving effect to the Merger); (iii) the fact that the Merger Agreement permits USHO to terminate the Merger Agreement under certain circumstances if a third party makes a bona fide proposal which is more favorable to USHO's shareholders than the Merger; (iv) the consideration to be paid to USHO shareholders and other terms of the Merger Agreement; (v) the financial presentations and opinion of USHO's financial advisor, described below under "- Opinion of USHO Financial Advisor;" (vi) the board's determination that, based on the process conducted by USHO and its financial advisors to identify and contact all potentially attractive candidates for a business combination, it was unlikely that an alternative transaction could be consummated at this time that would offer comparable long-term value to USHO's shareholders; and (vii) general economic and stock market conditions.

     The board of directors of USHO also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Merger. In particular, the board of directors of USHO considered the risks described above under "Risk Factors," including, without limitation, the risks associated with Medicare reimbursement and the potential reductions in such reimbursement rates, the lengthening of the amount of time required to collect accounts receivables from managed care organizations, the difficulties involved in the integration of this acquisition together with the ten acquisitions consummated by HHCA since July 1, 1996, and the need to comply with the extensive regulation of the health care industry at both the federal and state levels. In the view of the board of directors of USHO, these considerations did not outweigh, individually or collectively, the advantages of the Merger to USHO's shareholders.

     Due to the wide variety of factors considered in connection with the evaluation of the Merger, USHO's board of directors did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of USHO's board of directors may have given different weight to different factors.

     USHO Board Recommendation. USHO's board of directors has approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, USHO and its shareholders. After careful consideration, the board of directors of USHO unanimously recommends that the shareholders of USHO vote in favor of the Merger Agreement and the transactions contemplated thereby.

OPINION OF USHO FINANCIAL ADVISOR

     On September 23, 1997 the USHO board of directors received Dillon Read's opinion dated September 23, 1997 that, as of such date, the consideration to be received by holders of USHO Common Stock pursuant to the Merger Agreement was fair to such shareholders from a financial point of view. A COPY OF DILLON READ'S WRITTEN OPINION IS ATTACHED AS APPENDIX AB" HERETO AND SHOULD BE READ IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, MATTERS CONSIDERED, ASSUMPTIONS MADE AND METHODS EMPLOYED BY DILLON READ IN ARRIVING AT ITS OPINION.

     IN RENDERING ITS OPINION, DILLON READ EXPRESSED NO VIEW AS TO THE RANGE OF VALUES AT WHICH THE HHCA COMMON STOCK MAY TRADE FOLLOWING CONSUMMATION OF THE MERGER, NOR DID DILLON READ MAKE ANY RECOMMENDATIONS TO THE USHO SHAREHOLDERS WITH RESPECT TO HOW SUCH HOLDERS SHOULD VOTE ON THE MERGER, OR TO THE ADVISABILITY OF DISPOSING OF OR RETAINING HHCA COMMON STOCK FOLLOWING THE MERGER.

     In arriving at its opinion, Dillon Read (i) reviewed the Merger Agreement,
(ii) examined certain publicly available information relating to the business, financial condition and operations of USHO, as well as certain financial and other information furnished to Dillon Read by USHO that is not publicly available, including certain projections prepared by management of USHO, (iii) met with certain senior officers of USHO to discuss the operations, financial condition, history and prospects of USHO, (iv) reviewed historical common stock price and trading volume data relating to USHO and analyzed the consideration to be received by holders of USHO Common Stock in relation to, among other measures, market price, historical earnings, future earnings potential, revenue, operating income and cash flow of USHO business, (v) considered the financial terms of other recent merger and acquisition transactions which Dillon Read believed to be generally comparable to the Merger, and (vi) analyzed certain publicly available information, including financial information, relating to public companies whose operations Dillon Read deemed generally comparable to those of USHO and HHCA. In addition, Dillon Read (i) examined certain publicly available information relating to the business, financial condition and operations of HHCA and (ii) met with certain senior officers of HHCA to discuss the operations, financial condition, history and prospects of HHCA. Dillon Read also conducted such other analyses and examinations as it deemed necessary.

     In connection with its review, Dillon Read did not independently verify any of the publicly available information or non-public financial or other information furnished by USHO or HHCA, and relied upon such information as being complete and accurate. With respect to the financial projections prepared by USHO management, Dillon Read assumed that such information was reasonably prepared on bases reflecting then currently available estimates and judgments of USHO management as to future financial performance. In addition, Dillon Read did not make, request or receive any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of USHO or HHCA. Dillon Read conducted discussions with a limited number of parties with respect to a business combination with USHO.

     The amount of consideration to be paid to the holders of USHO Common Stock pursuant to the Merger Agreement was determined through negotiations between USHO and HHCA.

     In connection with rendering its opinion, Dillon Read considered a variety of valuation methods. The material valuation methods used are summarized below.

     Comparable Company Analysis. Using publicly available information, Dillon Read analyzed, based upon market trading values, multiples of certain financial criteria (such as projected net income, revenues, earnings before depreciation, amortization, interest and taxes and earnings before interest and taxes) used to value six other companies, which, in Dillon Read's judgment, were believed to be generally comparable to USHO for the purpose of this analysis. Such companies were: American HomePatient Inc., HHCA, Housecall Medical Resources, Inc., National Home Health Care Corp., Option Care, Inc. and Staff Builders, Inc.

     The range and mean for market capitalization as a multiple of each of the following items for the comparable companies were as follows: (a) estimated calendar 1997 net income based upon estimates from industry sources: 7.9x to 20.8x with a mean of 13.8x.; and (b) estimated calendar 1998 net income based upon estimates from industry sources: 6.6x to 16.8x with a mean of 11.6x. The adjusted market capitalization (defined as market capitalization plus the book value of debt and preferred stock less cash and cash equivalents) as a multiple of each of the following items for the comparable companies were as follows:
(a) latest twelve months revenues: 0.2x to 1.6x with a mean of 0.8x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes:
4.8x to 10.1x with a mean of 7.7x; and (c) earnings before interest and taxes:
5.2x to 14.0x with a mean of 11.7x.

  USHO's multiples based upon the consideration to be offered in connection with the Merger, which at the time of Dillon Read's rendering of its opinion had a value of $1.69 per share, were as follows: (a) estimated net income for calendar year 1997 (based on USHO estimates): 13.1x; (b) estimated net income for calendar year 1998 (based on USHO estimates): 10.2x; (c) latest twelve month revenues: 0.8x.; and (d) latest twelve month earnings before depreciation, amortization, interest and taxes: 17.5x. The following items were deemed not to be meaningful due to a lack of positive historical and projected earnings by
USHO: latest twelve months net income; and latest twelve months earnings before interest and taxes.

     Comparable Mergers and Acquisitions. Using publicly available information, Dillon Read considered, based upon the purchase price of the equity of the acquired companies and total transaction values, multiples of net income, projected net income for one year, earnings before depreciation, amortization, interest and taxes, earnings before interest and taxes and revenues to analyze certain mergers and acquisitions of acquired companies.

     Six merger and acquisition transactions which were completed in the home care industry were analyzed. The acquisitions reviewed by Dillon Read were: (a) the acquisition of Quantum Health Resources, Inc. by Olsten Corporation, (b) the acquisition of Medical Innovations, Inc. by Horizon/CMS Healthcare Corporation,
(c) the acquisition of HomeCall, Inc. by Mid Atlantic Medical Services, Inc.,
(d) the acquisition of Home Nutritional Services, Inc. by W.R. Grace & Co., (e) the merger among Curaflex Health Services, Inc., HealthInfusion, Medisys, Inc. and T2 Medical, Inc., and (f) the acquisition of Critical Care America, Inc. by Caremark International, Inc.

     The range and mean for the purchase price of equity as a multiple of each of the following items for the above transactions were as follows: (a) latest twelve months net income: 9.0x to 41.4x, with a mean of 25.9x; and (b) estimated next fiscal year net income (based upon estimates from industry sources): 9.4x to 27.8x, with a mean of 18.6x. The range and mean for the transaction value (defined as purchase price of equity plus the book value of debt less cash and cash equivalents) as a multiple of each of the following items for the group of comparable acquisitions were as follows: (a) latest twelve months revenues: 0.6x to 1.1x, with a mean of 0.9x; (b) latest twelve months earnings before interest and taxes: 3.9x to 28.6x, with a mean of 15.9x; and (c) latest twelve months earnings before depreciation, amortization, interest and taxes: 4.6x to 13.5x, with a mean of 9.6x.

     USHO's multiples based upon the consideration to be received by USHO shareholders in connection with the Merger, which at the time of Dillon Read's rendering of its opinion had a value of $1.69 per share, were as follows: (a) estimated net income for calendar year 1997 (based on USHO estimates): 13.1x; and (b) estimated net income for calendar year 1998 (based on USHO estimates):
10.2x; (c) latest twelve months net revenues: 0.8x; and (d) latest twelve months earnings before depreciation, amortization, interest and taxes: 17.5x. The following items were deemed not to be meaningful due to a lack of positive historical earnings: net income for latest twelve months and latest twelve months earnings before interest and taxes.

     Discounted Cash Flow Analysis. Dillon Read calculated the present value of the streams of after-tax cash flows that USHO could be expected to produce in the future. The analysis utilized financial and operating information relating to the business, operations and prospects of USHO provided by USHO management and relied on certain assumptions with respect to USHO's future business and operations. After-tax cash flows were calculated as the after-tax operating earnings plus depreciation and amortization less capital expenditures and net changes in working capital. Dillon Read calculated terminal values for USHO by applying to projected earnings before depreciation, amortization, interest and taxes, a range of multiples, 5.0x to 9.0x, based on the analysis of the trading multiples of the comparable companies and the acquisition multiples of the comparable merger transactions, as well as on Dillon Read's general experience in mergers and acquisitions. The cash flow streams and terminal values were then discounted to present values using a range of discount rates from 14% to 18%, which were chosen based on several assumptions regarding factors such as inflation rates, interest rates, the inherent risk in USHO's business, and the cost of capital of USHO. The analysis yielded a range of values for USHO's Common Stock of $1.00 to $2.21 per share.

     Trading History of the Common Stock. Dillon Read analyzed (i) the price and trading volume history of USHO and HHCA and (ii) the distribution of volume at various prices of the USHO Common Stock and the HHCA Common Stock during the latest twelve months ended September 22, 1997. The trading history of HHCA Common Stock was examined to evaluate the relative reasonableness of the market price of HHCA Common Stock in light of historical trading levels and volumes.

     Financial Analysis of HHCA. The public market valuation of HHCA Common Stock was also examined to study the reasonableness of the market price of HHCA Common Stock in light of certain financial criteria of HHCA and certain companies which Dillon Read believed to be generally comparable. Using publicly available information, Dillon Read analyzed, based upon market trading values, multiples of certain financial criteria (such as projected net income for two years; latest twelve months revenue, latest twelve months earnings before interest, taxes, depreciation and amortization; and latest twelve months earnings before interest and taxes,) used to value nine other companies, which Dillon Read believed to be generally comparable to HHCA for the purposes of this analysis. Such companies were: American HomePatient Inc., Apria Healthcare Group, Inc., Lincare Holdings, Inc., RoTech Medical Corporation, Housecall Medical Resources, Inc., Option Care, Inc., Olsten Corporation, Pediatric Services of America, Inc. and Staff Builders, Inc.

     The range and mean of market capitalization as a multiple of each of the indicated items for such companies based upon the market price per share of such companies at the time of the rendering of Dillon Read's opinion were as follows:
(a) estimated calendar 1997 net income (based upon estimates from industry sources): 9.5x to 25.4x with a mean of 16.5x; and (b) estimated calendar 1998 net income (based upon estimates from industry sources): 7.9x to 19.5x with a mean of 14.3x. The adjusted market capitalization (defined as market capitalization plus the book value of debt and preferred stock less cash and cash equivalents) as a multiple of each of the following items were as follows
(a) latest twelve months revenues:

0.2x to 3.8x with a mean of 1.3x; (b) latest twelve months earnings before depreciation, amortization, interest and taxes: 6.4x to 9.6x with a mean of 8.1x; and (c) latest twelve months earnings before interest and taxes: 10.3x to 17.3x with a mean of 13.4x.

     HHCA's multiples, based upon the market price per share at the time of the rendering of Dillon Read's opinion, were as follows: (a) estimated net income for calendar year 1997 (based on industry estimates): 12.8x; (b) estimated net income for calendar year 1998 (based on industry estimates): 10.7x; (c) latest twelve months revenues: 1.3x (d) latest twelve months earnings before depreciation, amortization, interest and taxes: 10.1x; and (e) latest twelve months earnings before interest and taxes: 12.5x.

     Pro forma Merger Analysis. Dillon Read also analyzed certain pro forma financial effects of the Merger on HHCA. This analysis was based upon certain assumptions, including, without limitation, the management projections of USHO and HHCA. Based upon such assumptions, Dillon Read's pro forma analysis of the financial effects of the Merger indicated that these effects were accretive to HHCA's net income for the years in the forecasted period of 1998 through 2000.

     Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. Dillon Read did not quantify the effect of each factor upon its opinion. Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond USHO's, HHCA's and Dillon Read's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold. Because such estimates inherently are subject to uncertainty neither USHO, HHCA, Dillon Read nor any other person assumes responsibility for their accuracy.

     The USHO board of directors selected Dillon Read as its financial advisor because Dillon Read is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger. As a part of its investment banking business, Dillon Read is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     Pursuant to the engagement letter between USHO and Dillon Read, USHO has agreed to pay to Dillon Read for its services a fee equal to 1.75% of the aggregate consideration payable to USHO shareholders in the Merger. USHO has also agreed to reimburse Dillon Read for its reasonable expenses, including attorneys' fees, and to indemnify Dillon Read against certain liabilities in connection with its engagement.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of a Certificate of Merger as required under the NYBCL and the DGCL, or at such later time as is agreed by the parties and specified in the Certificate of Merger. The Merger Agreement requires the filing of the Certificate of Merger to be made no later than two business days after the satisfaction or waiver of the various conditions to the Merger set forth in the Merger Agreement or at such other time as may be agreed by USHO and HHCA. There can be, however, no assurance as to whether or when the Merger will occur. See "- Conditions to the Merger" and "- Regulatory Approvals."

     The Merger Agreement provides that, if the Merger is not consummated on or before February 28, 1998, the Merger Agreement may be terminated by either party (provided such party is not in breach). See "- Termination" and "- Modification."

EXCHANGE PROCEDURE

     USHO and HHCA have designated [________]to act as Exchange Agent. Promptly after the Effective Time, each record holder of USHO Common Stock and USHO Preferred Stock will receive a letter of transmittal and instructions for use in effecting the surrender of such certificates for exchange. Upon surrender to the Exchange Agent of such certificates, based upon the procedures set forth in the Merger Agreement, the Exchange Agent will exchange such certificates for shares of HHCA Common Stock and pay to any record holder receiving HHCA Common Stock any payment due for a fractional share of HHCA Common Stock. No interest will be paid or accrued on the amounts payable upon surrender of stock certificates.

     USHO SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED AND SHOULD NOT SEND IN THEIR USHO STOCK CERTIFICATES WITH THEIR PROXY.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things, each of HHCA's and USHO's: (i) organization and similar corporate matters; (ii) authorization, execution, delivery, performance and enforceability of the Merger Agreement; (iii) capital structure and the ownership of their respective subsidiaries; (iv) other material investment interests; (v) conflicts under certificates of incorporation or bylaws or comparable organizational documents, required consents and approvals, and breaches of material contracts; (vi) compliance with material laws and regulations; (vii) documents filed by each of HHCA and USHO with the Commission and the accuracy of information contained therein; (viii) absence of certain material changes; (ix) litigation; (x) payment of taxes; (xi) employee benefit plans; (xii) absence of actions preventing the accounting for the Merger as a pooling of interests; (xiv) the use of brokers in arranging the Merger; and
(xv) third-party payment contracts.

CONDITIONS TO THE MERGER

     In addition to the approval and adoption of the Merger Agreement by the shareholders of HHCA and USHO, the obligations of HHCA, Subsidiary and USHO are subject to the satisfaction or, where permitted, waiver of certain conditions, including among others: (a) the effectiveness with the Commission of the registration statement covering the HHCA Common Stock to be issued in the Merger and no proceeding for a stop order suspending the effectiveness of such registration having been initiated by the Commission; (b) no statute, rule, order, decree or regulation shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the Merger; (c) no order or injunction shall be in effect which precludes or restrains the consummation of the Merger; (d) any applicable waiting period under the HSR Act shall have expired or been terminated; (e) HHCA, Subsidiary and USHO shall have received a written opinion of counsel to HHCA dated as of the closing date to the effect that (i) the Merger will qualify as a reorganization under Section 368(a) of the Code and HHCA, Subsidiary and USHO will constitute parties to such reorganization and Merger Agreement, and (ii) the receipt of HHCA Common Stock by the shareholders of USHO in accordance with the Merger Agreement shall be nontaxable to such shareholders; (f) the transactions contemplated by the Merger Agreement shall be accounted for in the consolidated financial statements of HHCA and its subsidiaries as a pooling of interests; and
(g) HHCA shall have listed with Nasdaq the HHCA Common Stock to be issued in connection with the Merger.

     The obligation of USHO to consummate the Merger are also subject to certain additional conditions, including among others that: (a) the representations and warranties of HHCA and Subsidiary contained in the Merger Agreement are correct in all material respects at and as of the closing date; (b) HHCA and Subsidiary have performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied with by them on or before the Effective Time; (c) HHCA has satisfied USHO that, immediately prior to the Effective Time, HHCA will contribute sufficient funds to USHO for USHO to repay in full certain of its obligations;
(d) USHO has received an opinion, dated the closing date, from counsel to HHCA with respect to certain matters; (e) no action, suit or proceeding against USHO, HHCA or Subsidiary, relating to any transaction contemplated by the Merger Agreement has been threatened or instituted or is continuing which individually or in the aggregate would reasonably be expected to have a material adverse effect on USHO or HHCA; (f) no material adverse change has occurred in the condition (financial or otherwise), results of operations, business, properties, prospects, assets or liabilities of HHCA and its subsidiaries taken as a whole.

     The obligations of HHCA and Subsidiary to consummate the Merger are also subject to certain additional conditions, including among others that: (a) the representations and warranties of USHO and Subsidiary contained in the Merger Agreement are true and correct in all material respects on and as of the closing date; (b) USHO has performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied by it on or before the closing date; (c) no material adverse change has occurred in the condition (financial or otherwise), results of operations, business, properties, prospects, assets or liabilities of USHO and its subsidiaries taken as a whole; (d) the aggregate number of shares of USHO Common Stock and USHO Preferred Stock held by USHO shareholders who assert dissenters and appraisal rights pursuant to the NYBCL does not equal or exceed five percent (5%) of the number of shares of USHO Common Stock outstanding on a fully diluted basis immediately prior to the Effective Time; (e) no action, suit or proceeding against USHO, HHCA or Subsidiary relating to any transactions contemplated by the Merger Agreement has been threatened or instituted or is continuing which individually or in the aggregate could reasonably be expected to have a material adverse effect on HHCA or USHO; (f) HHCA has received an opinion, dated as of the closing date, from counsel to USHO with respect to certain matters; and (g) all necessary regulatory approvals, licenses and permits required to consummate the Merger have been obtained and all statutory waiting periods in respect thereof have expired.

COVENANTS

     USHO has agreed that, among other things, prior to the Effective Time, except as agreed in writing by HHCA or as otherwise contemplated by the Merger Agreement, it will continue to conduct its business and that of its subsidiaries in the usual and ordinary course consistent with past practices and will use its reasonable commercial efforts to preserve intact its business organization and will maintain its existing relationships with customers and others having business relations with USHO. USHO further has agreed that until the Effective Time, except as agreed in writing by HHCA or as otherwise contemplated by the Merger Agreement, it will not do any of the following, among other things: (a) amend its or any subsidiary's Certificate of Incorporation or Bylaws; (b) declare, set aside or pay any dividend or other distribution with respect to USHO's capital stock or that of its subsidiaries, except for dividends payable in USHO Common Stock on outstanding shares of USHO Preferred Stock; (c) acquire any of USHO's capital stock (or rights of any kind to acquire any share of capital stock) or that of its subsidiaries; (d) issue or dispose of or encumber any of its or its subsidiaries' equity securities, other than shares of USHO Common Stock issued upon the exercise of certain options and warrants outstanding on the date of the Merger Agreement and other than shares of USHO Common Stock issued to directors pursuant to the Director Stock Fee Program of the Option Plan provided that any such shares are issued on or before the closing date; (e) split, combine or reclassify the outstanding capital stock of USHO or of its subsidiaries; or (f) amend or otherwise modify the terms of any rights, warrants or options with respect to USHO's or its subsidiaries' capital stock.

     In addition, USHO has agreed, among other things, that prior to the Effective Time, unless HHCA agrees in writing or otherwise is required or permitted by the Merger Agreement, neither it or any of its subsidiaries will:
(i) acquire or dispose of any assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise, except in the ordinary course of business; (ii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, except in the ordinary course of business;
(iii) increase any compensation payable or to become payable by USHO or any of its subsidiaries to any of its officers, directors, key employees or consultants; (iv) adopt any new, or except as contemplated by the Merger Agreement, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing employee benefit plan, agreement or arrangement; (v) enter into or amend any employment or severance or consulting agreement with or, except in accordance with the existing policies of USHO or as required by applicable law, grant any severance or termination pay to any officer, director or employee of USHO or any of its subsidiaries; (vi) enter into any collective bargaining agreement; (vii) modify or terminate any of its material contracts or waive, release or assign any material rights or claims; (viii) incur or assume or modify any indebtedness;
(ix) guarantee the obligations of any other person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (x) make any loans, advances or capital contributions to, or investments in (unless required by law) any other person (other than to wholly-owned subsidiaries of USHO); (xi) enter into any material commitment or transaction; (xii) change any of the accounting methods, practices or policies used by it unless required by generally accepted accounting principles; (xiii) make any new capital expenditures in excess of $50,000 in the aggregate; or (xiv) make any tax election (unless required by law) or settle any income tax liability.

     HHCA and USHO each have agreed to use all reasonable efforts to cause the Merger to qualify, and to not take, and to use all reasonable efforts to prevent any affiliate from taking, any actions which could prevent the Merger from qualifying as a reorganization within the provisions of Section 368(a) of the Code.

     Both HHCA and USHO have agreed (i) to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and with applicable government entities (ii) to use all reasonable efforts to obtain and deliver to each other certain letters from "affiliates," as such term is defined under Rule 145 of the Securities Act and (iii) to indemnify each other in certain circumstances.

     HHCA has agreed to file after the closing date a registration statement on Form S-8 covering the HHCA Common Stock issuable pursuant to Employee Stock Options assumed by HHCA and to list the HHCA Common Stock to be issued in the Merger on Nasdaq.

     Nonsolicitation. USHO has agreed that as of September 26, 1997 it and its representatives shall cease any ongoing negotiations with third parties who desire to acquire a substantial amount of assets of USHO or any of its subsidiaries or over 20% of any class of equity securities of USHO or its subsidiaries (a "Takeover Proposal"). Furthermore, USHO has agreed not to permit its officers, directors, employees or other representatives to solicit or encourage or furnish information in connection with a Takeover Proposal or participate in any discussions regarding a Takeover Proposal. However, if at any time prior to the

Effective Time, the board of directors of USHO determines in good faith, after receiving advice from outside legal counsel, that failure to solicit or negotiate any Takeover Proposal would reasonably be expected to cause the USHO board of directors to violate its fiduciary duties to USHO's shareholders under applicable law, USHO may, in response to an unsolicited Takeover Proposal, furnish information with respect to USHO to any person pursuant to a confidentiality agreement and participate in negotiations regarding such Takeover Proposal.

     USHO has further agreed that its board of directors will not withdraw or modify, in a manner adverse to HHCA, its approval of the Merger Agreement or the Merger, approve or recommend any Takeover Proposal, or cause USHO to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, if prior to the Effective Time the board of directors of USHO determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the board of directors to violate its fiduciary duties, the board of directors may withdraw or modify its approval or recommendation of the Merger Agreement and the Merger, approve or recommend any bona fide Takeover Proposal to acquire more than 50% of USHO Common Stock or all or substantially all the assets of the Company and its subsidiaries taken as a whole on terms which the board of directors of USHO determines to be more favorable to USHO's shareholders than the Merger (a "Superior Proposal") or cause USHO to enter into an agreement with respect to a Superior Proposal, but only after written notice to HHCA.

TERMINATION

     The Merger Agreement provides that the Merger Agreement may be terminated and the Merger abandoned (either before or after approvals or authorizations by the shareholders of USHO) at any time prior to the Effective Time: (a) by mutual written consent of the boards of directors of both HHCA and USHO; (b) by either HHCA or USHO if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable; (c) by either HHCA or USHO if the Merger shall not have been consummated by February 28, 1998 and such party's failure to perform any of its obligations under this Agreement has not been the cause of, or resulted in, the failure of the Merger to occur on or before such date; (d) by HHCA or Subsidiary if USHO breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to USHO and which, individually or in the aggregate, has had or could reasonably be expected to have, a material adverse effect on USHO; (e) by USHO if Subsidiary or HHCA breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to HHCA or Subsidiary, as applicable, and which individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on HHCA; (f) by HHCA or Subsidiary if USHO's board of directors shall have withdrawn, modified or amended in any respect its recommendation of the Merger or shall have approved or recommended a Superior Proposal, or shall have entered into an agreement with a third party with respect to any Takeover Proposal or Superior Proposal, or the board of directors of USHO or any committee thereof shall have resolved to take any of the foregoing actions; or (g) by USHO in connection with entering into an agreement for a Superior Proposal.

EXPENSES

     The Merger Agreement provides that, except as provided below, if the Merger is not consummated, for any reason whatsoever, each party is required to pay its own expenses, except that certain printing costs would be shared equally by HHCA and USHO. If the Merger Agreement is terminated by HHCA or

Subsidiary because USHO's board of directors has modified its recommendation of the Merger, approved a Superior Proposal, or entered into an agreement relating to a Takeover Proposal or a Superior Proposal, or if prior to such termination USHO breaches the covenants against solicitation contained in the Merger Agreement, then USHO is required to pay to HHCA $1,000,000 on the date which is the earlier to occur of (i) the date on which USHO consummates a transaction which is the subject of a Superior Proposal or a Takeover Proposal, or (ii) the date which is six months after the Merger Agreement is terminated. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure by USHO to obtain its shareholders' approval, then USHO is required to pay to HHCA an amount equal to HHCA's expenses. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure of Deloitte & Touche to deliver the opinion required by the Merger Agreement or a determination by the Commission that the Merger does not qualify to be accounted for in the consolidated financial statements of HHCA and its subsidiaries as a pooling transaction and such failure or determination is attributable to matters relating to USHO, then USHO is required to pay to HHCA an amount equal to HHCA's expenses. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure by HHCA to obtain its shareholders' approval, then HHCA is required to pay to USHO an amount equal to USHO's expenses. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure of Coopers & Lybrand to deliver the opinion required by the Merger Agreement or a determination by the Commission that the Merger does not qualify to be accounted for in the consolidated financial statements of HHCA and its subsidiaries as a pooling transaction and such failure or determination is attributable to matters relating to HHCA, then HHCA is required to pay to USHO an amount equal to USHO's expenses. If expenses incurred by USHO in connection with the Merger, including the aggregate premium cost to maintain USHO's existing officers' and directors' liability insurance ("D&O Insurance") for three years after the Effective Time, exceed $1,500,000, the aggregate number of shares of HHCA Common Stock issuable in the Merger will be reduced. See
"- Aggregate Number of Shares Issuable in the Merger."

MODIFICATION

     The Merger Agreement may be amended by HHCA, Subsidiary and USHO (including, without limitation, any extension of the February 28, 1998 outside date for completion of the Merger, or amendments with respect to the structure of the Merger), by action taken by or on behalf of their respective boards of directors, at any time before or after approval of the Merger Agreement by the shareholders of USHO, provided, however, that after approval by USHO's shareholders no amendment may be made that reduces the amount or changes the form of the consideration to be delivered to such party's shareholders as contemplated by the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the USHO board of directors that the USHO shareholders approve and adopt the Merger Agreement and approve the Merger, USHO shareholders should be aware that certain directors and officers of USHO have interests in the Merger in addition to their interests solely as shareholders of USHO, as described below.

     Indemnification. Under the Merger Agreement, HHCA has agreed that all rights to indemnification existing in favor of directors, officers or employees of USHO as provided in the USHO Certificate of Incorporation or USHO Bylaws, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of three years
from the Effective Time.   For a period of three years after the Effective Time,
to the fullest extent permitted by law, HHCA guarantees USHO's performance of its obligations described in the prior sentence. If HHCA or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, in such case, proper provision shall be made so that the successors and assigns of HHCA assume the obligations set forth above.

     In addition, the Merger Agreement provides that HHCA shall maintain director's and officer's insurance ("D&O Insurance") equivalent to USHO's current D&O Insurance for a period of three years after the Effective Time; provided, that HHCA may substitute policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers. In the event the existing D&O Insurance expires, is terminated or canceled during such period, HHCA will use all reasonable efforts to obtain substantially similar D&O Insurance; but in no event will HHCA be required to pay aggregate premiums for insurance in excess of the amount included in Expenses.

     Employment Arrangements. Pursuant to the terms of a letter agreement entered into by USHO and Clifford G. Johnson, Chief Financial Officer of USHO, in the event USHO terminates Mr. Johnson's services for any reason other than "just cause" within 18 months following a transaction in which a majority of the outstanding shares of USHO Common Stock are exchanged for securities of another entity, Mr. Johnson is entitled to receive, as severance, an amount equal to 50% of his then annual salary, paid bi-weekly in equal installments over six months.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS INCLUDED SOLELY FOR THE GENERAL INFORMATION OF SHAREHOLDERS. THE TAX CONSEQUENCES FOR ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, AND IT IS RECOMMENDED THAT EACH SHAREHOLDER CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES (INCLUDING FEDERAL, STATE AND LOCAL TAX CONSEQUENCES, IF ANY) TO HIM OR HER RESULTING FROM THE MERGER AND FROM ANY SUBSEQUENT DISPOSITION OF HHCA COMMON STOCK ACQUIRED PURSUANT TO THE MERGER.

     Consummation of the Merger is conditioned upon there being delivered an opinion of Blank Rome Comisky & McCauley, counsel to HHCA, that for federal income tax purposes, under current law, assuming that the Merger and related transactions will take place as described in the Merger Agreement, among other things, as to the shareholders of USHO who exchange their shares of USHO Common Stock or USHO Preferred Stock for shares of HHCA Common Stock, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and HHCA and USHO will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

     In that case, in the opinion of Blank Rome Comisky & McCauley, the following would be the material federal income tax consequences of the Merger:

          (i)  no gain or loss will be recognized by HHCA or USHO in the Merger;

          (ii) no gain or loss will be recognized by the shareholders of USHO upon their receipt of HHCA Common Stock in exchange for their USHO Common Stock or USHO Preferred Stock, except that shareholders who receive cash proceeds in lieu of fractional interests in HHCA Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if their USHO Common Stock or USHO Preferred Stock is held as a capital asset at the Effective Time;

          (iii) the tax basis of the shares of HHCA Common Stock received by the shareholders of USHO will be the same as the tax basis of their USHO Common Stock or USHO Preferred Stock exchanged therefor; and

          (iv) the holding period of HHCA Common Stock in the hands of USHO shareholders will include the holding period of their USHO Common Stock or USHO Preferred Stock exchanged therefor, provided such USHO Common Stock or USHO Preferred Stock is held as a capital asset at the Effective Time.

     The above discussion is based on currently existing provisions of the Code, Treasury Regulations thereunder, administrative rulings and court decisions.
All of the foregoing are subject to change and any such change can affect the continuing validity of this discussion. This summary does not discuss all aspects of income taxation that might be relevant to a particular holder of USHO Common Stock or USHO Preferred Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations and holders who acquired USHO Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or holders who are subject to alternative minimum tax provisions of the Code), or the effect of the transaction on the holders of warrants, and it does not discuss any aspect of state, local, foreign or other tax law.

REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and Antitrust Division of the Department of Justice (the "Antitrust Division"), and specified waiting period requirements have been satisfied. USHO and HHCA intend to file premerger notification forms with the FTC and the Antitrust Division.

     The waiting period under the HSR Act for USHO and HHCA will terminate 30 days after the filing date, unless the period is terminated at an earlier date pursuant to USHO's and HHCA's request for early termination of the waiting period. If USHO or HHCA receives a request for additional information from the FTC or the Antitrust Division prior to the expiration of the waiting period, the period will terminate 20 days after USHO and HHCA have substantially complied with the request.

     At any time before or after the Effective Time, the Department of Justice, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause USHO to divest itself, in whole or in part, of its businesses. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, USHO will prevail. The obligations of USHO and HHCA to consummate the Merger are subject to the condition that there be no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger. Each party has agreed to use reasonable efforts to have any such injunction or order lifted. See "- Conditions to the Merger" and "- Termination."

     Under the health care laws and regulations of the State of New York, HHCA must obtain the approval of the Public Health Council of the State of New York (the "Public Health Council") in connection with the proposed Merger and the related change in control of the home health agencies operated by USHO in New York. On September 30, 1997, HHCA filed an application with the New York State Department of Health seeking such approval. It is not anticipated, however, that the review process will be completed and such approval obtained prior to the consummation of the Merger. The failure to obtain the required approval from the Public Health Council could have a material adverse effect on HHCA's business, financial condition or results of operations. See "Risk Factors - Permits and Licensure."

RESALES OF HHCA COMMON STOCK

     HHCA Common Stock to be issued in the Merger has been registered under the Securities Act, and will be freely transferable, except for shares thereof issued to persons, including directors and executive officers of USHO, who may be deemed to be "Affiliates" of USHO, as such term is defined in Rule 145 under
the Securities Act.   "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with USHO at the time of the Merger (generally, directors, certain executive officers and major shareholders). Affiliates of USHO may not sell their shares of HHCA Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of Securities Act. In general, under Rule 145, for one year following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HHCA Common Stock acquired in connection with the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, during such one-year period the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of (i) 1% of the outstanding shares of HHCA Common Stock or (ii) the average weekly trading volume of HHCA Common Stock during the four calendar weeks preceding such sale. The resale provisions of Rule 145 will remain available to Affiliates only if HHCA remains current with its information filings with the Commission under the Exchange Act. One year after the Effective Time, an Affiliate will be able to sell such HHCA Common Stock without such manner of sale and volume limitations if HHCA is current with its Exchange Act information filings and such Affiliate is not then an Affiliate of HHCA. Two years after the Effective Time, an Affiliate of USHO who is not then an Affiliate of HHCA will be able to sell such shares of HHCA Common Stock without any restrictions so long as such Affiliate has not been an Affiliate of HHCA for at least three months prior thereto.

     It is a condition to the consummation of the Merger that HHCA shall have obtained from Affiliates of USHO a written undertaking to the effect (i) that no sale, transfer or other disposition of HHCA Common Stock will be made of any shares of HHCA Common Stock received in the Merger except in compliance with the provisions of Rule 145 under the Securities Act and (ii) that no sale, transfer or other disposition of HHCA Common Stock will be made within 30 days prior to the Effective Time or thereafter until publication of financial results that include at least 30 days of post-merger combined operations of USHO and HHCA. See "- Covenants" and "- Accounting Treatment." This Proxy Statement does not cover resales of HHCA Common Stock received by any person who may be deemed an Affiliate of USHO.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the Merger qualifying as a pooling of interests transaction under generally accepted accounting principles. See "- Covenants." Under the pooling of interests accounting method, (i) the recorded historical cost basis of the assets and liabilities of USHO will be carried forward to the operations of HHCA after the Effective Time of the Merger, generally at their recorded amounts and
(ii) financial statements of HHCA issued subsequent to the consummation of the Merger will be restated to include the combined financial position, results of operations and cash flows for USHO and HHCA for all periods presented therein. Under guidelines published by the Commission, the sale or other disposition of USHO Common Stock by an Affiliate of USHO within 30 days prior to the Effective Time or the sale or other disposition of USHO Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-merger combined operations of USHO and HHCA could preclude pooling of interests accounting treatment of the Merger. See "- Accounting Treatment" and "- Resale of HHCA's Common Stock."

OPERATIONS AND MANAGEMENT OF USHO AFTER THE MERGER.

     Following the Effective Time, USHO will be a wholly-owned subsidiary of HHCA, and all of USHO's subsidiaries and affiliates will be indirect subsidiaries and affiliates of HHCA. HHCA will continue its operations as prior to the Merger and will continue to be managed by the same board of director and executive officers. After the Effective Time USHO will be managed by a board of directors and executive officers selected by HHCA.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     Under New York law, holders of USHO Common Stock or USHO Preferred Stock are entitled to dissent from the Merger ("dissenters' rights") and enforce their right to receive payment for their shares of USHO Common Stock or USHO Preferred Stock ("appraisal rights") if the Merger is approved and consummated. Section 910 of the NYBCL provides that shareholders who comply with the requirements of
Section 623 of the NYBCL are entitled to certain appraisal rights upon a merger or consolidation, lease, sale, exchange or other disposition of all or substantially all of the assets or share exchange of a New York corporation and in connection with certain reclassifications and other transactions which may adversely affect the rights or preferences of shareholders.

     The following is a summary of the statutory procedure to be followed by a dissenting holder of USHO Common Stock or USHO Preferred Stock in order to exercise his or her appraisal rights. This discussion is not a complete statement of the law relating to dissenters' rights and appraisal rights and is qualified in its entirety by reference to Sections 910 and 623 of the NYBCL. This discussion and Sections 910 and 623 of the NYBCL should be reviewed carefully by any holder of USHO Common Stock or USHO Preferred Stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights. A copy of Section 623 of the NYBCL is attached to this Proxy Statement as Appendix "C", and is incorporated herein by reference.

     Any USHO shareholder electing to exercise dissenters' rights with respect to the USHO vote on the Merger must deliver to USHO before the USHO Special Meeting or at such USHO Special Meeting but before the vote is taken, a written objection to the Merger which shall include (i) a notice of such shareholder's election to dissent, (ii) such shareholder's name and residence address, (iii) the number and classes of shares as to which such shareholder dissents, and (iv) a demand for payment of the fair value of such shareholders's USHO Common Stock or USHO Preferred Stock if the Merger is consummated. This written objection must be in addition to and separate from any proxy or vote against the vote on the Merger. ANY SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER. Because a proxy card left blank will, unless revoked, be voted FOR the Merger, in order to be assured that such shareholder's USHO Common Stock or USHO Preferred Stock is not voted in favor of the Merger, a shareholder electing to exercise dissenters' rights who votes by proxy must not leave the proxy card blank but must (i) vote AGAINST the Merger or (ii) ABSTAIN from voting for or against the Merger. Neither a vote against the Merger nor a proxy card directing such vote nor an abstention will satisfy the additional requirement that a written objection to the transaction be delivered to USHO before the vote on the Merger.

     Within ten days after the date on which the shareholders' vote to authorize the Merger, USHO will give written notice of such authorization by registered mail to each shareholder who filed written objection, except any shareholder who voted for the Merger (and who thereby will be deemed to have elected not to enforce his or her appraisal rights).

     A shareholder may not dissent as to less than all of the shares as to which the shareholder has a right to dissent. Only a holder of record of USHO Common Stock or USHO Preferred Stock is entitled to assert dissenters' rights for USHO Common Stock or USHO Preferred Stock registered in that holder's name. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the fiduciary should execute the demand and should state his fiduciary title by his signature. If the shares are owned of record by two or more persons, the demand should be executed in a manner consistent with the voting or non-voting of such shares. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner. A record holder, such as a broker, who holds USHO Common Stock or USHO Preferred Stock as nominee for the beneficial owner may exercise his or her dissenters' rights with respect to the shares held for one or more beneficial owners while not exercising such rights for other beneficial owners. In such case, the written demand should set forth the number of shares covered by it. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of the record owner on the books of USHO.

     Upon consummation of the Merger, each dissenting shareholder shall cease to have any of the rights of a shareholder and will not have any interest in USHO, except such shareholder will have the right to be paid the fair value of the shares and any other rights provided by Section 623 of the NYBCL. A notice of election to dissent may be withdrawn by the shareholder at any time prior to his or her written acceptance of an offer by USHO to pay the shareholder a specified price which USHO considers to be the fair value of USHO Common Stock or USHO Preferred Stock owned by such shareholder. In no case can the shareholder revoke his or her election to dissent later than sixty days after the Effective Time of the Merger. If a notice of election to dissent is withdrawn, or if a court shall determine that the shareholder is not entitled to receive payment for the shares, the shareholder shall not have the right to receive payment for his or her shares and shall be reinstated to all his or her rights as a shareholder as of the consummation of the Merger.

     At the time of filing the notice of election to dissent or within one month thereafter, the dissenting holder of shares shall submit the certificates representing his or her shares to USHO or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election to dissent has been filed and shall return the certificates to the shareholder or other person who submitted them on his or her behalf. Any dissenting shareholder who fails to submit his or her certificates for such notation as herein specified shall, at the option of USHO exercised by written notice within forty-five days from the date of filing of such notice of election to dissent, lose the dissenters' rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting shareholder of the shares and a transferee shall acquire no rights in USHO except those which the original dissenting shareholder had at the time of the transfer.

     Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the Merger is consummated, whichever is later (but in no case later than ninety days from the meeting date), USHO shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his or her shares at a specified price which USHO considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the Merger has been consummated, such offer shall also be accompanied by (i) advance payment to each such shareholder who has submitted his share certificates to USHO, as provided above, of an amount equal to eighty percent of the amount of such offer, or (ii) as to each shareholder who has not yet submitted his share certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by USHO promptly upon submission of his or her share certificates. If the Merger has not yet been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto upon consummation of the Merger. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the Merger has not been consummated upon the expiration of the ninety-day period after the shareholders' meeting, the offer may be conditioned upon the consummation of the Merger. Such offer will be made at the same price per share to all dissenting shareholders of the same class. If within thirty days after the making of such offer, USHO and any shareholder agree upon the price to be paid for his or her shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the Merger, whichever is later, upon the surrender of the share certificates.

     If USHO fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for such shares, USHO is required to and intends to, within twenty days after the expiration of the latter of the two aforementioned periods, institute a special proceeding in New York State Supreme Court (the "Court") to determine the rights of dissenting shareholders who have perfected their rights and to fix the fair value of their shares. All such dissenting shareholders will receive notice of the institution of this proceeding. If USHO fails to institute such a proceeding within such period of twenty days, any dissenting shareholder may institute such a proceeding for the same purpose not later than thirty days after the expiration of such twenty-day period. If such proceeding is not fix the value of the shares at fair value as of the close of business on the day prior to the shareholders' approval of the Merger. Such fair value may exceed or be less than what USHO shareholders would receive in the transaction. In fixing the fair value, the Court is required to consider the nature of the Merger and its effects on USHO and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The Court is required to determine the fair value of the shares without a jury and without referral to an appraiser or referee. The final order in the proceeding will be entered against USHO in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his or her shares so determined. Within sixty days after final determination of the proceeding, USHO is required to pay to each dissenting shareholder the amount found to be due him, upon surrender of the share certificates.

     IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF NEW YORK LAW, ANY HOLDER OF USHO COMMON STOCK OR USHO PREFERRED STOCK WHO IS CONSIDERING DISSENTING FROM THE MERGER AND EXERCISING DISSENTERS' RIGHTS AND APPRAISAL RIGHTS MAY WISH TO CONSULT HIS OR HER LEGAL ADVISOR.

                        SELECTED FINANCIAL INFORMATION

USHO

     The following selected consolidated financial information has been derived from the historical consolidated financial statements of USHO. This information should be read in conjunction with USHO's consolidated financial statements and notes thereto, and other financial information incorporated by reference into this Proxy Statement.

                                                                                                                   SIX MONTHS
                                                                                                                      ENDED
                                                                    YEAR ENDED DECEMBER 31,                          JUNE 30,
                                                       ---------------------------------------------------------     --------
                                                        1992        1993         1994         1995        1996         1997
                                                       -------    --------     --------     -------     --------     --------
                                                               (in thousands, except per share data)               (unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA: (1)
Net revenues.......................................    $58,992    $ 62,637     $ 56,351     $56,450     $ 56,483     $27,730
Operating costs and expenses.......................
  Patient care.....................................     34,203      42,016       38,295      37,605       39,213      16,715
  General and administrative.......................     16,099      25,436       27,382      18,607       19,016       7,827
  Depreciation and amortization....................      1,688       5,166        4,875       2,208        1,943         729
  Interest.........................................          -       1,398        1,423         870        1,092         468
  Restructuring and other nonrecurring charges.....          -           -        7,650           -        3,619           -
  Provision for litigation settlement (2)..........          -           -        2,000           -            -           -
                                                       -------     -------     --------     -------     --------     -------
Total operating costs and expenses.................     51,990      74,016       81,625      59,290       64,883      25,739
                                                       -------     -------     --------     -------     --------     -------
Income (loss) from continuing operations before
  income taxes.....................................      7,002     (11,379)     (25,274)     (2,840)      (8,400)      1,991
  Provision (benefit) for income taxes.............      3,170      (3,606)        (219)        154          150          75
                                                       -------     -------     --------     -------     --------     -------
Income (loss) from continuing operations...........      3,832      (7,773)     (25,055)     (2,994)      (8,550)      1,916
Discontinued operations, net of tax:
  Income (loss) from IV therapy business...........        268         637       (1,710)      1,196       (1,464)          -
  Loss on disposal of IV therapy business..........          -           -            -           -      (13,779)          -
                                                       -------     -------     --------     -------     --------     -------
Net income (loss)..................................    $ 4,100    $ (7,136)    $(26,765)    $(1,798)    $(23,793)    $ 1,916
                                                       =======     =======     ========     =======     ========     =======
Net income (loss) per common and common
  equivalent share from continuing operations(3)...      $0.48      $(0.94)      $(3.04)     $(0.37)      $(0.96)      $0.17
                                                       =======     =======     ========     =======     ========     =======
Net income (loss) per common and common
  equivalent share (3).............................      $0.51      $(0.87)      $(3.25)     $(0.22)      $(2.68)      $0.17
                                                       =======     =======     ========     =======     ========     =======
Weighted average common and common
 equivalent shares outstanding (3).................    8,020       8,244        8,247       8,180        8,868      11,409
                                                       =======     =======     ========     =======     ========     =======

                                                                                                                   SIX MONTHS
                                                                                                                      ENDED
                                                                    YEAR ENDED DECEMBER 31,                          JUNE 30,
                                                       ---------------------------------------------------------     --------
                                                        1992        1993         1994         1995        1996         1997
                                                       -------    --------     --------     -------     --------     --------
                                                                                  (in thousands)                   (unaudited)
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit) (4)......................    $25,145    $19,338      $(6,547)     $ 8,186     $(3,511)     $(7,628)
Total assets.......................................     67,710     64,662       43,681       38,441      15,545       12,698
Long-term debt and capital lease obligations,
  less current portion (4).........................     11,495     17,561        9,282       12,524       7,983            -
Total shareholders' equity (deficit)...............     40,544     33,408        8,593       15,915      (7,055)      (4,760)

_________________________
(1) On October 31, 1996 (effective October 1, 1996), USHO completed the sale of certain assets (not including accounts receivable) of its infusion therapy ("IV") business. For all periods reported, the IV therapy business has been treated as a discontinued operation. Additionally, the manner of presentation of certain other amounts in USHO's consolidated statement of operations has been reformatted for all periods presented to HHCA's basis of presentation for comparative purposes.
(2) Represents the portion of the settlement of a class action suit paid by USHO.
(3) Net income (loss) per common and common equivalent share and weighted average common and common equivalent shares outstanding for 1992 through 1996 were calculated without respect to common stock equivalents for these periods as the effect of their inclusion in the calculation of net loss per common and common equivalent share is anti-dilutive or the results were identical. The fully diluted net income per common and common equivalent share and weighted average common and common equivalent shares outstanding for the six months ended June 30, 1997 were $0.10 and 18,692 shares, respectively, after giving effect to common stock equivalents.
(4) As of June 30, 1997, approximately $7.9 million of long-term debt due January 2, 1998 was classified as currently payable. Such amount is expected to be refinanced on a long-term basis by HHCA in connection with the Merger. See "Unaudited Pro Forma Consolidated Financial Statements."

HHCA

     The following selected consolidated financial information has been derived from the historical consolidated financial statements of HHCA. This information should be read in conjunction with HHCA's consolidated financial statements and notes thereto, and other financial information incorporated by reference into this Proxy Statement. The selected pro forma consolidated financial information presents the combined results of operations and balance sheets of HHCA and USHO as of and for the fiscal year ended June 30, 1997. This pro forma information should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements and notes thereto included elsewhere in this Proxy Statement.

                                                                        YEAR ENDED JUNE 31,
                                                       ---------------------------------------------------------
                                                                                                                     PRO FORMA
                                                                                                                       YEAR
                                                                                                                       ENDED
                                                                                                                     JUNE 30,
                                                        1993        1994         1995         1996        1997         1997(1)
                                                       -------    --------     --------     -------     --------     --------
                                                               (in thousands, except per share data)               (unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenues.........................................  $42,177    $46,706      $64,149      $95,878     $150,232     $204,767
Operating costs and expenses:
  Patient care.......................................   18,205     21,761       32,378       46,212       71,818      107,760
  General and administrative.........................   19,732     21,272       26,245       36,100       54,254       70,085
  Provision for doubtful accounts....................    1,268      1,316        1,727        3,464        8,431        9,136
  Depreciation.......................................      491        450          553          899        1,524        2,323
  Amortization.......................................      286        148          244        1,021        2,346        3,192
  Interest, net......................................      471        802        1,451        1,579        3,849        5,824
  Merger, restructuring and
     other nonrecurring charges......................        -          -            -          913        3,009        6,628
                                                       -------    --------     --------     -------     --------     --------
Total operating costs and expenses...................   40,453     45,749       62,598       90,188      145,231      204,948
                                                       -------    --------     --------     -------     --------     --------
Income (loss) from operations........................    1,724        957        1,551        5,690        5,001         (181)
  Provision for income taxes.........................      830        646          793        2,396        2,187        2,355
                                                       -------    --------     --------     -------     --------     --------
Income (loss) before extraordinary item and change in
  accounting.........................................      894        311          758        3,294        2,814       (2,536)
  Extraordinary item.................................        -          -            -        1,161            -            -
                                                       -------    --------     --------     -------     --------     --------
Income (loss) before change in accounting............      894        311          758        2,133        2,814       (2,536)
  Change in accounting...............................        -        244            -            -            -            -
                                                       -------    --------     --------     -------     --------     --------
Net income (loss)....................................  $   894    $   555      $   758      $ 2,133     $  2,814     $ (2,536)
                                                       =======     =======     ========     =======     ========     ========
Net income (loss) available to common and common
  equivalent shareholders (2)........................  $   766    $   456      $   635      $ 1,229     $  2,808     $ (2,542)
                                                       =======     =======     ========     =======     ========     ========
Net income (loss) per common and common
  equivalent share...................................    $0.22      $0.13        $0.17        $0.18        $0.32       ($0.26)
                                                       =======     =======     ========     =======     ========     ========
Weighted average common and common equivalent
  shares outstanding.................................    3,550      3,572        3,676        6,653        8,673        9,926
                                                       =======     =======     ========     =======     ========     ========

                                                                                                                     PRO FORMA
                                                       ---------------------------------------------------------     ---------
                                                                                                                      JUNE 30,
                                                        1993        1994         1995         1996        1997         1997(3)
                                                       -------    --------     --------     -------     --------     ---------
                                                                                  (in thousands)                   (unaudited)
CONSOLIDATED BALANCE SHEET DATA:
Working capital....................................    $ 9,491    $11,201      $12,059      $20,346      $ 43,204    $ 30,576
Total assets.......................................     17,731     20,745       34,572       69,975       153,263     165,961
Long-term debt and capital lease
 obligations, less current portion...............        2,921      7,664       14,264       16,287        78,793      78,793
Redeemable stock...................................      2,931      2,991        3,555        1,744             -           -
Total shareholders' equity.........................    $ 2,740    $ 3,275      $ 4,938      $37,648      $ 50,572    $ 33,812

____________________
(1) Gives effect to the Merger as if it occurred as of July 1, 1996. See "Unaudited Pro Forma Consolidated Financial Statements."
(2) Net income available to common and common equivalent shareholders is reduced by dividends on preferred stock for all fiscal years presented and the write-off of a discount on preferred stock of approximately $787,000 in fiscal 1996 in connection with bridge financing related to an acquisition.
(3) Gives effect to the Merger as if it occurred on June 30, 1997. See "Unaudited Pro Forma Consolidated Financial Statements."

                                      -46

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements are presented assuming the Merger has been consummated and accounted for as a pooling of interests. The pro forma consolidated data is based on the separate historical consolidated financial statements of HHCA and USHO giving effect to the transactions on the basis of the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

     The Unaudited Pro Forma Consolidated Statements of Operations for the years ended June 30, 1995, 1996 and 1997 reflect the consolidated operations of HHCA and USHO as if the Merger had occurred as of July 1, 1994. The Unaudited Pro Forma Consolidated Balance Sheets at June 30, 1997 reflect the accounts of HHCA and USHO as if the Merger had occurred on June 30, 1997.

     The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the actual results of operations or financial condition of HHCA would have been had the Merger occurred as of such dates, or to project HHCA's results of operations or financial condition for any period or date, nor does it give effect to any matters other than those described in the notes thereto. The Unaudited Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the separate audited consolidated financial statements of HHCA and USHO incorporated by reference in this Proxy Statement.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF JUNE 30, 1997
                                (IN THOUSANDS)

                                               HHCA (1)         USHO (2)          ADJUSTMENTS         COMBINED
                                             ------------     ------------      ---------------     ------------
                    ASSETS
Current assets:
 Cash and cash equivalents...............      $    464          $    317            $      -          $    781
 Accounts receivable, net................        56,410             7,103                   -            63,513
 Inventories, net........................         3,262                 -                   -             3,262
 Prepaid expenses and other..............         2,018             1,324                   -             3,342
 Income taxes receivable.................           593                 -                   -               593
 Deferred income taxes...................         1,973                 -                   -             1,973
                                             -------------    ------------      ---------------     ------------
  Total current assets...................        64,720             8,744                   -            73,464
Property and equipment, net..............        18,261               992                   -            19,253
Goodwill, net............................        68,202             1,539                   -            69,741
Other assets, net........................         2,080             1,423                   -             3,503
                                             -------------    ------------      ---------------     ------------
  Total assets...........................      $153,263          $ 12,698            $      -          $165,961
                                             =============    ============      ===============     ============
                    LIABILITIES
Current liabilities:
 Current maturities of long-term debt....      $  6,263          $  7,864   (3)      $      -          $ 14,127
 Accounts payable........................         5,705             2,571                   -             8,276
 Accrued salaries........................         4,788             1,788                   -             6,576
 Other accrued expenses..................         4,760             2,162                   -             6,922
 Reserve for restructuring and other
       nonrecurring charges..............             -             1,987               2,500 (4)         4,487
                                             -------------    ------------      ---------------     ------------
  Total current liabilities..............        21,516            16,372               2,500            40,388
Long-term debt, net......................        78,793                 -                   -            78,793
Other non-current liabilities                     1,109             1,086                   -             2,195
Deferred income taxes....................         1,273                 -                   -             1,273
                                             -------------    ------------      ---------------     ------------
  Total liabilities......................       102,691            17,458               2,500           122,649

STOCKHOLDER'S EQUITY  (DEFICIT)
Common Stock, $0.01 par value............             -               100                (100) (5)            -
Common stock, no par value...............        43,927                 -              45,724  (5)       89,651
Preferred stock..........................             -               328                (328) (5)            -
Additional paid-in capital...............             -            45,296             (45,296) (5)            -
Retained earnings (deficit)..............         6,645           (50,484)             (2,500) (4)      (46,339)
                                             -------------    ------------      ---------------     ------------
  Total shareholders' equity (deficit)...        50,572            (4,760)             (2,500)           43,312
                                             -------------    ------------      ---------------     ------------
  Total liabilities and shareholders'
  equity (deficit).......................      $153,263          $ 12,698            $      -          $165,961
                                             =============    ============      ===============     ============

      See notes to Unaudited Pro Forma Consolidated Financial Statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         HHCA          USHO(6)        ADJUSTMENTS          COMBINED
                                                    ------------   ------------    --------------       -------------

Net revenues.......................................     $150,232        $54,535             $   -           $204,767
Operating costs and expenses:
  Patient care.....................................       71,818         35,942                 -            107,760
  General and administrative.......................       54,254         16,809              (978) (7)        70,085
  Provision for doubtful accounts..................        8,431            705                 -              9,136
  Depreciation.....................................        1,524            799                 -              2,323
  Amortization.....................................        2,346            846                 -              3,192
  Interest, net....................................        3,849            997               978  (7)         5,824
Merger, restructuring and other  nonrecurring
 charges...........................................        3,009          3,619                 -  (8)         6,628
                                                    ------------   ------------    --------------       ------------
  Total operating costs  and expenses..............      145,231         59,717                 -            204,948
                                                    ------------   ------------    --------------       ------------

Income (loss) before income taxes..................        5,001         (5,182)                -               (181)
Provision for income taxes.........................        2,187            168                 -              2,355
                                                    ------------   ------------    --------------       ------------
Income (loss) from continuing operations...........     $  2,814        $(5,350)            $   -           $ (2,536)
                                                    ============   ============    ==============       ============

Per share data:
Income (loss) from continuing operations
 available to
  common shareholders..............................     $  2,808                                            $ (2,542)
                                                    ============                                       =============
Earnings (loss) per share from continuing
 operations........................................        $0.32                                              $(0.26)
                                                    ============                                       =============
Weighted average common and common equivalent
  shares outstanding...............................        8,673                                               9,926  (9)
                                                    ============                                       =============

      See notes to Unaudited Pro Forma Consolidated Financial Statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30,.1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                HHCA         USHO (7)        ADJUSTMENTS        COMBINED
                                            -----------   ------------    --------------      ----------

Net revenues...............................     $95,878       $ 55,607           $     -        $151,485
Operating costs and expenses:
  Patient care.............................      46,212         36,144                 -          82,356
  General and administrative...............      36,100         17,499            (1,235) (7)     52,364
  Provision for doubtful accounts..........       3,464          1,146                 -           4,610
  Depreciation.............................         899            957                 -           1,856
  Amortization.............................       1,021          1,114                 -           2,135
  Interest, net............................       1,579          1,163             1,235  (7)      3,977
  Bridge financing.........................         913              -                 -             913
                                            -----------   ------------    --------------      ----------
      Total operating costs and expenses...      90,188         58,023                 -         148,211
                                            -----------   ------------    --------------      ----------

Income (loss) before income taxes..........       5,690         (2,416)                -           3,274
Provision for income taxes.................       2,396            211                 -           2,607
                                            -----------   ------------    --------------      ----------
Income (loss) from continuing operations...     $ 3,294        ($2,627)          $     -        $    667
                                            ===========   ============    ==============      ==========

Per share data:
Income (loss) from continuing
 operations available
  to common shareholders...................     $ 2,390                                         $   (237)
                                            ===========                                       ==========
Earnings (loss) per share from
 continuing operations.....................       $0.36                                           $(0.03)
                                            ===========                                       ==========
Weighted average common  and common
 equivalent
  shares outstanding.......................       6,653                                            7,786  (9)
                                            ===========                                       ==========

      See notes to Unaudited Pro Forma Consolidated Financial Statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       HHCA            USHO (6)         ADJUSTMENTS            COMBINED
                                                      -------          --------         -----------            ---------
Net revenues.....................................     $64,149          $ 54,585          $     -               $118,734
Operating costs and expenses:
 Patient care....................................      32,378            36,139                 -                68,517
 General and administrative......................      26,245            23,823            (1,260) (7)           48,808
 Provision for doubtful accounts.................       1,727             1,229                 -                 2,956
 Depreciation....................................         553             1,238                 -                 1,791
 Amortization....................................         244             1,181                 -                 1,425
 Interest, net...................................       1,451             1,338             1,260  (7)            4,049
 Restructuring charges...........................          -              7,650                 -                 7,650
                                                      -------          --------            ---------            --------
  Total operating costs and expenses.............      62,598            72,598                 -               135,196
                                                      -------          --------            ---------           ---------
Income (loss) before income taxes................       1,551           (18,013)                -               (16,462)
Provision for income taxes.......................         793               171                 -                   964
                                                      -------          --------            ---------            --------
Income (loss) from continuing operations.........     $   758          $(18,184)          $     -              $(17,426)
                                                      =======          ========            =========            ========
Per share data:
Income (loss) from continuing operations
available to common shareholders................      $   635                                                  $(17,549)
Earnings (loss) per share from  continuing            =======                                                   ========
 operations......................................     $  0.17                                                  $  (3.78)
                                                      =======                                                   ========
 Weighted average common and common
 equivalent shares  outstanding..................       3,676                                                     4,645 (9)
                                                      =======                                                   ========

      See notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA CONSOLIDATED BALANCE SHEETS

(1)  Represents HHCA'S consolidated balance sheet at June 30, 1997.

(2) Represents the unaudited consolidated balance sheet of USHO at June 30, 1997.

(3) In connection with the Merger, HHCA is required to refinance USHO'S bank debt outstanding on the Effective Time. Such debt is expected to be refinanced on a long-term basis by HHCA; however, it is classified as a current liability in the pro forma balance sheet as it is due on January 2, 1998.

(4) Represents estimated Merger costs resulting from the proposed transaction, net of income tax.

(5) Reflects the assumed conversion of USHO Preferred Stock and USHO Common Stock into shares of HHCA Common Stock.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(6) Represents the unaudited consolidated results of operations of USHO, grouped for comparative purposes to a twelve month fiscal period ended June 30 for all periods presented. The proposed Merger was accounted for as a pooling of interests in the pro forma consolidated statements of operations.

(7) To conform accounting presentation, service fees recorded by USHO associated with certain financing activities were reclassified to interest expense.

(8) Estimated transaction costs resulting from this proposed Merger of approximately $2.5 million, net of income tax, have not been reflected.

(9) Reflects 1.4 million, 1.3 million and 1.2 million shares of HHCA Common Stock assumed issued in fiscal 1997, 1996 and 1995, respectively, in connection with the conversion of USHO Common Stock into shares of HHCA Common Stock, assuming a conversion ratio of .1375 based upon an assumed HHCA share price of $10.63, as if the Merger occurred as of July 1, 1994. Additional shares of HHCA Common Stock issuable upon conversion of USHO Preferred Stock would have been 1.0 million for each of the periods presented, assuming a $10.63 HHCA share price. These shares, as well as shares issuable upon exercise of common stock equivalents (aggregating approximately 288,000 for fiscal 1997 assuming a conversion ratio of .1375) are not included in the calculation of pro forma loss per share as they are antidilutive. The conversion ratio is subject to many variables and will change. See "The Proposed Merger and Related Matters - Conversion of USHO Common Stock" and "- Conversion of USHO Preferred Stock".

                              DESCRIPTION OF USHO

     USHO is a regional provider of paraprofessional and professional home health care services, including nursing care, personal care and other specialized therapies. USHO is headquartered in Hartford, Connecticut and has operations in New York (Westchester County, metropolitan New York City, Long Island and upstate New York) as well as Connecticut and Pennsylvania. USHO works with physicians, social service agencies, health care institutions, and patients to identify home care services that are appropriate for the patient's diagnosis and required to implement the physicians's plan of treatment. USHO addresses the needs of its patients by coordinating therapies, products, equipment and support services with the appropriate nursing care. To further its emphasis on a diagnosis-centered approach, USHO has designed specialized programs for patients with particular diseases such as cancer, AIDS and Alzheimer's disease, and for particular classes of patients such as the developmentally disabled and hospice patients.

     At June 30, 1997, USHO had consolidated assets of approximately $12.7 million and consolidated stockholders' deficit of approximately $4.8 million and employed approximately 3,200 full- and part-time persons.

     USHO's offices are located at Two Hartford Square West, Hartford, Connecticut 06106, and its telephone number at that address is (860) 278-7242.

     Additional information concerning USHO is included in documents previously filed by USHO with the Commission and which are incorporated by reference in this Proxy Statement. See "Available Information and Incorporation of Documents by Reference."

                              DESCRIPTION OF HHCA

     HHCA is a leading provider of comprehensive home health care services and products, delivering nursing and related patient services, respiratory therapy, infusion therapy and durable medical equipment. HHCA currently operates 61 branch locations in Florida, Pennsylvania, Delaware, New Jersey, Maryland,
Massachusetts, New Hampshire, Texas, Illinois and Maine.   HHCA provides a "one-
stop-shop" of cost effective, comprehensive home health care services and products. HHCA operates regional "Coordinated Care Centers" which serve as focal points for managed care organizations, hospitals, physicians, discharge planners and other health care providers to efficiently arrange HHCA services and products.

     At June 30, 1997, HHCA had consolidated assets of approximately $153.5 million and consolidated shareholders' equity of approximately $50.6 million and employed approximately 3,100 full- and part-time persons.

     HHCA's offices are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania 19406, and its telephone number at that address is
(610) 272-1717.

     Additional information concerning HHCA is included in documents previously filed by HHCA with the Commission and which are incorporated by reference in this Proxy Statement. See "Available Information and Incorporation of Documents by Reference."

                           DESCRIPTION OF SUBSIDIARY

     Subsidiary is a direct, wholly-owned subsidiary of HHCA and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania, 19406, and its telephone number at that address is (610) 272-1717.

                        COMPARISON OF THE RIGHTS OF THE
              SHAREHOLDERS OF THE CAPITAL STOCK OF HHCA AND USHO

     The rights of HHCA shareholders are governed by the articles of incorporation (the "HHCA Articles") and bylaws (the "HHCA Bylaws") of HHCA and the laws of the State of Pennsylvania. The rights of USHO shareholders are governed by the certificate of incorporation (the "USHO Certificate") and bylaws (the "USHO Bylaws") of USHO and the laws of the State of New York. After the Effective Time, the rights of USHO shareholders who become HHCA shareholders will be governed by the HHCA Articles, the HHCA Bylaws and the laws of the State of Pennsylvania. While it is not practical to describe all of the changes in the rights of USHO shareholders that will result from being subject to the application of Pennsylvania law and the HHCA Articles and HHCA Bylaws in lieu of New York law and the USHO Certificate and USHO Bylaws, the following is a description of certain of the more significant changes. It should be understood that such description is a summary only and does not purport to be a complete description of all of the changes in the rights of USHO shareholders that will result from the Merger.

     Authorized Capital. The HHCA Articles authorize HHCA to issue 20,000,000 shares of HHCA Common Stock and 10,000,000 shares of preferred stock issuable in series, the relative rights, limitations and preferences of which may be designated by the board of directors. As of November 1, 1997, an aggregate of 9,250,261 shares of HHCA Common Stock were outstanding and no shares of HHCA preferred stock were outstanding. The relative rights and preferences of any series of HHCA preferred stock issued in the future may be established by the HHCA board of directors without shareholder action.

     It is not possible to state the actual effect of the authorization of HHCA Preferred Stock upon the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of a series of preferred stock. However, the issuance of shares of HHCA preferred stock could adversely affect the rights of the holders of HHCA Common Stock. Such effects might include (i) restrictions on dividends on the HHCA Common Stock if dividends on preferred stock have not been paid; (ii) dilution of the voting power of the HHCA Common Stock to the extent that the HHCA preferred stock has voting rights; (iii) dilution of the equity interest of the HHCA Common Stock to the extent that the HHCA preferred stock is converted into HHCA Common Stock; or
(iv) the HHCA Common Stock not being entitled to share in HHCA's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the HHCA preferred stock. Additionally, the issuance of HHCA preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, may be used to deter, discourage or make more difficult the assumption of control of HHCA by another corporation or person through a tender offer, merger, proxy context or similar transaction or series of transactions.

     The USHO Certificate authorizes USHO to issue 40,000,000 shares of USHO Common Stock and 5,000,000 shares of Preferred Stock, of which 328,569 shares have been designated as USHO Preferred Stock. As of November 1, 1997, 12,099,573 shares of USHO Common Stock were outstanding and 328,569 shares of USHO Preferred Stock were outstanding. As is the case with the issuance of HHCA preferred stock, the relative rights and preferences of any series of USHO Preferred Stock issued in the future may be established by the USHO board of directors without shareholder action and, as is the case with the issuance of HHCA preferred stock described above, the issuance of shares of USHO Preferred Stock could adversely affect the rights of the holders of USHO Common Stock.

     Special Meetings of Shareholders. Under New York law, a special meeting of shareholders may be called by the board of directors and by such person or persons as may be authorized to do so in the certificate of incorporation or by-laws. In addition, if an annual shareholder meeting has not been held for a certain period of time and a sufficient number of directors were not elected to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If the board fails to do so, or sufficient directors are not elected within a certain period of time, holders of 10% of the shares entitled to vote in an election of directors may call a special meeting for such an election. The USHO By-laws provide that (i) a special meeting of shareholders may be called by the Chairman of the board of directors or the board of directors and that (ii) a special meeting shall be called by the Chairman of the board of directors or Secretary immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than a majority of the outstanding shares at the time entitled to vote at any meeting of the shareholders.

     Pennsylvania law provides that a special meeting of the shareholders may be called at any time by the board of directors, by such other officers and persons as may be provided in the bylaws of the corporation, or, unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at such a meeting. The HHCA Articles provide that shareholders are not entitled to call a special meeting of shareholders. The HHCA Bylaws provide that a special meeting of shareholders may be called at any time by the Chairman, President or the board of directors.

     Removal of Directors. Under New York law, (i) shareholders may remove any director for cause, and the certificate of incorporation or provision of a by-law adopted by the shareholders may give the board such right; (ii) if the certificate of incorporation or the by-laws so provide, shareholders may remove directors without cause; and (iii) an action to remove a director for cause may be brought by the attorney-general or by the holders of 10% of the outstanding shares, whether or not such shares are entitled to vote. The USHO Bylaws permit the removal of any director at any time, either with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of such director, cast at a special meeting of shareholders called for such purpose.

     Under Pennsylvania law, unless otherwise provided in the articles of incorporation, with respect to a corporation with a classified board such as HHCA, the entire board of directors, or any class of the board of directors or any individual director may be removed only for cause by a vote of the shareholders entitled to vote for the election of directors. The HHCA Articles provide that the entire board of directors, a class of the board of directors, or any individual director may be removed from office only for cause and only by the affirmative vote of the holders of at least 65% of the votes entitled to be cast by all shareholders of record at any annual or regular election of directors or of such class of directors. The foregoing is not intended to limit the right of the board of directors, without shareholder approval, to declare vacant the office of any director for any proper cause.

     Vacancies on the Board of Directors. Under New York law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason except the removal of directors without cause may be filled by vote of the board of directors. However, the certificate of incorporation or by-laws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders. Unless the certificate of incorporation or the specific provision of a by-law adopted by the shareholders provide that the board of directors may fill vacancies occurring therein by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, will hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified. The USHO By-laws provide that any such vacancies in the USHO board of directors and newly created directorships may be filled by a majority vote of the directors then in office, although less than a quorum. Any such vacancy or newly created directorship may also be filled at any time by a vote of the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal.

     Pennsylvania law provides that vacancies on the board of directors, including vacancies resulting from an increase in the number of members of the board of directors, may be filled by a majority vote of the remaining members of the board of directors, even if the remaining members constitute less than a quorum. Pennsylvania law also states that the person selected to fill a vacancy on the board of directors shall serve for the remaining balance of the term on the board of directors. The HHCA By-laws provide that a vacancy on the board of directors shall be filled by a majority vote of the remaining directors, even if they comprise less than a quorum, or by a sole remaining director. Under the HHCA By-laws, the newly elected director then serves until the next election of the class for which that director has been chosen and until a successor is elected and qualified or until the newly elected director's earlier death, resignation or removal.

     Classification of the Board of Directors. New York law permits the certificate of incorporation or the specific provisions of a by-law adopted by the shareholders to divide the directors into either two, three or four classes. Neither the USHO Certificate nor the USHO By-laws provide for classification of the board of directors.

     Pennsylvania law states that, unless otherwise provided in the articles, directors may be classified in respect of the time for which they shall severally hold office as long as: (i) each class is as equal in number as is possible; (ii) the term of office of at least one class shall expire in each year, and (iii) the members of a class shall not be elected for a longer period than four years. The HHCA Articles provide that the board of directors shall be classified with respect to the time for which the directors shall severally hold office by dividing the directors into three classes, which shall be as nearly equal in number as possible. Such classes shall be designated "A", "B" and "C" respectively. The initial directors of Class A, B and C shall serve until the annual meetings of shareholders to be held in 1996, 1997 and 1998, respectively. At these annual meetings of shareholders, the directors of the class whose term has expired shall be elected for a term of three years and, after expiration of such term, shall thereafter be elected every three years for three year terms such that, the term of office of one class shall expire at the annual meeting of shareholders in each year. At each annual meeting of shareholders, the successors to the directors of the classes whose term expires that year shall be elected to hold office.

     Inspection of Books and Records. Under New York law, only shareholders of record for at least six months and any person or persons or the authorized agent of any person or persons holding at least 5% of any class of the outstanding shares have the right to examine the minutes of a corporation and the right to receive, upon request, certain financial statements of the corporation. Under the USHO Bylaws, the board of directors may decide where the books and records of USHO shall be kept, except to the extent otherwise required by law.

     Under Pennsylvania law, a shareholder has the right to examine, during normal business hours, the share register, the books and records of account of the corporation, the records of proceedings of the incorporators, shareholders and directors, and to make copies and extracts therefrom, if the shareholder makes a written, verified demand to inspect. The shareholder's written demand must state a purpose for the inspection that is reasonably related to the shareholder's status as a shareholder. If the inspection is to be made by an attorney or agent of the shareholder, the demand must be accompanied by a verified power of attorney authorizing the attorney or agent to act on behalf of the shareholder. If the corporation or an officer or agent of the corporation has refused to permit the inspection or does not reply to the demand within five business days after the demand was made, the shareholder may apply to the court of common pleas to enforce the right of inspection, and the court of common pleas will determine if the inspection is being made for a proper purpose.

     Amendments of the Certificate of Incorporation/Articles of Incorporation. Under New York law, an amendment or change of the certificate of incorporation may be authorized by vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon. Certain categories of amendments which adversely affect the rights of any holders of shares of a class or series of stock require the affirmative vote of the holders of a majority of all outstanding shares of such class or series, voting separately.

     Pennsylvania law states that amendments to the articles of incorporation shall be proposed by resolution of the board of directors or, unless otherwise provided in the articles, by petition of shareholders entitled to cast at least 10% of the shares entitled to vote. The board of directors must provide a summary or copy of the proposed amendment and information regarding dissenters' rights, if applicable, to the shareholders. Unless the articles of incorporation or a specific provision of Pennsylvania law requires otherwise, amendments to the articles of incorporation must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote and, if any class or series is entitled to vote thereon as a class, by the affirmative vote of a majority of votes cast in each such class vote. Certain amendments to the articles of incorporation that would adversely affect a series or class or which would alter the preferences of a series or class also must be
approved by a majority vote of that series or class.   The HHCA Articles provide
that the shareholders of HHCA shall not be entitled to propose an amendment to the HHCA Articles. Any amendment to, or repeal of, any provision of the HHCA Articles which has (i) previously received the approval of at least a majority of the incumbent directors (as hereinafter defined) on the board of directors shall require for adoption the affirmative vote of the holders of at least a majority of the votes cast by all shareholders of record entitled to vote thereon who are present in person or by proxy at any duly convened annual or special meeting of the shareholders, or (ii) not previously received the approval of at least a majority of the incumbent directors on the board of directors shall require for adoption the affirmative vote of the holders of at least 65% of the votes entitled to be cast by all shareholders of record at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law or otherwise. The term Aincumbent director," as used herein, shall mean any director of HHCA and any director whose election or appointment by the board of directors, or whose nomination for election by the shareholders of HHCA, was approved by a vote of at least a majority of the directors then in office who either were directors on the date thereof or whose election or appointment or nomination for election was previously so approved.

     Amendments to Bylaws. Under New York law, except as otherwise provided in the certificate of incorporation, by-laws may be amended, repealed or adopted by the holders of shares entitled to vote in the election of any director. When so provided in the certificate of incorporation or a by-law adopted by the shareholders, by-laws may also be amended, repealed or adopted by the board of directors by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by law, but any by-law adopted by the board of directors may be amended or repealed by the shareholders entitled to vote thereon. Under the terms of the USHO By-laws, they may be amended, altered, or repealed by resolution adopted by a majority of the board of directors or at a meeting of the shareholders, provided that notice of such action is contained in the notice or waiver of notice should the action take place at a special meeting.

     Pennsylvania law provides that the shareholders have the power to amend or repeal the by-laws of the corporation. However, the power to amend or repeal the by-laws can be expressly vested by the by-laws in the board of directors, subject to the power of the shareholders to change such action by the board.
The HHCA Bylaws provide that, except as provided by law, and subject to Section
17.6 (relating to liability of directors) and 26.9 (relating to indemnification of officers, directors, employees and agents) of the HHCA Bylaws, the HHCA Bylaws may be amended or repealed without shareholder approval by a majority of the incumbent directors on the board of directors, subject to any other approval which is required by law, the HHCA Bylaws or otherwise. Any amendment to, or repeal of, any provision of the HHCA Bylaws which has not previously received the approval of at least a majority of the incumbent directors on the board of directors shall require for adoption the affirmative vote of the holders of at least 65% of the votes entitled to be cast by all shareholders of record at any duly convened annual or special meeting of the shareholders, in addition to any other approval which is required by law, the HHCA Bylaws or otherwise.

     Additionally, Pennsylvania law provides that the board of directors lacks the power to amend by-laws relating to a variety of subjects that can be amended only by the shareholders, including provisions governing the powers of the board of directors, limitations on the personal liability of members of the board of directors, classification of the board of directors, removal of directors, quorums and certain other matters relating to shareholder meetings.

     Dividends and Distributions. Under New York law, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made from sources other than earned surplus, a written notice must accompany such payment or distribution. A corporation may declare and pay dividends or make other distributions except when the corporation is currently insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation. The USHO Certificate provides that the holders of USHO Common Stock shall participate equally, share for share, in all dividends and distributions on USHO Common Stock if and when declared by the board of directors; provided that any cash dividends declared with respect to USHO Common Stock shall be payable only to the extent that funds are legally available therefor.

     Under Pennsylvania law and unless the by-laws state otherwise, the board of directors is empowered to authorize distributions to or for the benefit of its shareholders. Pennsylvania law prohibits a distribution if, after it is made, either (i) the corporation would be unable to pay its debts as they become due in the ordinary course of business or (ii) the total assets of the corporation would be less than the sum of (A) its total liabilities and (B) the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution. Under the HHCA Articles, the board of directors may, from time to time, authorize and HHCA may: (i) make distributions with respect to the outstanding shares of capital stock of HHCA, in cash or property, provided such distribution shall not be made in violation of the law or the HHCA Articles; or (ii) issue or distribute its own shares pro rata to its shareholders or the shareholders of one or more class or series, without payment of consideration by such shareholders, if the relative rights of the holders of any class or series are not adversely affected thereby.

     State Takeover Legislation. New York law prohibits any business combination (defined to include a variety of transactions, including mergers, consolidations, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and the receipt of certain benefits from the corporation, including loans or guarantees) with, involving or proposed by any interested shareholder (defined generally as any person who (i) beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a resident domestic New York corporation or (ii) is an affiliate or associate of such resident domestic corporation and at any time within the past five years was a beneficial owner of 20% or more of such stock) for a period of five years after the date on which the interested shareholder became such unless such business combination or the interested shareholder's purchase of stock is approved by the board of directors prior to such interested shareholder's stock acquisition date. After such five-year period a business combination between a resident domestic New York corporation and such interested shareholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such interested shareholder, its affiliates or associates. New York law exempts from its prohibitions any business combination with an interested shareholder if such business combination, or the purchase of stock by the interested shareholder that caused such shareholder to become such, is approved by the board of directors of the resident domestic New York corporation prior to the date on which the interested shareholder becomes such. Under New York law, corporations may opt to not be governed by the statute described above; USHO has not so elected.

     Under Pennsylvania Law, subject to certain exceptions, a business combination between a Pennsylvania corporation and a person owning 20% or more of such corporation's voting stock (an "interested person") may be accomplished only if: (i) the business combination is approved by the corporation's directors prior to the date on which such person acquired 20% or more of such stock, or if the board of directors approved such person's acquisition of 20% or more of such stock, prior to such acquisition; (ii) the interested person owns shares entitled to cast at least 80% of the votes all shareholders would be entitled to cast in the election of directors, the business combination is approved by the vote of shareholders entitled to cast a majority of votes that all shareholders would be entitled to cast in an election of directors (excluding shares held by the interested person), which vote may occur no earlier than three months after the interested person acquired its 80% ownership, and the consideration received by shareholders in the business combination satisfies certain minimum conditions; (iii) the business combination is approved by the affirmative vote of all outstanding shares of common stock; or (iv) the business combination is approved by the vote of shareholders entitled to cast a majority of the votes that all shareholders would be entitled to cast in the election of directors (excluding shares held by the interested person), which vote may occur no earlier than five years after the interested person became an interested person. A corporation may exempt itself from this provision by an amendment to its articles of incorporation that requires shareholder approval. The HHCA Articles do not provide an exemption from this provision. Pennsylvania has also adopted other anti-takeover legislation from which HHCA has elected to exempt itself in the HHCA Articles.

     Pennsylvania law also provides that the directors of a corporation, in making decisions concerning takeovers or any other matters, may consider, to the extent that they deem appropriate, among other things, (i) the effects of any proposed transaction upon any or all groups affected by such action, including, among others, shareholders, employees, suppliers, customers and creditors, (ii) the short-term and long-term interests of the corporation and (iii) the resources, intent and conduct of the person seeking control.

     Business Combinations. Under New York law, the affirmative vote of the holders of two-thirds of all outstanding shares of stock of a New York corporation entitled to vote thereon is required to approve mergers, consolidations, sales, leases, share exchanges, or other dispositions of all or substantially all the assets of a corporation if not made in the usual or regular course of the business actually conducted by such corporation.

     Under Pennsylvania law, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter is required to approve mergers or consolidations, and certain sales, leases, exchanges and other distributions of all or substantially all of the property and assets of a corporation. In addition, if any class or series of shares is entitled to vote on the merger or consolidation as a class, a majority of the votes cast in each class is necessary to approve the merger or consolidation. Under the HHCA Articles, the board of directors may, if it deems it advisable, oppose a tender, or other offer for HHCA's securities, whether the offer is in cash or in the securities of a corporation or otherwise. If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; commencing litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring HHCA's and/or the offeror's securities; selling or acquiring assets; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; and obtaining a more favorable offer from another individual or entity. If the board of directors determines to sell HHCA or any subsidiary to a third party, or to merge or consolidate HHCA or any subsidiary with a third party, the board of directors shall not be legally obligated to create an auction and may negotiate with only one acquiror.

     Rights of Dissenting Shareholders. Shareholders of a New York corporation have the right to dissent and receive payment of the fair value of their shares if certain proposed corporate actions (including a merger, consolidation, certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain sales, exchanges or other dispositions of all or substantially all of the corporation's assets and certain share exchanges) are taken. A shareholder intending to enforce his or her rights of dissent shall file a written objection to the proposed action with the corporation before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote. See "Right of Dissenting Shareholders."

     Under Pennsylvania law, a shareholder can dissent from, and receive payment of the fair value of his or her shares in the event of certain mergers, consolidations, share exchanges, asset transfers and corporate divisions. Further, a corporation may, in its by-laws or by resolution of the board of directors, provide for dissenters' rights that are more expansive than those granted under Pennsylvania law. Neither the HHCA Articles or HHCA By-laws provide for any such expanded dissenters' rights. Pennsylvania law further provides that a shareholder who wishes to dissent from a corporate action and to receive the fair value of his or her shares must (i) make a written demand therefor prior to the shareholder vote on the action, (ii) retain ownership of the shares through the effective date of the proposed action and (iii) refrain from voting his or her shares in approval of the action. The shareholder then must make a demand for payment and deposit his or her share certificates with the corporation within the time period allotted by the corporation. If the shareholder fails to make a timely demand for payment or fails to deposit stock certificates with the corporation in accordance with instructions by the corporation, the shareholder loses his or her right to receive payment for the fair value of his or her shares under Pennsylvania law.

     Indemnification of Directors, Officers and Employees. Under New York law, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     The indemnification rights described above are not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by
(i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding shall be entitled to indemnification. Except as provided in the preceding sentence, or ordered by a court pursuant to New York law, any indemnification provided under New York law described in the above paragraphs shall be made by the corporation only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available, or (ii) in the event a quorum of disinterested directors is not available or an available quorum so directs, by either (A) the board of directors upon the written opinion of independent legal counsel, or (B) by the shareholders.

     The USHO Bylaws provide that USHO shall, to the fullest extent permitted by law, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of USHO to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of USHO is serving or served in any capacity at the request of USHO, by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of USHO, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein.
However, no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that
(i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. USHO may indemnify any other person to whom it is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, New York law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification. The

USHO Bylaws expressly authorize the creation of other indemnification rights in any such manner. The USHO Bylaws further provide that any director or officer of USHO serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors are held by USHO, or (ii) any employee benefit plan of USHO or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of USHO.

     Absent contrary provisions in the corporation's by-laws, Pennsylvania law provides that a corporation has the power to, and in some cases must, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, including a derivative action, by reason of the fact that the person is, was or functions as a director, officer, employee or agent of the corporation. Such indemnification against reasonable expenses, attorneys' fees, judgments, fines and amounts paid in settlements, is permitted only if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, in the case of a criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful.

     A determination that the officer, director, employee or agent has met the required standard of conduct, and that indemnification therefor is proper, must be made (i) by a majority vote of a quorum comprised of disinterested directors,
(ii) in writing by independent legal counsel if a quorum of disinterested directors cannot be achieved or, if a quorum of disinterested directors exists, a majority of such quorum votes to seek a written determination by independent legal counsel or (iii) by the shareholders. In the case of a derivative action, Pennsylvania law bars indemnification when the representative has been adjudged liable unless and to the extent the court of common pleas or other court determines that indemnity is proper.

     A corporation may advance expenses incurred by a director, officer, employee or agent in defending an action or proceeding in the event the director, officer, employee or agent has provided to the corporation an undertaking to repay the advanced expenses if it is later determined that he or she was not entitled to indemnification. Pennsylvania law also provides that a corporation must indemnify a director, officer, employee or agent from expenses incurred in defense of any action or proceeding described above when the director, officer, employee or agent has been successful on the merits or otherwise.

     The statutory indemnification rights are not exclusive and can be expanded by the corporation's by-laws, by agreement or by vote of the shareholders or
disinterested  directors.   Such expanded  indemnification  rights will be
unavailable, however, if a court of common pleas finds that the act or failure to act giving rise to the purported right of indemnification constituted willful misconduct or recklessness. Finally, unless the by-laws of the corporation provide otherwise, a corporation may purchase insurance on behalf of any officer, director, employee or agent.

     The HHCA Bylaws provide that HHCA, to the full extent permitted by statute, shall (i) indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to , or who is called as a witness in connection with any threatened, pending, or investigative action, including an action by or in the right of HHCA by reason of the fact that he or she is or was a director, officer, employee or agent of HHCA or is or was serving at the request of HHCA as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The HHCA Bylaws also provide that HHCA shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of HHCA, by reason of the fact that he or she is or was a director, officer, employee or agent of HHCA, or is or was serving at the request of HHCA as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The HHCA Bylaws provide further that any indemnification and advancement of expenses provided by, or granted pursuant to the HHCA Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the HHCA Bylaws, or any agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. It is the policy of HHCA that indemnification of, and advancement of expenses to, directors and officers of HHCA shall be made to the fullest extent permitted by law. To this end, the indemnification provisions of the HHCA Bylaws shall be deemed to have been amended for the benefit of directors and officers of HHCA effective immediately upon any modification of Pennsylvania law that expands or enlarges the power or obligation of corporations organized under Pennsylvania law to indemnify, or advance expenses to, directors and officers of corporations.

     Limitation of Personal Liability of Directors. New York law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that the director's acts violated certain provisions of New York law or (ii) the liability of any director for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The USHO Certificate provides that no director shall be personally liable to USHO or any of its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by New York law.

     Under Pennsylvania law, a bylaw adopted by the shareholders may provide that, except in the case of responsibility or liability under a criminal statute or liability for payment of local, state or federal taxes, a director shall not be personally liable for monetary damages for any action taken unless the director has breached or failed to perform his or her fiduciary duties and the breach or failure to perform constituted self dealing, willful misconduct or recklessness. As permitted by Pennsylvania law, the HHCA Bylaws provide that a director shall not be personally liable in such capacity for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his office under Pennsylvania law, and the breach or failure to perform constitutes self dealing, willful misconduct or recklessness. These provisions of the HHCA Bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of HHCA's taxes pursuant to local, Pennsylvania or federal law. These provisions offer persons who serve on the board of directors protection against awards of monetary damages for negligence in the performance of their duties.

                                    EXPERTS

     The consolidated balance sheets as of June 30, 1997 and 1996 and the consolidated statements of income, retained earnings, and cash flows of HHCA for each of the three years in the period ended June 30, 1997, incorporated by reference in this Proxy Statement, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedule of U.S. HomeCare Corporation incorporated in this Proxy Statement by reference from U.S. HomeCare Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

     Blank Rome Comisky & McCauley, Philadelphia, Pennsylvania, will render its opinion that the HHCA Common Stock offered hereby will, when issued as contemplated herein, be validly issued, fully paid and non-assessable. Certain legal matters will be passed upon for USHO by Brobeck, Phleger & Harrison LLP, New York, New York. Brobeck, Phleger & Harrison LLP and its affiliated firm, Brobeck Hale and Dorr International, hold an aggregate of 133,333 shares of USHO Common Stock.

                                                                      Appendix A

               Amended and Restated Agreement and Plan of Merger

                                      among

                    Home Health Corporation of America, Inc.

                       HHCA Acquisition Corporation, Inc.

                                       and

                            U.S. HomeCare Corporation



                               September 26, 1997

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE I

     THE MERGER..............................................................................2
     Section 1.1  The Merger.................................................................2
     Section 1.2  Closing and Effective Time.  ..............................................2
     Section 1.3  Directors and Officers of the Surviving Corporation........................3
     Section 1.4  Certificate of Incorporation...............................................3
     Section 1.5  Bylaws.....................................................................3
     Section 1.6  Effect of the Merger.......................................................3

ARTICLE II

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................................3
     Section 2.1  Merger Consideration; Conversion and Cancellation of Securities............3
     Section 2.2  Payment for Company Common Stock and Company Preferred
                  Stock; Surrender of Certificates...........................................7
     Section 2.3  Stock Transfer Books. ....................................................10
     Section 2.4  Dissenting Company Common Stock and Company Preferred Stock...............10
     Section 2.5  Option Plans..............................................................10
     Section 2.6  Warrants..................................................................11

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................12
     Section 3.1  Organization..............................................................12
     Section 3.2  Capitalization............................................................13
     Section 3.3  Authorization; Validity of Agreement; Necessary Action....................14
     Section 3.4  Consents and Approvals; No Violations.....................................15
     Section 3.5  SEC Reports and Financial Statements......................................15
     Section 3.6  Absence of Certain Changes................................................16
     Section 3.7  No Undisclosed Liabilities................................................17
     Section 3.8  Litigation................................................................18
     Section 3.9  No Default; Compliance with Applicable Laws...............................18
     Section 3.10 Intellectual Property.....................................................19
     Section 3.11 Taxes.....................................................................19
     Section 3.12 Tax Matters; Pooling......................................................22
     Section 3.13 Affiliates................................................................23
     Section 3.14 Certificate of Incorporation and Bylaws...................................23

     Section 3.15 Properties................................................................23
     Section 3.16 Employee Benefit Plans....................................................24
     Section 3.17 Labor Matters.............................................................25
     Section 3.18 Brokers...................................................................26
     Section 3.19 Environmental Matters.....................................................26
     Section 3.20 Insurance.................................................................30
     Section 3.21 State Takeover Statutes...................................................30
     Section 3.22 Contracts and Commitments.................................................30
     Section 3.23 Interests of Officers and Directors.......................................32
     Section 3.24 Questionable Payments.....................................................32
     Section 3.25 Opinion of Financial Advisor..............................................32
     Section 3.26 Information Supplied......................................................33
     Section 3.27 Vote Required.............................................................33
     Section 3.28 Third-Party Payment Contracts.............................................33
     Section 3.29 Third-Party Payment Filings...............................................34

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF
     ACQUIROR AND ACQUISITION SUBSIDIARY....................................................34
     Section 4.1  Organization..............................................................34
     Section 4.2  Capitalization............................................................35
     Section 4.3  Authorization; Validity of Agreement; Necessary Action....................36
     Section 4.4  Consents and Approvals; No Violations.....................................37
     Section 4.5  SEC Reports and Financial Statements......................................37
     Section 4.6  Absence of Certain Changes................................................38
     Section 4.7  No Undisclosed Liabilities................................................39
     Section 4.8  Litigation................................................................39
     Section 4.9  No Default; Compliance with Applicable Laws...............................39
     Section 4.10 Taxes.....................................................................40
     Section 4.11 Tax Matters; Pooling......................................................42
     Section 4.12 Affiliates................................................................42
     Section 4.13 Certificate of Incorporation and Bylaws...................................42
     Section 4.14 Brokers...................................................................43
     Section 4.15 Opinion of Financial Advisor..............................................43
     Section 4.16 Information Supplied......................................................43
     Section 4.17 Employee Benefit Plans....................................................43
     Section 4.18 Questionable Payments.....................................................45
     Section 4.19 Third-Party Payment Contracts.............................................45
     Section 4.20 Third-Party Payment Filings...............................................46

ARTICLE V
     COVENANTS..............................................................................46
     Section 5.1  Interim Operations of the Company.........................................46
     Section 5.2  Access; Confidentiality...................................................48
     Section 5.3  Additional Agreements.....................................................49
     Section 5.4  Consents and Approvals; HSR Act...........................................49
     Section 5.5  Meeting of Shareholders...................................................50
     Section 5.6  Registration Statement; Proxy Statements..................................50
     Section 5.7  No Solicitation...........................................................52
     Section 5.8  Affiliates; Pooling; Tax Treatment........................................53
     Section 5.9  Publicity.................................................................54
     Section 5.10 Notification of Certain Matters...........................................54
     Section 5.11 Comfort Letter............................................................55
     Section 5.12 Pooling Opinion...........................................................56
     Section 5.13 Form S-8..................................................................56
     Section 5.14 Listing of Additional Shares..............................................56
     Section 5.15 Reservation of Acquiror Common Stock......................................56
     Section 5.16 Indemnification...........................................................56
     Section 5.17 Payment of Company Obligations............................................57
     Section 5.18 Delivery of Expenses Information..........................................57

ARTICLE VI

     CONDITIONS.............................................................................57
     Section 6.1  Conditions to Each Party's Obligation to Effect the Merger................57
     Section 6.2  Additional Conditions to Obligations of the Company.......................58
     Section 6.3  Additional Conditions to Obligations of Acquiror and
                  Acquisition Subsidiary....................................................60

ARTICLE VII

     TERMINATION AND AMENDMENT..............................................................61
     Section 7.1  Termination...............................................................61
     Section 7.2  Effect of Termination.....................................................62

ARTICLE VIII

     MISCELLANEOUS..........................................................................62
     Section 8.1  Fees and Expenses.........................................................62
     Section 8.2  Amendment and Modification................................................64
     Section 8.3  Nonsurvival of Representations and Warranties.............................64
     Section 8.4  Notices...................................................................64

     Section 8.5  Interpretation............................................................65
     Section 8.6  Counterparts..............................................................65
     Section 8.7  Entire Agreement; No Third Party Beneficiaries; Rights of
                  Ownership.................................................................66
     Section 8.8  Severability..............................................................66
     Section 8.9  Governing Law.............................................................66
     Section 8.10 Assignment................................................................66
     Section 8.11 Definition................................................................66

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of September 26, 1997, by and among Home Health Corporation of America, Inc., a Pennsylvania corporation (the "Acquiror"), HHCA Acquisition Corporation, Inc. a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquisition Subsidiary"), and U.S. HomeCare Corporation, a New York corporation (the "Company").


                                    RECITALS:

         WHEREAS, Acquiror, Company and Acquisition Subsidiary entered into a certain Agreement and Plan of Merger dated as of September 26, 1997;

         WHEREAS, Acquiror, Company and Acquisition Subsidiary desire to amend and restate as of September 26, 1997 the Agreement and Plan of Merger in its entirety to more accurately reflect their intents as of Such time with respect to certain provisions of the Agreement and Plan of Merger;

         WHEREAS, upon and subject to the terms and conditions of this Agreement, Acquisition Subsidiary will merge with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of Acquiror;

         WHEREAS, the Board of Directors of the Company has determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the shareholders of the Company;

         WHEREAS, the Board of Directors of Acquiror has determined that the Merger and the other transactions contemplated by this Agreement are consistent with and in furtherance of the long-term business strategy of Acquiror and is fair to and in the best interests of Acquiror and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the shareholders of Acquiror;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger is intended to be treated as a "pooling of interests" pursuant to APB Opinion No. 16 for financial accounting purposes;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Acquiror and Acquisition Subsidiary hereby amend and restate the Agreement and Plan of Merger in its entirety and agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), the Company and Acquisition Subsidiary shall consummate a merger pursuant to which Acquisition Subsidiary shall be merged with and into the Company in accordance with the relevant provisions of the New York Business Corporation Law ("NYBCL") and the Delaware General Corporation Law ("DGCL"), the separate corporate existence of Acquisition Subsidiary (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation in the Merger (the Company is sometimes referred to as the "Surviving Corporation"). Notwithstanding the foregoing, at the election of Acquiror, Acquiror may substitute for Acquisition Subsidiary any direct or indirect wholly-owned subsidiary of Acquiror as a party to the Merger. To the extent that Acquiror exercises its election to substitute a direct or indirect wholly-owned subsidiary of Acquiror as a party to the Merger then the parties hereto shall promptly enter into an amendment to this Agreement necessary or desirable to implement such election, without any need for approval, authorization or adoption by the Board of Directors or shareholders of the Company.

         Section 1.2 Closing and Effective Time. The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, if permissible, waiver of all of the conditions set forth in Article VI hereof, at the offices of Blank Rome Comisky & McCauley, One Logan Square, Philadelphia, Pennsylvania, or (ii) at such other time and place as Acquiror and the Company shall agree (the "Closing Date"). Immediately after completion of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the NYBCL and the DGCL and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State and by the Department of State of the State of New York, or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.3 Directors and Officers of the Surviving Corporation. The directors and officers of Acquisition Subsidiary at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation.

         Section 1.4 Certificate of Incorporation. On and after the Effective Time, the Certificate of Incorporation of Company in effect immediately prior to the Effective Time, with such changes as may be desired by Acquiror, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.5 Bylaws. On and after the Effective Time, the bylaws of the Company in effect immediately prior to the Effective Time, with such changes as may be desired by Acquiror, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NYBCL and DGCL, including, without limitation, Section 906 of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.1 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Acquisition Subsidiary, the Company or the holders of any of the Company's securities:

         (a) Conversion of Company Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") (other than Company Common Stock to be canceled in accordance with
Section 2.1(c) and any shares of Company Common Stock which are held by shareholders who shall have duly asserted appraisal or dissenters rights pursuant to the NYBCL ("Dissenting Shareholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in
Section 2.2 (the "Common Stock Certificate"), such number of shares of common stock, no par value, of the Acquiror ("Acquiror Common Stock") determined by multiplying such share of Company Common Stock by the conversion ratio CR\\1\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below).

    CR\\1\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\1\\ * W\\1\\ + CP\\2\\ * W\\2\\ + CP\\3\\ * W\\3\\)
              ------------------------------------------------------------------------------------------
                           ASP(CS + PSC + AL + DO + EO + W\\1\\ + W\\2\\ + W\\3\\)

provided, however, if the result of CR1 multiplied by ASP is less than CP\\3\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of

Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\2\\, determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\2\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\1\\ * W\\1\\ + CP\\2\\ * W\\2\\)
                   -----------------------------------------------------------------------
                            ASP(CS + PSC + AL + DO + EO + W\\1\\ + W\\2\\)

provided, however, if the result of CR\\2\\ (as determined above) multiplied by ASP is less than CP\\1\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\3\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\3\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\2\\ * W\\2\\ - PSV)
                   ----------------------------------------------------------
                            ASP(CS + AL + DO + EO + W\\2\\)

provided, however, if the result of CR\\3\\ (as determined above) multiplied by ASP is less than CP\\2\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather each share of the Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\4\\, determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\4\\ = ASP * X - PPE + (.15AL + DO + EO - PSV)
                   ---------------------------------------
                           ASP(CS + AL + DO + EO)

provided, however, further, if the result of CR\\4\\ (as determined above) multiplied by ASP is less than $1.00, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\5\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\5\\ = ASP * X - PPE + (.15AL - PSV)
                   -----------------------------
                           ASP(CS + AL)

The variables used in the foregoing formulas and otherwise in this Agreement shall have the following meanings:

"PSC" shall mean the aggregate number of shares of Company Common Stock that Company would be required to issue in accordance with the terms of the Company's Certificate of Incorporation upon the conversion to Company Common Stock of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

"PSV" shall mean $35.00 multiplied by the number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

"X" shall equal 2,822,000 if ASP is less than or equal to P\\LC\\, or 2,622,000 if ASP is greater than or equal to P\\UC\\. Otherwise, "X" shall mean:


         (ASP - P\\LC\\) * (2,722,000 - 2,822,000) + 2,822,000
                           -----------------------
                                SP - P\\LC\\

"PPE" shall mean the amount, if any, obtained by subtracting $1,500,000 from the Expenses (as defined in Section 8.1(h) and reflected in the statement delivered pursuant to Section 5.18) and subtracting from the result so obtained the lesser of (i) $175,000, or (ii) one-half of the amount, if any, of such Expenses which exceed $1,500,000.

"ASP" shall mean the average of the last reported sale prices of a share of Acquiror Common Stock as reported by the Nasdaq Stock Market for the ten business days ending three business days before the Company Shareholders Meeting (as defined in Section 5.5(a)).

"SP" shall mean $11.43.

"CP\\1\\" shall mean the Exercise Price (as defined in the Stock Purchase Warrants issued by the Company to Sanders Morris Mundy Inc. on February 1, 1995 and February 8, 1995) in effect immediately prior to the Effective Time.

"CP\\2\\" shall mean the Exercise Price (as defined in the Stock Purchase Warrants issued by the Company on March 25, 1997) in effect immediately prior to the Effective Time.

"CP\\3\\" shall mean $1.75.

"CS" shall mean the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

"AL" shall mean the aggregate number of options to purchase Company Common Stock outstanding as of the Closing Date which were granted by the Company pursuant to the terms of Consulting Agreements dated October 2, 1996.

"DO" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the Director Stock Options (as defined in Section 2.5(b)) which have an exercise price of $1.00.

"EO" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the Employee Stock Options (as defined in Section 2.5(a)) which have an exercise price of $1.00.

"W\\1\\" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the warrants listed under the heading "1995 Other Warrants" on
Schedule 2.6.

"W\\2\\" shall mean the aggregate number of shares of Common Stock issuable upon exercise of warrants listed under the heading "1997 Warrants" on Schedule 2.6.

"W\\3\\" shall mean the aggregate number of shares of Common Stock issuable upon the exercise of the warrants listed under the heading "1995 Preferred Warrants" on Schedule 2.6.

"P\\LC\\" shall mean $9.50.

"P\\UC\\" shall mean SP + (SP - P\\LC\\).

"CR" shall mean CR\\1\\, CR\\2\\, CR\\3\\, CR\\4\\ or CR\\5\\, whichever is the result utilized at the Effective Time pursuant to Section 2.1 to calculate the number of shares of Acquiror Common Stock to be distributed to the holders of Company Common Stock.

All such shares of Company Common Stock and Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Common Stock Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock therefor upon the surrender of such Common Stock Certificate in accordance with Section 2.2, or, in the case of Dissenting Shareholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such shares of Company Common Stock, as applicable, as determined in accordance with the NYBCL. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e) of this Agreement.

         (b) Conversion of Company Preferred Stock. Each issued and outstanding share of Company Preferred Stock (other than any shares of Company Preferred Stock which are held by shareholders who shall have duly asserted appraisal or dissenters rights pursuant to the NYBCL

("Dissenting Shareholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Preferred Stock in the manner provided in Section 2.2 (the "Preferred Stock Certificate"), the greater of (i) the number of shares of Company Common Stock which, based on the ASP, is equal in value to $35.00, plus any dividends declared or accrued but unpaid on such share of Company Preferred Stock, or (ii) the number of shares of HHCA Common Stock that would be issuable in the Merger if such shares of Company Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time pursuant to the terms of the Certificate of Amendment of the Certificate of Incorporation of the Company dated January 31, 1995. All such shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Preferred Stock Certificate representing any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Liquidation Preference to which such shares are entitled upon the surrender of such Preferred Stock Certificate in accordance with Section 2.2, or, in the case of Dissenting Shareholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such shares of Company Preferred Stock, as applicable, as determined in accordance with the NYBCL. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e) of this Agreement.

         (c) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by the Company or any subsidiary of the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (d) Acquisition Subsidiary Capital Stock. Each issued and outstanding share of capital stock of Acquisition Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         Section 2.2 Payment for Company Common Stock and Company Preferred Stock; Surrender of Certificates.

         (a) Exchange Fund. Promptly after the Effective Time, Acquiror shall deposit, or cause to be deposited, with a bank or trust company mutually agreeable to the parties to this Agreement (the "Exchange Agent"), for the benefit of the former holders of Company Common Stock and Company Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing the number of shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) and 2.1(b), and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of Acquiror Common Stock pursuant to Section 2.2(e). The certificates and cash deposited with the Exchange Agent in accordance with this subsection 2.2(a) are hereinafter referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver Acquiror Common Stock and/or cash, as described above, in exchange for surrendered certificates evidencing Company Common Stock and Company Preferred Stock pursuant to the terms of this Agreement out of the Exchange Fund.

         (b) Letter of Transmittal. As soon as practicable after the Effective Time, Acquiror will send to each record holder of Company Common Stock and Company Preferred Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Common Stock Certificates and Preferred Stock Certificates to the Exchange Agent.

         (c) Payment Procedures. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Company Common Stock and Company Preferred Stock, upon surrender to the Exchange Agent of one or more Common Stock Certificates and Preferred Stock Certificates for cancellation together with a duly executed and properly completed letter of transmittal, the shares of Acquiror Common Stock in accordance with the provisions of Section 2.1(a) and 2.1(b). If payment is to be made to a person other than the person in whose name a Common Stock Certificate or Preferred Stock Certificate surrendered is registered, it shall be a condition of payment that such Common Stock Certificate or Preferred Stock Certificate so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Common Stock Certificate or Preferred Stock Certificate surrendered, or such person shall establish to the satisfaction of Acquiror that such tax has been paid or is not applicable. No interest shall be paid on any consideration payable in the Merger to former holders of Company Common Stock or Company Preferred Stock.

         (d) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Common Stock Certificate or Preferred Stock Certificate with respect to the shares of Acquiror Common Stock evidenced thereby and no consideration shall be paid to any such holder, until the holder of such Common Stock Certificate or Preferred Stock Certificate shall surrender such Common Stock Certificate or Preferred Stock Certificate. If any holder of Company Common Stock and Company Preferred Stock shall be unable to surrender such holder's Common Stock Certificate or Preferred Stock Certificate because such Common Stock Certificate or Preferred Stock Certificate has been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror.

         (e) No Fractional Shares.

             (i) No fractional shares of the Acquiror Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash adjustments will be paid to the former holder of Company Common Stock and Company Preferred Stock in respect of any fraction of a share of Acquiror Common Stock which would otherwise be issuable under this Agreement. Such cash adjustment shall be equal to an amount determined by multiplying such fraction by the ASP.

             (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Company Common Stock and Company Preferred Stock with respect to any fractional share interests of Acquiror Common Stock, the Exchange Agent shall promptly pay such amounts to such former holders of Company Common Stock and Company Preferred Stock subject to and in accordance with the terms of this Section
                   2.2. Acquiror will make available to the Exchange Agent the cash necessary for this purpose.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former holders of the Company Common Stock and Company Preferred Stock for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any former holders of Company Common Stock and Company Preferred Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the consideration to which they are entitled, without any interest thereon.

         (g) Withholding. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock and Company Preferred Stock such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any other provisions of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Company Common Stock and Company Preferred Stock in respect of which such deduction and withholding was made by Acquiror.

         (h) Effect of Escheat Laws. Neither the Exchange Agent, Acquiror, Surviving Corporation nor the Company shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock for any consideration delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

         Section 2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on the records of the Company.

         Section 2.4 Dissenting Company Common Stock and Company Preferred Stock. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock held by a holder who has not voted such Company Common Stock or Company Preferred Stock in favor of the authorization, approval and adoption of this Agreement and the Merger or consented thereto in writing and with respect to which dissenters' rights shall have been demanded and perfected in accordance with Sections 623 and 910 of the NYBCL (the "Dissenting Company Stock") and as of the Effective Time not withdrawn shall not be converted into the right to receive the consideration payable pursuant to Section 2.1(a) or 2.1(b) at or after the Effective Time, but such Company Common Stock and Company Preferred Stock shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Company Stock pursuant to the laws of the State of New York unless and until the holder of such Dissenting Company Stock withdraws his or her demand for such appraisal or becomes ineligible for such appraisal. If a holder of Dissenting Company Stock shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Company Stock shall automatically be converted into and represent the right to receive the consideration payable pursuant to Section 2.1(a) or 2.1(b), without interest, as provided in Section 2.1(a) and 2.1(b). The Company shall give Acquiror (i) prompt notice of any demands for appraisal of Company Common Stock or Company Preferred Stock received by the Acquiror and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Acquiror, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         Section 2.5 Option Plans.

         (a) Each outstanding option to purchase Company Common Stock issued to employees and consultants of the Company pursuant to the Company's 1995 Stock Option/Stock Issuance Plan (as amended February 15, 1996) (the "Option Plan") (and not including options granted to certain consultants under certain Consulting Agreements dated October 2, 1996, as amended, which were not granted under the Option Plan), whether vested or unvested (each an "Employee Stock Option"), which is not exercised on or before the Closing Date shall remain outstanding after the Effective Time and shall be assumed by Acquiror. The parties intend that Acquiror's assumption of the Employee Stock Options shall be treated as "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and this subsection (a) shall be interpreted and applied consistent with such intent. Each Employee Stock Option assumed by Acquiror shall be exercisable upon the same terms and conditions as under the Option Plan and applicable option agreement issued thereunder, except that (i) such Employee Stock Option shall be exercisable for that number of shares of Acquiror's Common Stock equal to CR (as defined in Section 2.1) multiplied by the number of shares of Company Common Stock for which such Employee Stock Option was exercisable and rounded to the nearest whole share with fractions of 0.5 or greater rounded up and fractions of less than 0.5 rounded down, and (ii) the exercise price of such Employee Stock Option shall be equal to the exercise price of such option as of the date hereof divided by CR and rounded up to the nearest whole cent. No fractional shares of Company Common Stock shall be issued upon exercise of any Employee Stock Option, and any and all fractional shares shall be canceled.

         (b) Except for such options which by their terms terminate at the Effective Time, each outstanding option to purchase Company Common Stock issued to a non-employee director pursuant to the Option Plan (a "Director Stock Option"), whether vested or unvested, which is not exercised on or before the Closing Date, shall remain outstanding after the Effective Time and shall be assumed by Acquiror. Each Director Stock Option assumed by Acquiror shall be exercisable upon the same terms and conditions as under the Option Plan and the applicable option agreement issued thereunder, except that (i) such Director Stock Option shall be exercisable for that number of shares of Acquiror's Common Stock equal to CR multiplied by the number of shares of Company Common Stock for which such Director Stock Option was exercisable and rounded to the nearest whole share with fractions of 0.5 or greater rounded up and fractions of less than 0.5 rounded down, and (ii) the exercise price of such Director Stock Option shall be equal to the exercise price of such Director Stock Option as of the date hereof divided by CR and rounded up to the nearest whole cent.

         (c) As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of Employee Stock Options and Director Stock Options appropriate notices setting forth such holders' rights pursuant to the Option Plan and the agreements evidencing the grants of such Employee Stock Options and Director Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Merger).

         Section 2.6 Warrants.

         (a) Each outstanding warrant to purchase Company Common Stock issued to the warrantholders listed on Schedule 2.6 of the Company Disclosure Schedule (as defined in Section 3.1(a) below) (collectively, the "Warrants") shall remain outstanding after the Effective Time. As of the Effective Time, the Acquiror shall assume the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the provisions of such holder's Warrant which set forth the effect on the Warrant of the Merger.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Acquiror and Acquisition Subsidiary as follows:

         Section 3.1 Organization.

         (a) Except as set forth in Section 3.1 of the Company Disclosure Schedule (as defined below), each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority and any necessary governmental authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as set forth in Section 3.1 of the Company Disclosure Schedule (as defined below), is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect (as defined below in Section 3.1(b)). A true and complete list of all the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary and an indication of whether each such subsidiary of the Company is a subsidiary of the Company that would constitute a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("SEC"), is set forth in Section 3.1 of the Company Disclosure Schedule delivered to Acquiror and Acquisition Subsidiary on or before the date hereof (the "Company Disclosure Schedule").

         (b) The term "Company Material Adverse Effect," as used in this Agreement, means any change or effect (including but not limited to any action taken, or law enacted, enforced, interpreted, or deemed applicable to the Company or any of its subsidiaries, by any Governmental Entity (as defined in Section 3.4)) that, individually or when taken together with all other changes or effects, would be materially adverse to the condition (financial or otherwise), results of operations, business, properties (including intangible properties), prospects, assets or liabilities of the Company and its subsidiaries taken as a whole.

         Section 3.2 Capitalization.

         (a) Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which 100,000 shares of such preferred stock have been designated 6% Convertible Preferred Stock and 328,569 shares of such preferred stock have been designated $35.00 6% Convertible Preferred Stock. As of the date hereof, (i) 10,398,243 shares of Company Common Stock were issued and outstanding, (ii) no shares of the 6% Convertible Preferred Stock were issued and outstanding, (iii) 328,569 shares of Company Preferred Stock were issued and outstanding, (iv) no shares of Company Common Stock were held in the treasury of the Company, (v) 7,152,308 shares of Company Common Stock were reserved for issuance upon conversion of the Company Preferred Stock; (vi) 1,160,500 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options under the Option Plan, (vii) 1,730,000 shares of Company Common Stock were reserved for issuance pursuant to options granted to certain consultants, as more fully described in Section 3.2 of the Company Disclosure Schedule, and (viii) 3,120,600 shares of Company Common Stock were reserved for issuance under outstanding warrants exercisable for the purchase of Company Common Stock, as more fully described in Section 3.2 of the Company Disclosure Schedule (the "Warrants"). Section 3.2 of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all holders of options or warrants to purchase Company Common Stock, the number of such options or warrants outstanding as of such date, and the exercise price per option or warrant. The Company has delivered to Acquiror complete and correct copies of the Option Plan, Warrants and all forms of stock options issued pursuant to the Option Plan or otherwise, including all amendments thereto. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in the Company or any of its wholly-owned subsidiaries subject
to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is bound, and, except as set forth in Section 3.2 of the Company Disclosure Schedule, all such issued shares or the equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Company or any of its subsidiaries. Except as set forth in
Section 3.2 of the Company Disclosure Schedule, the Company is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities. No bonds, indentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote is issued or outstanding.

         (b) Except as set forth in Section 3.2 of the Company Disclosure Schedule, all of the outstanding shares of the capital stock of each subsidiary of the Company are beneficially owned by the Company, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary. Except as set forth in Section 3.2 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns, directly or indirectly, or have a right to acquire an equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity.

         (c) Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company, or any of its subsidiaries (other than advances to subsidiaries in the ordinary course of business) to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other Person (as defined in Section 8.11). Except (q) as set forth in Section 3.2 of the Company Disclosure Schedule, (r) for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or of any of its subsidiaries.

         Section 3.3 Authorization; Validity of Agreement; Necessary Action. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Company as set forth in Section 5.5(a)). The execution, delivery and performance by Company of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby, have been duly authorized by the Board of Directors of Company and no other corporate action on the part of Company is necessary to authorize the execution and delivery by Company of this Agreement and the consummation of the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Company as set forth in Section 5.5(a)). This Agreement has been duly executed and delivered by Company and, assuming due and valid authorization, execution and delivery hereof by the Acquiror and the Acquisition Subsidiary, is a valid and binding obligation of Company, enforceable against Company in accordance with its terms.

         Section 3.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 3.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934 (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, the New York Public Health Law (the "Public Health Law") and federal and other state laws and regulations governing the acquisition or operation of a home health care provider and the filing and recordation of a certificate of merger under the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the bylaws of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity"), on the part of the Company or any subsidiary, (iii) require the consent of any Person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, or (iv) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, writ, injunction or decree applicable to the Company, any of its subsidiaries or any of their properties or assets.

         Section 3.5 SEC Reports and Financial Statements.

         (a) The Company has timely filed (i) with the SEC, and has delivered or made available to Acquiror, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1994 under the Securities Act or the Exchange Act, including, without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements or other documents (collectively, the "Company SEC Documents"). Except as set forth in Section 3.5 of the Company Disclosure Schedule, the Company SEC Documents were prepared in accordance with the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto, (ii) the Company SEC Documents when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

         (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Documents, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount. Except as set forth in
Section 3.5 of the Company Disclosure Schedule, the Company is not aware of any facts or circumstances which would require the Company to amend or restate any of the Company SEC Documents, including without limitation the financial information included therein.

         Section 3.6 Absence of Certain Changes. Since January 1, 1997, except as contemplated in this Agreement and set forth in Section 3.6 of the Company Disclosure Schedule, there has not been:

         (a) any Company Material Adverse Effect;

         (b) any damage, destruction or loss with respect to any of the assets of the Company or any of its subsidiaries that, if not covered by insurance, has caused or could be expected to cause the Company to incur an expense, cost or loss of $50,000 or more;

         (c) any issuance of any capital stock by the Company or any of its subsidiaries, or any adjustment to the conversion price of the Company Preferred Stock, or any adjustment to the exercise price under any option or warrant issued by the Company, or any redemption or other acquisition of capital stock by the Company or any of its subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

         (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

         (e) other than as contemplated by this Agreement, any entry into any agreement, commitment or transaction (including, without limitation, any borrowing or capital expenditure) which requires the payment of more than $50,000 on an annual basis or which cannot be terminated upon notice of 30 days or less;

         (f) any transfer of, or rights granted under, any licenses, agreements, patents, trademarks, trade names or copyrights;

         (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any asset of the Company or any of its subsidiaries which, individually or in the aggregate with all assets encumbered since January 1, 1997, has a book value of at least $50,000;

         (h) any change by the Company in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Company SEC Documents; or

         (i) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company or its subsidiaries as a group, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice, or (B) the granting of stock options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company.

         Except as set forth in Section 3.6 of the Company Disclosure Schedule, since January 1, 1997 the Company and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Company and its subsidiaries taken as a whole. Except as set forth in Section 3.6 of the Company Disclosure Schedule, no Person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.

         Section 3.7 No Undisclosed Liabilities. Except as set forth in Section
3.7 of the Company Disclosure Schedule, and except as reflected or reserved against in the consolidated financial statements contained in the Company SEC Documents, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.8 Litigation. Except as disclosed in the Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending before any Governmental Entity or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Except as disclosed in the Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any outstanding order, including, without limitation, cease-and-desist or other orders, writ, injunction, decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity.

         Section 3.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, the business of the Company and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation or bylaws, (ii) any agreement to which the Company or its subsidiaries is a party or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.9 of the Company Disclosure Schedule sets forth a true, complete and accurate description of all reports delivered to the Company or its counsel or agents with respect to the Company or any of the Company's subsidiaries made by federal, state and local governmental agencies or authorities for the past five years, together with a description of all recommendations of actions taken by, submission of information to, fines and penalties imposed by, all such governmental agencies and authorities. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Company Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Company Permit, except for the absence of Company Permits and for defaults under Company Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company has timely filed all forms, reports, statements and other documents required to be filed by the Company with any Governmental Entities other than the SEC, including, without limitation, health regulatory authorities (collectively, "Company Reports") except to the extent that any failure to file such Company Reports has not and will not result in a Company Material Adverse Effect. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company Reports were prepared in all material respects in accordance with the requirements of applicable law.

         Section 3.10 Intellectual Property.

         (a) Section 3.10 of the Company Disclosure Schedule sets forth all patents, trademarks, copyrights, service marks and trade names owned or used by the Company and its subsidiaries relating to the business of the Company and its subsidiaries, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Company relating to any of the foregoing (the "Intellectual Property Rights"), and there are no other patents, trademarks, copyrights, service marks, and trade names that are material to the business of the Company. To the Company's knowledge: (i) with respect to trademarks or service marks material to the business of the Company and its subsidiaries as presently conducted (and only in such jurisdictions where such trademarks or service marks are material to the business of the Company and its subsidiaries as presently conducted), all renewals of the registrations set forth in Section 3.10 of the Company Disclosure Schedule for such trademarks or service marks have been appropriately filed; (ii) Company has exercised its best efforts to ensure compliance with all registration requirements, and has paid all necessary government fees; and (iii) the trademark or service marks registrations material to the business of the Company as presently conducted are valid with respect to the products or services that are covered by the registrations. The trademarks and service marks of Company that are material to the business of the Company are identified on Section 3.10 of the Company Disclosure Schedule by means of an asterisk.

         (b) Except as set forth on Section 3.10 of the Company Disclosure Schedule, no Intellectual Property Rights or any other such right is subject to any security interest or outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof. During the three years preceding the date hereof, neither the Company nor any subsidiary has been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any Intellectual Property Rights; and the Company has no knowledge of any basis for any charge or claim of any infringement by the Company of any Intellectual Property Rights.

         Section 3.11 Taxes.

         (a) For purposes of this Section 3.11 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

             (i) The term "taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another Person.

             (ii) The term "returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) Except as set forth in Section 3.11 of the Company Disclosure Schedule, and except as could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all Returns required to be filed by or on behalf of the Company and each of its subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company and each of its subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Company or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, (iii) the Company and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, (iv) there are no liens on any of the assets of the Company or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Company's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date, and (vi) no liability for Taxes of the Company or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

         (c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, the Company has made available to Acquiror true and complete copies of
(i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company or any of its subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including the Company or any of its subsidiaries for the periods ended on and after December 31, 1994, 1995 and 1996, excluding from the foregoing such returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries does business in or derives income from any state other than states for which Returns have been duly filed and made available to Acquiror.

         (d) Except as disclosed in Section 3.11(d) of the Company Disclosure Schedule, (i) the Returns of or including the Company and its subsidiaries have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to the Company's knowledge, pending (either in writing or verbally, formally or informally), (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted, with respect to Taxes of the Company or any of its subsidiaries, and neither the Company nor any such subsidiary has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Company nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or its subsidiaries, [excluding from the foregoing any such audit, threat of audit, deficiency, proposed deficiency, action, proceeding for assessment or collection, waiver or extension with respect to which the amount in controversy is less than $50,000.

         (e) Neither the Company nor any subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

         (f) Neither Company nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         (g) For federal income tax purposes, as of the Closing Date the consolidated net operating loss carryforwards ("NOLs") of the Company and its subsidiaries for tax years through 1996 carrying forward to 1997 will be not less than $35,000,000, and prior to the Closing Date the ability to use such NOLs will not be subject to any limitation under Section 382 of the Code or the consolidated return regulations under Section 1502 of the Code.

         Section 3.12 Tax Matters; Pooling.

         (a) Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" pursuant to APB Opinion No. 16 in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

         (b) To the best knowledge of the Company, there is no plan or intention by any shareholder of the Company who owns five percent or more of the Company Common Stock, nor any plan or intention on the part of any other shareholder of Company Common Stock, to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock to be received in the Merger that would reduce the Company Shareholders' ownership of Acquiror Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Company Common Stock and Company Preferred Stock (including shares of Company Common Stock exchanged for cash in lieu of fractional shares of Acquiror Common Stock) outstanding immediately prior to the Effective Time.

         (c) Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Company to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company immediately prior to the Merger.

         (d) There is no intercorporate indebtedness existing between the Company and Acquiror or between the Company and Acquisition Subsidiary that was issued, acquired or will be settled at a discount.

         (e) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (f) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (g) On the Closing Date, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the liabilities to which the assets are subject.

         Section 3.13 Affiliates. Section 3.13 of the Company Disclosure
Schedule identifies all Persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company.

         Section 3.14 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Acquiror a complete and correct copy of the Certificate of Incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Company and made available to Acquiror such documents with respect to all subsidiaries. Such Certificate of Incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or bylaws or equivalent organizational documents.

         Section 3.15 Properties.

         (a) Except as disclosed in Section 3.15 to the Company Disclosure Schedule, the Company and its subsidiaries have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, free and clear of all liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights. All buildings, and all fixtures, equipment and other property and assets held under leases or sub-leases by the Company or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms. Substantially all of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         (b) Except as set forth in Section 3.15 (b) of the Company Disclosure Schedule, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which the Company or any of its subsidiaries is a lessee.

         Section 3.16   Employee Benefit Plans. The Company has disclosed in
Section 3.16 of the Company Disclosure Schedule a list of all employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company or any of its subsidiaries (together, the "Employee Plans"). The Company has made available to Acquiror true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Employee Plan, true and complete copies of the
(i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) most recent summary plan descriptions (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual or periodic accounting of related plan assets, if any, have been, or will be, made available to Acquiror and are, or will be, correct in all material respects. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, all of the foregoing are legal, valid, binding, in full force and effect and there are no material defaults thereunder, and no rights of the Company or any of the Company's subsidiaries with respect to any Employee Plan intended to qualify under Section 401(a) of the Code will be impaired by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents, nor, to the knowledge of the Company and its subsidiaries, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by
Section 4975 of the Code, in each case applicable to the Company, any of its subsidiaries or any Employee Plan. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, all Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against the Company, any of its subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, each Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies in all material respects with and has been maintained and operated in material compliance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. Each Employee Plan intended to qualify under Section 401(a) of the Code does so qualify as to form in all material respects, and the trusts created thereunder are as to form exempt from tax under the provisions of
Section 501(a) of the Code. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by the Company or by its subsidiaries, as applicable, by the Effective Time. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There have been no changes in the operation or interpretation of any of the Employee Plans since the most recent annual report or actual report which would have any material effect on the cost of operating or maintaining such Employee Plans. Except as disclosed in Section 3.16 of the Company's Disclosure Schedule, no event has occurred or will occur which will result in liability to the Company in connection with any Employee Plan established, maintained, or contributed to (currently or previously) by Company or by any other entity which, together with Company, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or
(iv) another arrangement covered by Section 414(o) of the Code.

         Section 3.17  Labor Matters.

         (a) Section 3.17 of the Company Disclosure Schedule sets forth a list of all employees and officers of the Company and its subsidiaries whose individual base compensation is in excess of $50,000 and their respective positions with the Company or one or more of its subsidiaries.

         (b) Except as set forth in Section 3.17 of the Company Disclosure Schedule (i) neither the Company nor any of its subsidiaries is a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) neither the Company nor any of its subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

         (c) Except as set forth in Section 3.17 of the Company Disclosure
Schedule: (i) the Company and all of its subsidiaries are in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any strike, material slowdown or material work stoppage or lockout since January 1, 1995; (iv) there is no representation, claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of the Company or any of its subsidiaries; (v) there are no charges with respect to or relating to the Company or any of its subsidiaries pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) neither the Company nor any of its subsidiaries has formal notice from any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company or any of its subsidiaries and no such investigation is in progress.

         Section 3.18 Brokers. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquirer true and complete information concerning the financial arrangements pursuant to which the firms disclosed in
Section 3.18 of the Company Disclosure Schedule would be entitled to any payment as a result of the transactions contemplated hereunder.

         Section 3.19  Environmental Matters

         (a) The operations of the Company and its former and present subsidiaries have complied and are in compliance in all material respects with all applicable federal, state and local environmental laws, statutes and regulations.

         (b) The operations of the Company and its former and present subsidiaries have not been and are not now the subject of any past, pending or, to the knowledge of the Company, threatened claim or judicial or administrative proceeding alleging the violation of, or any liability under, any federal, state or local environmental law, statute or regulation.

         (c) The operations of the Company and its former and present subsidiaries have not been and are not now the subject of any past, pending or, to the knowledge of the Company, threatened federal, state or other investigation pursuant to which the Company or any subsidiary has been asked for information or ordered, directed or requested to respond in any way to a release or threatened release of any hazardous or toxic waste or substance into the environment.

         (d) Neither the Company nor any of its former or present subsidiaries has filed or been required to file any notice under federal or state law (i) indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state or local equivalent, of a hazardous or toxic waste or substance or (ii) reporting a spill or release of a hazardous or toxic waste or substance into the environment.

         (e) Neither the Company nor any of its former or present subsidiaries has released, or threatened the release of any hazardous or toxic waste or substance into the environment, except where such release or releases could not, individually or in the aggregate, give rise to liabilities which could have a Company Material Adverse Effect.

         (f) Except as set forth in Section 3.19 of the Company Disclosure Schedule, none of the operations of the Company or any former or present subsidiary involve or have involved the generation, transportation, treatment or disposal of hazardous waste as defined under any applicable federal, state and local environmental laws, statutes and regulations.

         (g) No lien in favor of any governmental authority for (i) any liability under federal, state or local environmental laws, statutes or regulations, or (ii) damages arising from or costs incurred by such governmental authority in response to a release or threatened release of a hazardous or toxic waste or substance into the environment has been filed or attached to any premises now or previously leased, operated or occupied by the Company or any former or present subsidiary.

         (h) All permits, licenses, certificates, approvals and other authorizations (hereinafter collectively "permits") necessary for the conduct of the business of the Company and its subsidiaries under any applicable Federal, state and local environmental laws, statutes and regulations have been obtained by the Company and any subsidiary. All such permits are valid and in full force and effect. Each of the Company and its subsidiaries has complied and is in compliance in all material respects with all covenants and conditions of any permits and no circumstances exist which could cause any permit to be revoked, modified or rendered non-renewable upon the payment of the ordinary permit fee or, to the Company's knowledge, which could impose upon the Company, any of the Company's subsidiaries or the Surviving Corporation the obligation to obtain any additional permits for such activities, absent a change in operations other than the transactions contemplated by this Agreement.

         (i) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic waste or substance has been or is currently manufactured, refined, treated, discharged, disposed of, deposited or otherwise released or threatened to be released in, on, about, under or from any premises leased, operated or occupied by the Company or any of its former or present subsidiaries except for concentrations or quantities that occur naturally on the premises or that are present in construction materials, office equipment or other office furnishings used in the existing improvements on said premises and normal quantities of those hazardous or toxic wastes or substances customarily used in the conduct of general administrative and executive office activities all of which have been handled in compliance with applicable federal, state and local environmental laws, statutes and regulations.

         (j) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic waste or substance has been or is currently stored, used, generated, transported, handled or otherwise present in on or about any premises leased, operated or occupied by the Company or any of its former or present subsidiaries except for concentrations or quantities that occur naturally on the premises or that are present in construction materials, office equipment or other office furnishings used in the existing improvements on said premises and normal quantities of those hazardous or toxic wastes or substances customarily used in the conduct of general administrative and executive office activities all of which have been handled in compliance with applicable federal, state and local environmental laws, statutes and regulations.

         (k) Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any former or present subsidiary has exposed any persons to, or received notice of any claim of injury or damage due to exposure of any person to, hazardous or toxic wastes or substances stored, used, or controlled by the Company or any former or present subsidiary.

         (l) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic wastes or substances are present on any property leased, operated or occupied by the Company or any former or present subsidiary which could give rise to liabilities which individually or in the aggregate could result in a Company Material Adverse Effect.

         (m) No claim, complaint, demand, order, investigation or administrative proceeding has been brought or is currently pending against the Company or any former or present subsidiary relating to any alleged liability of the Company or any former or present subsidiary with respect to the release, threatened release or presence of hazardous or toxic wastes or substances or as to the investigation or removal or remediation of hazardous or toxic wastes or substances.

         (n) Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any former or present subsidiary owns or has owned any real property.

         As used herein "Federal, State and local environmental laws, statutes or regulations" means any and all applicable laws, including common law, rules, regulations, orders, permits, treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which pertains to health, safety or the environment, including without limitation the prohibition, regulation or control of any hazardous materials or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, sale or distribution of hazardous materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.), as these laws, statutes or regulations have been amended or supplemented to date and any analogous state or local statutes and the regulations promulgated to date pursuant thereto.

         As used herein, "Hazardous or toxic waste or substance" means any substances which are regulated by or form the basis of liability under any federal, state and local environmental laws, statutes or regulations because they are radioactive, toxic, hazardous or harmful or because they contain radioactive, toxic or hazardous substances, including, without limitation: (a) friable asbestos, (b) oil and petroleum products, (c) explosives, (d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls, (g) radon gas, and (h) ultrahazardous or toxic substances, pollutants, contaminants or wastes.

         (o) The Company and its subsidiaries have made available to Acquiror copies of any and all applications, correspondence, affidavits, reports, forms, maps, plans or studies, including drafts thereof, whether or not provided to or received from any governmental or approving agencies and their representatives relating to environmental, health (occupational or otherwise) and safety matters. These documents, reports and studies shall include, but not be limited to, any environmental engineering studies, any cleanup plans, any tests or testing performed on any premises leased, operated or occupied by the Company and any of its former or present subsidiaries, including, but not limited to radon tests, underground or aboveground storage tank fitness testing, asbestos surveys, Phase I and Phase II environmental property assessments, and copies of reports issued by any governmental agency regarding the said premises or any property which may have been affected by the operations of the Company and its former or present subsidiaries.

         (p) There are no underground or aboveground storage tanks (whether or not currently in use) on or under any premises leased, operated, occupied or owned at any time by the Company and any of its former or present subsidiaries and no underground storage tank previously located on said premises has been removed therefrom.

         (q) None of any premises leased, operated, occupied or owned at any time by the Company and any of its former or present subsidiaries is or has ever been listed in the United States Environmental Protection Agency's National Priorities List or in any other list, schedule, log, inventory or record, however defined, maintained by any governmental agency with respect to sites where hazardous or toxic wastes or substances have or may have been disposed of or where there is, has been or may be a release or threat of a release of any hazardous or toxic wastes or substances.

         Section 3.20 Insurance. Section 3.20 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of each of the Company and its subsidiaries, together with a summary description of the premiums currently paid thereon, the hazards insured against and the dollar amount of coverage (indicating deductibles, if any). True and complete copies of all such insurance policies have been made available to Acquiror by the Company. Such policies will not be terminated as a result of the Merger and will be effective as policies of the Surviving Corporation, subject to payment of applicable premiums. Such policies also are in full force and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are adequate to protect the properties and businesses of each of the Company and its subsidiaries. All such insurance is of like character and amount as is carried by like businesses similarly situated.

         Section 3.21 State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement (and the transactions contemplated hereby), and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby Section 912 of the NYBCL. No other "business combination," "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulations, applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

         Section 3.22  Contracts and Commitments.

         (a) Except as disclosed in Section 3.22 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party or subject to:

             (i) any plan, contract or arrangement which requires aggregate payments by the Company or any of its subsidiaries, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

             (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other Persons;

             (iii) any lease for real or personal property;

             (iv) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

             (v) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness in for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

             (vi) any contract containing covenants purporting to limit the Company's freedom or that of any of its subsidiaries to solicit customers or employees or to compete in any line of business or in any geographic area or with any third party;

             (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000;

             (viii) any contracts with customers, referral sources, or third party payors, and any other contracts with independent suppliers, contractors or manufacturers which require an annual payment of $50,000 or more;

             (ix) any sales agency, licensing, representative, provider, managed care or distributorship contracts; or

             (x) any agreement providing for the Company's indemnification of any third party;

             (xi) any other agreement, contract or commitment which is material to the Company and its subsidiaries taken as a whole.

         (b) Except as disclosed in Section 3.22 of the Company Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section 3.22 of the Company Disclosure Schedule is valid and binding on the Company or its subsidiaries, as applicable and assuming due and valid authorization, execution and delivery by all other parties, and is in full force and effect, and neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

         (c) There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of the Company or its subsidiaries, any acquisition of material property by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries as currently conducted or as proposed to be conducted by the Company or its subsidiaries.

         (d) Each agreement or arrangement under which the Company or any of its subsidiaries will incur legal, accounting or financial advisor expenses as a result of the transactions contemplated by this Agreement, and the maximum liability of the Company or any such subsidiary under each such agreement or arrangement, is described in Section 3.22 of the Company Disclosure Schedule.

         Section 3.23 Interests of Officers and Directors. Except as disclosed in Section 3.23 of the Company Disclosure Schedule, to the Company's knowledge, no officer or director of the Company has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to the Company or any of its subsidiaries any goods, property rights or services; (ii) any contract or agreement to which the Company or any of its subsidiaries is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business or that of its subsidiaries.

         Section 3.24 Questionable Payments. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of the Company or its subsidiaries or with respect to any political contribution.

         Section 3.25 Opinion of Financial Advisor. Dillon, Read & Co. Inc. has rendered to the Board of Directors of the Company a written opinion dated as of September 23, 1997, a copy of which has been provided to Acquiror, to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view. Such opinion was delivered orally to the Company's Board of Directors not later than the time that consummation of the transactions contemplated hereby was authorized, approved and adopted by the Company's Board of Directors, and was delivered in writing to the Company's Board of Directors prior to the execution of this Agreement.

         Section 3.26 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Company Proxy Statement (as hereinafter defined) will, at the date of mailing to shareholders and at the time of the shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Acquiror or

Acquisition Subsidiary which is contained in any of the foregoing documents. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Acquiror by the Company and no information contained in the Company Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

         Section 3.27 Vote Required. The only votes of the holders of any capital stock of the Company necessary to approve the Merger are the affirmative votes of the holders of two-thirds of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a class.

         Section 3.28 Third-Party Payment Contracts. Section 3.28 of the Company Disclosure Schedule sets forth a true and correct list of each agreement between the Company and any third party payor to whom the Company or its subsidiaries provides services or from which it receives payment. To the knowledge of the Company, no action is pending to suspend, limit, terminate or revoke the status of Company or any subsidiary as a participating provider to any such payor, and neither Company nor any subsidiary of the Company has been provided notice by any such third party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with Company or any subsidiary of the Company as a participating provider of services in whole or in material part. Except as set forth on Section 3.28 of Company Disclosure Schedule, Company has not conducted and is not conducting any business with any Person who for purposes of any third party payor to which Company is a participating provider may be deemed to be a related person of Company.

         Section 3.29 Third-Party Payment Filings. Company and each subsidiary of Company has filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payment under the Medicare and Medicaid Programs. Company is not aware of any pattern of the nature and type of claims made which would call into question the medical necessity of any services which are the basis of such claims, and all services provided by Company or its subsidiaries have been provided pursuant to valid physician orders. Except as set forth on Section 3.29 of the Company Disclosure Schedule, the Company or its subsidiaries has filed all Medicare cost reports through December 31, 1996 and has received settlements for all amounts billed Medicare. The liability for amounts due to Medicare reflected on the balance sheet included in the consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Documents is adequate to cover all amounts due to Medicare.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                      ACQUIROR AND ACQUISITION SUBSIDIARY

         Acquiror and Acquisition Subsidiary represent and warrant to the Company as follows:

         Section 4.1 Organization.

         (a) Each of the Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority and any necessary governmental authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as set forth in Section 4.1 of the Acquiror Disclosure Schedule (as defined below), is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Acquiror Material Adverse Effect (as defined below in Section 4.1(b)). A true and complete list of all the Acquiror's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the percentage of each subsidiary's outstanding capital stock owned by the Acquiror or another subsidiary and an indication of whether each such subsidiary of the Acquiror is a subsidiary of the Acquiror that would constitute a "Significant Subsidiary" of the Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC, is set forth in Section 4.1 of the Acquiror Disclosure Schedule delivered to Company on or before the date hereof (the "Acquiror Disclosure Schedule").

         (b) The term "Acquiror Material Adverse Effect," as used in this Agreement, means any change or effect (including, but not limited to, any action taken, or law enacted, enforced, interpreted, or deemed applicable to the Acquiror or any of its subsidiaries, by any Governmental Entity) that, individually or when taken together with all other changes or effects, would be materially adverse to the condition (financial or otherwise), results of operations, business, properties (including intangible properties), prospects, assets or liabilities of the Acquiror and its subsidiaries taken as a whole.

         Section 4.2  Capitalization.

         (a) Capitalization. The authorized capital stock of the Acquiror consists of 20,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of June 30, 1997, (i) 9,217,981 shares of Acquiror Common Stock were issued and outstanding, and (ii) no shares of preferred stock were issued and outstanding. Acquirer has delivered to the Company complete and correct copies of its 1995 Employee and Consultant Equity

Plan ("Stock Option Plan"). All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in the Acquiror or any of its wholly-owned subsidiaries subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Acquiror or of its subsidiaries, or any agreement to which the Acquiror or any of its subsidiaries is bound, and, except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, all such issued shares or the equity interests owned by the Acquiror or a subsidiary of the Acquiror are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Acquiror's or such subsidiaries' voting rights, charges or other encumbrances. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, there are no options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Acquiror or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Acquiror or any of its subsidiaries. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, the Acquiror is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities. Except as set forth in
Section 4.2 of the Acquiror Disclosure Schedule, no bonds, indentures, notes or other indebtedness of the Acquiror having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote is issued or outstanding.

         (b) Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, all of the outstanding shares of the capital stock of each subsidiary of the Acquiror are beneficially owned by the Acquiror, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries owns, directly or indirectly, or have a right to acquire an equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity.

         (c) Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of the Acquiror, or any of its subsidiaries (other than advances to subsidiaries in the ordinary course of business) to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Acquiror or any other Person. Except (i) as set forth in Section 4.2 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for the capital stock or other equity interest of any corporation, limited liability company, partnership, joint venture or other business association or entity. Except (q) as set forth in Section 4.2 of the Acquiror Disclosure

Schedule, (r) for any agreements, arrangements or commitments between the Acquiror and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Acquiror or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Acquiror or any of its subsidiaries is a party or by which the Acquiror or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Acquiror or any of its subsidiaries.

        Section 4.3 Authorization; Validity of Agreement; Necessary Action. Each of the Acquiror and Acquisition Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Acquiror as set forth in Section 5.5(b)). The execution, delivery and performance by each of the Acquiror and Acquisition Subsidiary of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby, have been duly authorized by the Board of Directors of Acquiror and Acquisition Subsidiary and no other corporate action on the part of Acquiror and Acquisition Subsidiary is necessary to authorize the execution and delivery by Acquiror and Acquisition Subsidiary of this Agreement and the consummation of the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Acquiror as set forth in Section 5.5(b)). This Agreement has been duly executed and delivered by Acquiror and Acquisition Subsidiary and, assuming due and valid authorization, execution and delivery hereof by the Acquiror and Acquisition Subsidiary, is a valid and binding obligation of Acquiror and Acquisition Subsidiary, enforceable against Acquiror and Acquisition Subsidiary in accordance with its terms.

        Section 4.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 4.4 of the Acquiror Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, the Public Health Law and, federal and other state laws and regulations governing the acquisition or operation of a home health care provider and the filing and recordation of a certificate of merger under the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by the Acquiror and Acquisition Subsidiary nor the consummation by the Acquiror and Acquisition Subsidiary of the transactions contemplated hereby nor compliance by the Acquiror and Acquisition Subsidiary with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the bylaws of the Acquiror and Acquisition Subsidiary or of any of Acquiror's subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of a Governmental Entity, on the part of the Acquiror or any subsidiary, (iii) require the consent of any Person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Acquiror or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have an Acquiror Material Adverse Effect, or (iv) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, writ, injunction or decree applicable to the Acquiror, any of its subsidiaries or any of their properties or assets.

        Section 4.5 SEC Reports and Financial Statements.

        (a) The Acquiror has timely filed (i) with the SEC, and has delivered or made available to Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since November 8, 1995 under the Securities Act or the Exchange Act, including, without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements or other documents (collectively, the "Acquiror SEC Documents"); and (ii) all forms, reports, statements and other documents required to be filed with any other Governmental Entities, including, without limitation, health regulatory authorities (all such forms, reports, statements and other documents in clauses (i) and (ii) of this
Section 4.5(a) being referred to herein collectively as the "Acquiror Reports"). Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, (i) the Acquiror Reports were prepared in accordance with the requirements of applicable law (including, with respect to the Acquiror SEC Documents, the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto), (ii) the Acquiror SEC Documents when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Acquiror's subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

        (b) Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, the consolidated financial statements (including the related notes thereto) of the Acquiror included in the Acquiror SEC Documents, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Acquiror and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount. Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, the Acquiror is not aware of any facts or circumstances which would require the Acquiror to amend or restate any of the Acquiror SEC Documents, including without limitation the financial information included therein.

        Section 4.6 Absence of Certain Changes. Since January 1, 1997, except as contemplated in this Agreement and set forth in Section 4.6 of the Acquiror Disclosure Schedule, there has not been:

        (a)     any Acquiror Material Adverse Effect;

        (b) any damage, destruction or loss with respect to any of the assets of the Acquiror or any of its subsidiaries that, if not covered by insurance, would constitute a Acquiror Material Adverse Effect;

        (c) any redemption or other acquisition of capital stock by the Acquiror or any of its subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

        (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

        (e) any entry into any material agreement, commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

        (f) any transfer of, or rights granted under, any licenses, agreements, patents, trademarks, trade names or copyrights;

        (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of the Acquiror or any of its subsidiaries; or

        (h) any change by the Acquiror in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Acquiror SEC Documents.

        Except as set forth in Section 4.6 of the Acquiror Disclosure Schedule, since January 1, 1997 the Acquiror and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Acquiror and its subsidiaries taken as a whole.

        Section 4.7  No Undisclosed Liabilities. Except as set forth in Section
4.7 of the Acquiror Disclosure Schedule, and except as reflected or reserved against in the consolidated financial statements contained in the Acquiror SEC Documents, the Acquiror and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

        Section 4.8 Litigation. Except as disclosed in the Acquiror SEC Documents or in Section 4.8 of the Acquiror Disclosure Schedule, there is no suit, claim, action, suit, arbitration, proceeding or investigation pending before any Governmental Entity or, to the knowledge of the Acquiror, threatened against the Acquiror or any of its subsidiaries. Except as disclosed in the Acquiror SEC Documents or in Section 4.8 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries is subject to any outstanding order, writ, injunction, decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

        Section 4.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 4.9 of the Acquiror Disclosure Schedule, the business of the Acquiror and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation or bylaws, (ii) any agreement to which the Acquiror or its subsidiaries is a party or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Acquiror or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Acquiror Material Adverse Effect. Section 4.9 of the Acquiror Disclosure Schedule sets forth a true, complete and accurate description of all reports delivered to Acquiror or its counsel or agents with respect to Acquiror or any of Acquiror's subsidiaries made by federal, state and local governmental agencies or authorities for the past five years, together with a description of all recommendations of actions taken by, submission of information to, fines and penalties imposed by, all such governmental agencies and authorities. Except as disclosed in Section 4.9 of the Acquiror Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Acquiror or any of its subsidiaries is pending or, to the knowledge of the Acquiror, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of the Acquiror and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Acquiror Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Acquiror Permit, except for the absence of Acquiror Permits and for defaults under Acquiror Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Acquiror Material Adverse Effect.

        Section 4.10 Taxes.

        (a) Except as set forth in Section 4.10 of the Acquiror Disclosure Schedule, and except as could not, either individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect, (i) all Returns required to be filed by or on behalf of the Acquiror and each of its subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Acquiror and each of its subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Acquiror or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, (iii) the Acquiror and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, (iv) there are no liens on any of the assets of the Acquiror or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Acquiror or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Acquiror's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date, and (vi) no liability for Taxes of the Acquiror or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

        (b) Except as set forth in Section 4.10(b) of the Acquiror Disclosure Schedule, the Acquiror has made available to Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Acquiror or any of its subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including the Acquiror or any of its subsidiaries for the periods ended on and after December 31, 1994, 1995 and 1996, excluding from the foregoing such returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause an Acquiror Material Adverse Effect. Neither the Acquiror nor any of its subsidiaries does business in or derives income from any state other than states for which Returns have been duly filed and made available to Company.

        (c) Except as disclosed in Section 4.10(c) of the Acquiror Disclosure Schedule, (i) the Returns of or including the Acquiror and its subsidiaries have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to the Acquiror's knowledge, pending (either in writing or verbally, formally or informally), (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted, with respect to Taxes of the Acquiror or any of its subsidiaries, and neither the Acquiror nor any such subsidiary has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Acquiror nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Acquiror, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Acquiror or its subsidiaries, excluding from the foregoing any such audit, threat of audit, deficiency, proposed deficiency, action, proceeding for assessment or collection, waiver or extension with respect to which the amount in controversy is less than $50,000.

        (d) Neither the Acquiror nor any subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Acquiror or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

        (e) Neither Acquiror nor any of its subsidiaries has made an election under Section 341(f) of the Code.

        Section 4.11  Tax Matters; Pooling.

        (a) Neither Acquiror nor, to the knowledge of Acquiror, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction. Acquiror does not own, nor has it owned during the past five years, any shares of Company Common Stock. There is no intercorporate indebtedness existing between the Acquiror and the Company or between Acquisition Subsidiary and the Company that was issued, acquired or will be settled at a discount.

        (b) Acquiror has no plan or intention following the Merger to: (i) reacquire any of its stock issued in the transaction; (ii) liquidate the Company; (iii) merge the Company with or into another corporation; (iv) sell or otherwise dispose of stock of the Company; or (v) cause the

Company to sell or otherwise dispose of any of its assets other than in the ordinary course of business.

        (c) Acquisition Subsidiary will have no liabilities that will be assumed by the Company, and will not transfer to the Company any assets subject to liabilities.

        (d) Following the Merger, the Company will continue its historic business or use a significant part of its historic business assets in a business.

        (e) Neither Acquiror nor Acquisition Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        Section 4.12 Affiliates. Section 4.12 of the Acquiror Disclosure
Schedule identifies all Persons who, to the knowledge of the Acquiror, may be deemed to be affiliates of the Acquiror under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Acquiror.

        Section 4.13 Certificate of Incorporation and Bylaws. The Acquiror has heretofore furnished to Company a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Acquiror and made available to Acquisition Subsidiary such documents with respect to all subsidiaries. Such certificate of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Acquiror nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

        Section 4.14 Brokers. Except as set forth in Section 4.14 of the Acquiror Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Acquiror. The Acquiror has heretofore furnished to Company true and complete information concerning the financial arrangements pursuant to which the firms disclosed in Section 4.14 of the Acquiror Disclosure Schedule would be entitled to any payment as a result of the transactions contemplated hereunder.

        Section 4.15 Opinion of Financial Advisor. Hambrecht & Quist has rendered to the Board of Directors of the Acquiror a written opinion dated as of September 26, 1997, a copy of which has been provided to Acquiror, to the effect that the consideration to be paid by the Acquiror pursuant to the Merger is fair to the shareholders of Acquiror from a financial point of view. Such opinion was delivered orally to the Acquiror's Board of Directors not later than the time that consummation of the transactions contemplated hereby was authorized, approved and adopted by the Acquiror's Board of Directors, and was delivered in writing to the Acquiror's Board of Directors prior to the execution of this Agreement.

        Section 4.16 Information Supplied. None of the information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Acquiror Proxy Statement (as hereinafter defined) will, at the date of mailing to shareholders and at the time of the shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be misleading. All documents that the Acquiror is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Company by the Acquiror and no information contained in the Acquiror Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

        Section 4.17. Employee Benefit Plans. Acquiror has disclosed in Section
4.17 of the Acquiror Disclosure Schedule a list of all employee welfare benefit plans (as defined in Section 3(1) of ERISA), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, Acquiror or any of its subsidiaries (together, the "Employee Plans"). Acquiror has made available to Company true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Employee Plan, true and complete copies of the
(i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) summary plan descriptions (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual or periodic accounting of related plan assets, if any, have been, or will be, made available to Acquisition Subsidiary and are, or will be, correct in all material respects. All of the foregoing are legal, valid, binding, in full force and effect and there are no material defaults thereunder, and no rights of Acquiror or any of Acquiror's subsidiaries with respect to any Employee Plan intended to qualify under Section 401(a) of the Code will be impaired by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither Acquiror nor any of its subsidiaries nor any of their respective directors, officers, employees or agents, nor, to the knowledge of Acquiror and its subsidiaries, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to Acquiror, any of its subsidiaries or any Employee Plan. All Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the knowledge of Acquiror, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against Acquiror, any of its subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan. Each Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies in all material respects with and has been maintained and operated in material compliance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. Each Employee Plan intended to qualify under Section 401(a) of the Code does so qualify as to form, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by Acquiror or by its subsidiaries, as applicable, by the Effective Time. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Acquiror nor any of its subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Neither Acquiror nor any of its subsidiaries has incurred or reasonably expects to incur any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There have been no changes in the operation or interpretation of any of the Employee Plans since the most recent annual report or actual report which would have any material effect on the cost of operating or maintaining such Employee Plans. Except as disclosed in Section 4.17 of the Acquiror's Disclosure Schedule, no event has occurred or will occur which will result in material liability to the Acquiror in connection with any Employee Plan established, maintained, or contributed to (currently or previously) by Acquiror or by any other entity which, together with Acquiror, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

        Section 4.18 Questionable Payments. Neither Acquiror nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of Acquiror or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Acquiror or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Acquiror nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of Acquiror or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Acquiror or its subsidiaries or with respect to any political contribution.

        Section 4.19 Third-Party Payment Contracts. Section 4.19 of the Acquiror Disclosure Schedule sets forth a true and correct list of each agreement between Acquiror and any third party payor to whom Acquiror or its subsidiaries provides services or from which it receives payment. To the knowledge of Acquiror, no action is pending to suspend, limit, terminate or revoke the status of Acquiror or any subsidiary as a participating provider to any such payor, and neither Acquiror nor any subsidiary of Acquiror has been provided notice by any such third party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with Acquiror or any subsidiary of Acquiror as a participating provider of services in whole or in material part. Except as set forth on Section 4.19 of the Acquiror Disclosure Schedule, Acquiror has not conducted and is not conducting any business with any Person who for purposes of any third party payor to which Acquiror is a participating provider may be deemed to be a related person of Acquiror.

        Section 4.20 Third-Party Payment Filings. Acquiror and each subsidiary of Acquiror has filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payment under the Medicare and Medicaid Programs. Acquiror is not aware of any pattern of the nature and type of claims made which would call into question the medical necessity of any services which are the basis of such claims, and all services provided by Acquiror or its subsidiaries have been provided pursuant to valid physician orders. Acquiror or its subsidiaries has filed all Medicare cost reports through December 31, 1996 and has received settlements for all amounts billed Medicare except as set forth on Section 4.20 of the Acquiror Disclosure Schedule. The liability for amounts due to Medicare reflected on the balance sheet included in the Financial Statements is adequate to cover all amounts due to Medicare.

                                   ARTICLE V

                                   COVENANTS

        Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Acquiror, after the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

        (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its reasonable commercial efforts to preserve its business organization intact, maintain its existing relations with customers, suppliers, employees, creditors and business partners and maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

        (b) the Company shall not, directly or indirectly, amend its or any of its subsidiaries' Certificate of Incorporation or bylaws or similar organizational documents;

        (c) the Company shall not, and it shall not permit its subsidiaries to: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its subsidiaries, except for dividends payable in Company Common Stock on Company Preferred Stock, or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of its subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class of the Company or its subsidiaries, other than shares of Company Common Stock issued upon the exercise of options and warrants outstanding on the date hereof and described in Section
3.2 of the Company Disclosure Schedule and other than shares of Company Common Stock issued to directors pursuant to the Director Stock Fee Program of the Option Plan provided that any such shares are issued on or before the Closing Date; (iii) split, combine or reclassify the outstanding capital stock of the Company or of its subsidiaries; or (iv) amend or otherwise modify the terms of any rights, warrants or options with respect to the Company's or its subsidiaries capital stock;

        (d) except in the ordinary course of business, the Company shall not, and it shall not permit its subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise;

        (e) except in the ordinary course of business, the Company shall not, and it shall not permit its subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets;

        (f) neither the Company nor its subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its officers, directors, key employees or consultants; or (ii)(A) adopt any new, or (B) except as contemplated by Section 2.5, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or modify or amend any employment or severance or consulting agreement with or, except in accordance with the existing policies of the Company set forth in Section 5.1 of the Company Disclosure Schedule or as required by applicable law, grant any severance or termination pay to any officer, director or employee of the Company or any of its subsidiaries; or (iv) enter into any collective bargaining agreement;

        (g) neither the Company nor any of its subsidiaries shall modify, amend or, without Acquiror's prior written consent, terminate any of its contracts set forth on Section 3.22 of the Company Disclosure Schedule or waive, release or assign any material rights or claims;

        (h) neither the Company nor any of its subsidiaries shall: (i) incur or assume any indebtedness; (ii) modify any indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (iv) make any loans, advances or capital contributions to, or investments in (unless required by law) any other Person (other than to wholly-owned subsidiaries of the Company); or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the year ended December 31, 1996 or (v) enter into any material commitment or transaction;

        (i) neither the Company nor any of its subsidiaries shall change any of the accounting methods, practices or policies used by it unless required by GAAP;

        (j) the Company shall not, and it shall not permit its subsidiaries to, make or agree to make any new capital expenditures in excess of $50,000 in the aggregate;

        (k) the Company shall not, and it shall not permit its subsidiaries to, make any tax election (unless required by law) or settle or compromise any income tax liability; and

        (l) enter into any arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party;

        (m)     no action with respect to the Company's Employee Stock
Ownership Plan, including but not limited to the actions described on Section
3.16 of the Company's Disclosure Schedule, shall be taken by or on behalf of the Company without the prior written consent of Acquiror, and with respect to any such action, the Company shall fully cooperate with Acquiror, including but not limited to providing Acquiror with such information and materials as Acquiror shall reasonably request;

        (n) no action shall be taken by or on behalf of the Company in connection with the New York sales tax matters described on Section 3.11 of the Company's Disclosure Schedule without the prior written consent of Acquiror, and with respect to any such action, the Company shall fully cooperate with Acquiror, including but not limited to providing Acquiror with such information and materials as Acquiror shall reasonably request;

        (o) neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        Section 5.2  Access; Confidentiality.

        (a)     The Company shall (and shall cause each of its subsidiaries to)
(a) afford to the officers, employees, accountants, consultants, counsel, agents and other representatives of Acquiror, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, the Company's and its subsidiaries' personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by the Company's and its subsidiaries during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning the business, properties and personnel (including, without limitation, insurance policies) of the Company's and its subsidiaries as Acquiror may reasonably request. Acquiror will treat any such information in accordance with the provisions of the letter agreement dated May 22, 1995 between the Company and Acquiror (the "Confidentiality Agreement"). No investigation conducted by Acquiror shall impact any representation or warranty given by the Company to Acquiror hereunder.

        (b) The Acquiror shall (and shall cause each of its subsidiaries to) (a) afford to the officers, employees, accountants, consultants, counsel, agents and other representatives of Company, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, the Acquiror's and its subsidiaries' personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Company (i) a copy of each report, schedule, registration statement and other document filed or received by the Acquiror's and its subsidiaries during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning the business, properties and personnel (including, without limitation, insurance policies) of the Acquiror's and its subsidiaries as Company may reasonably request. Company will treat any such information in accordance with the provisions of the letter agreement dated May 22, 1995 between the Company and Acquiror (the "Confidentiality Agreement"). No investigation conducted by Company shall impact any representation or warranty given by the Acquiror to Company hereunder.

        Section 5.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. The Company also will pay all premiums or other payments required to be made with respect to the insurance policies set forth in Section 3.20 of the Company Disclosure Schedule, and shall renew any such policy if any such policy will otherwise terminate prior to the Effective Time.

        Section 5.4 Consents and Approvals; HSR Act. Except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and Acquiror Disclosure Schedule, respectively, each of the Company, Acquiror and Acquisition Subsidiary will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this and the transactions contemplated hereby. Except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and Acquiror Disclosure Schedule, respectively, each of the Company, Acquiror and Acquisition Subsidiary will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Acquiror, Acquisition Subsidiary, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction.

        Section 5.5 Meeting of Shareholders.

        (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with NYBCL and its Certificate of Incorporation and Bylaws to convene a special meeting of the Company's shareholders to act on this Agreement (the "Company Shareholders Meeting"), and the Company shall consult with Acquiror in connection therewith. Unless its Board of Directors in the good faith exercise of its fiduciary duties, after receiving advice from outside legal counsel, determines not to recommend, or to withdraw its recommendation, that such matters be approved by the Company's shareholders, the Company shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of shareholders required by NYBCL and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        (b) Acquiror shall, promptly after the date of this Agreement, take all actions necessary in accordance with the requirements of the By-laws of the National Association of Securities Dealers, Inc. ("NASD"), Pennsylvania Business Corporation Law of 1988 ("PCBL") and its Certificate of Incorporation and Bylaws to convene a special meeting of Acquiror's shareholders to act on this Agreement (the "Acquiror Shareholders Meeting"), and Acquiror shall consult with the Company in connection therewith. Acquiror shall use all reasonable efforts to solicit from shareholders of Acquiror proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of shareholders required by the NASD, PBCL, and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        Section 5.6 Registration Statement; Proxy Statements.

        (a) As promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing
(i) a proxy statement/prospectus for shareholders of the Company (the "Company Proxy Statement/Prospectus") in connection with the registration under the Securities Act of the offer, sale and delivery of Acquiror Common Stock to be issued in the Merger and the solicitation by the Company of proxies from its shareholders for approval of the Merger and (ii) a proxy statement for shareholders of Acquiror (the "Acquiror Proxy Statement") in connection with the solicitation by the Acquiror of proxies from its shareholders for approval of the Merger and the other transactions contemplated by this Agreement. Each of the Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of the Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement/Prospectus to its shareholders entitled to notice of and to vote at the Company Shareholder Meeting and Acquiror shall mail the Acquiror Proxy Statement to its shareholders entitled to notice of and to vote at the Acquiror Shareholder Meeting. The Company Proxy Statement shall, to the extent consistent with their fiduciary duties, include the recommendation of the Company's Board of Directors in favor of the Merger. The Acquiror Proxy Statement shall include the recommendation of the Acquiror's Board of Directors in favor of the Merger.

        (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in (i) the Company Proxy Statement/Prospectus to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting shall not, at the date the Company Proxy Statement/Prospectus (or any supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the shareholders of Acquiror in connection with the Acquiror Shareholders Meeting shall not, at the date the Acquiror Proxy Statement (or any supplement thereto), is first mailed to shareholders at the time of the Acquiror Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Shareholders Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement/Prospectus or Acquiror Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (c) The information supplied by the Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Acquiror for inclusion in (i) the Company Proxy Statement/Prospectus to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting shall not, at the date the Company Proxy Statement/Prospectus (or any supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the shareholders of Acquiror in connection with the

Acquiror Shareholders Meeting shall not, at the date the Acquiror Proxy Statement (or supplement thereto) is first mailed to shareholders, at the time of the Acquiror Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Acquiror Shareholders Meeting any event or circumstance relating to Acquiror or any of its affiliates, or to their respective officers or directors, should be discovered by Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement/Prospectus or Acquiror Proxy Statement, Acquiror shall promptly inform the Company. All documents that the Acquiror is responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.


        Section 5.7 No Solicitation.

        (a) The Company and its officers, directors, employees, representatives and agents shall immediately and as of the date hereof cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that, if at any time prior to the Effective Time, the Board of Directors of the Company determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, (x) furnish information with respect to the Company to any Person pursuant to a confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries or of over 20% of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

        (b) Except as set forth in this Section 5.7, neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (z) cause the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of the Company determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only at a time that is after the second business day following Acquiror's receipt of written notice (a "Notice of Superior Proposal") advising Acquiror that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Company Common Stock then outstanding or all or substantially all the assets of the Company and its subsidiaries taken as a whole and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

        Section 5.8 Affiliates; Pooling; Tax Treatment.

        (a) The Company shall use all reasonable efforts to obtain and deliver to Acquiror an executed letter agreement, substantially in the form of Exhibit A hereto, from (i) each person identified as an affiliate of the Company in Section 3.13 of the Company Disclosure Schedule by October 30, 1997, (ii) any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Closing Date as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Closing Date.

        (b) Acquiror shall use all reasonable efforts to obtain an executed letter agreement, substantially in the form of Exhibit B hereto, from
(i) each person identified as an affiliate of Acquiror in Section 4.12 of Acquiror Disclosure Schedule by October 30, 1997, (ii) any person who may be deemed to have become an affiliate of Acquiror after the date of this Agreement and on or prior to the Closing Date as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Closing Date.

        (c) The Acquiror shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by shareholders of Acquiror who may be affiliates of the Company or Acquiror pursuant to Rule 145 under the Securities Act.

        (d) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code.

        Section 5.9 Publicity. Each party's initial press release with respect to the execution of this Agreement has been previously approved by the other parties. Following such initial press releases, so long as this Agreement is in effect, neither the Company, Acquiror nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

        Section 5.10 Notification of Certain Matters.

        (a) The Company shall give prompt notice to Acquiror and Acquisition Subsidiary, and Acquiror and Acquisition Subsidiary shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of the Company, Acquiror or Acquisition Subsidiary, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The Company also shall give prompt notice to Acquiror, and Acquiror or Acquisition Subsidiary shall give prompt notice to the Company, of:

                (i) any notice or other communication from any Person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement (unless the requirement for such consent is set forth in Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Acquiror Disclosure Schedule);

                (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

                (iv) any occurrence of any event having, or which could reasonably be expected to have, a Company Material Adverse Effect or Acquiror Material Adverse Effect.

        Section 5.11 Comfort Letter.

        (a) The Company shall use all reasonable efforts to cause Deloitte & Touche to deliver a letter dated as of the date of the Company Proxy Statement/Prospectus, and addressed to the Company and its Board of Directors and Acquiror and its Board of Directors, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement/Prospectus.

        (b) Acquiror shall use all reasonable efforts to cause Coopers & Lybrand to deliver a letter dated as of the date of the Acquiror Proxy Statement, and addressed to Acquiror and its Board of Directors and the Company and its Board of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Acquiror Proxy Statement.

        Section 5.12 Pooling Opinion. The Company shall use all reasonable efforts to cause Deloitte & Touche to deliver to Company a written opinion which can be relied upon by Coopers & Lybrand with respect to such matters relating to the Company as are required by Coopers & Lybrand to form an opinion that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the Consolidated Financial Statements of Acquiror and its subsidiaries as a Pooling Transaction. The Company shall use all reasonable efforts to cause Deloitte & Touche to provide at its request to Coopers & Lybrand all work papers and documentation that support the conclusions in its opinion with respect to the Pooling Transaction.

        Section 5.13 Form S-8. Acquiror agrees to file, no later than 60 days after the Closing Date, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Option Plan assumed by Acquiror. The Company shall cooperate with and assist Acquiror in the preparation of such registration statement.

        Section 5.14 Listing of Additional Shares. At least 15 days prior to the Closing Date, Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the Acquiror Common Stock to be issued in the Merger.

        Section 5.15 Reservation of Acquiror Common Stock. The Acquiror shall reserve from its authorized but unissued shares of Acquiror Common Stock that number of shares of Acquiror Common Stock issuable upon exercise of the Employee Stock Options, Director Stock Options and Warrants assumed by Acquiror.

        Section 5.16 Indemnification.

        (a) Notwithstanding Section 8.7 hereof, Acquiror agrees that all rights to indemnification existing in favor of directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or By-Laws, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time. Effective upon the Effective Time, to the fullest extent permitted by law, Acquiror hereby guarantees the Company's and the Surviving Corporation's performance of the Company's and the Surviving Corporation's obligations described in the prior sentence for a period of three years after the Effective Time. If Acquiror, the Surviving Corporation or any of either of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of Acquiror and the Surviving Corporation assume the obligations set forth in this Section 5.16.

        (b) Acquiror or the Surviving Corporation shall maintain the Company's existing officer's and directors' liability insurance ("D&O Insurance") for a period of three (3) years after the Effective Time; provided, that Acquiror may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or canceled during such period, Acquiror or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall the Acquiror or the Surviving Corporation be required to pay aggregate premiums for insurance under this
Section 5.16(b) in excess of the amount of the premiums reflected on the schedule delivered pursuant to Section 5.18; and provided, further, that if the Acquiror or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.16(b) for the amount of the premiums on such schedule, Acquiror or the Surviving Corporation shall obtain as much insurance as can be obtained for the premiums set forth on such schedule.

        Section 5.17 Payment of Company Obligations.

        Immediately prior to the Effective Time and provided that all conditions to Acquiror's obligation to effect the Merger set forth in Sections
6.1 and 6.3 have been satisfied or waived, Acquiror shall contribute sufficient funds to the Company, and the Company shall utilize such funds, for the repayment in full of the obligations of the Company listed in Section 6.2(c).

        Section 5.18 Delivery of Expenses Information.

                Not less than three business days prior to the date of the Company Shareholders Meeting, Company shall deliver to Acquiror a statement setting forth a detailed itemization of the Expenses of the Company, including the Company's good faith estimate of additional out-of-pocket expenses to be incurred by the Company in connection with the Merger through the Effective Time. The sum of such Expenses and good faith estimate shall be the Expenses which are utilized in the calculation of PPE pursuant to Section 2.1.


                                  ARTICLE VI

                                  CONDITIONS

        Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Acquiror or Acquisition Subsidiary, as the case may be, to the extent permitted by applicable law:

        (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been initiated by the SEC.

        (b) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company and the shareholders of Acquiror;

        (c) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger;

        (d) Injunctions. Except as set forth in Sections 3.4 and 4.3 of the Company Disclosure Schedule and the Acquiror Disclosure Schedule, respectively, there shall be no order or injunction of a court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

        (e) HSR Act. Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

        (f) Tax Opinion. Acquiror and the Company shall have received from Blank Rome Comisky & McCauley a written opinion dated as of the Closing Date to the effect that (a) the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368 (a) of the Code and Acquiror, Acquisition Subsidiary and the Company will constitute parties to such reorganization, and (b) the receipt of Acquiror Common Stock by the shareholders of the Company in accordance with this Agreement shall be nontaxable to such shareholders; and

        (g) Pooling Opinion. Acquiror shall have received from Coopers & Lybrand a written opinion dated the Closing Date to the effect that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the consolidated financial statements of Acquiror and its subsidiaries as a Pooling Transaction, and a copy of such opinion shall have been delivered to the Company.

        (h) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Plan assumed by Acquiror shall have been made.

        Section 6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the fulfillment of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Acquiror and Acquisition Subsidiary contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Company shall have received a certificate of the President and Chief Financial Officer of the Acquiror, dated the Closing Date, to this effect;

        (b) Agreements, Conditions and Covenants. Acquiror and Acquisition Subsidiary shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time. The Company shall have received a certificate of the President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (c) Payment of Company Obligations. The Acquiror shall have satisfied the Company that, immediately prior to the Effective Time, Acquiror will contribute sufficient funds to the Company for the Company to repay in full the obligations of the Company under the following agreements:

                (i) the Amended and Restated Credit Agreement, dated as of October 6, 1995, as further amended, among the Company and its subsidiaries, the Chase Manhattan Bank, N.A., as Agent, and the banks signatories thereto;

                (ii) the Credit Agreement, dated as of October 6, 1995, as amended, among the Company and its subsidiaries and Fleet Bank, National Association;

                (iii) the Receivables Purchase and Servicing Agreement, dated as of November 5, 1993, as amended, by and among the Company and its subsidiaries (including U.S. HomeCare Funding Corporation) and The Chase Manhattan Bank, N.A.; and

                (iv) the Settlement Agreement, dated as of November 27, 1996, between the Company and Edward J. Abel, Abel Health Management Services, Inc. and Home Infusion Pharmaceutical Services, Inc.

        (d) Opinion. Company shall have received an opinion dated as of the Closing Date from Blank Rome Comisky & McCauley, counsel to the Acquiror and Acquisition Subsidiary, that the Acquiror Common Stock to be issued in the Merger has been duly authorized and validly issued in accordance with the requirements of the Pennsylvania Business Corporation Law and is fully paid and non-assessable; and

        (e) No Litigation. After the date hereof, there shall not be threatened, or instituted and continuing, any action, suit or proceeding against the Company, Acquiror or Acquisition Subsidiary, by any Governmental Entity or any other Person or Persons, directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or Acquiror Material Adverse Effect.

        (f) Acquiror Material Adverse Effect. There shall not have occurred an Acquiror Material Adverse Effect.

        Section 6.3 Additional Conditions to Obligations of Acquiror and Acquisition Subsidiary. The obligations of Acquiror and Acquisition Subsidiary to effect the Merger are also subject to the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiror shall have received a certificate of the Interim President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (b) Agreements, Conditions and Covenants. The Company shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date. The Acquiror shall have received a certificate of the Interim President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (c) Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect.

        (d) Dissenting Company Stock. The aggregate number of shares of Company Common Stock and Company Preferred Stock held by Dissenting Shareholders shall not be equal to or exceed five percent (5%) of the number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Effective Time;

        (e) No Litigation. After the date hereof there shall not be threatened, or instituted and continuing, any action, suit or proceeding against the Company, Acquiror or Acquisition Subsidiary, by any Governmental Entity or any other Person or Persons, directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or Acquiror Material Adverse Effect;

        (f) Opinion. Acquiror shall have received an opinion dated as of the Closing Date from Brobeck, Phleger & Harrison LLP, counsel to the Company, that the Merger has been approved by the requisite shareholder action in accordance with the requirements of New York law and the Certificate of Incorporation of the Company and that after the Effective Time no shareholder of the Company shall have any rights under Section G-4(h) of the Company's Certificate of Amendment of the Certificate of Incorporation dated January 31, 1995; and

        (g) Regulatory Approvals. All necessary regulatory approvals, licenses and permits required to consummate the Merger shall have been obtained and all statutory waiting periods in respect thereof shall have expired and none of such approvals contain conditions that would constitute a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

        (h)     Notwithstanding anything to the contrary contained in this
Section 6.3, if the conditions to Acquiror's and Acquisition Subsidiary's obligations to effect the Merger set forth in Sections 6.3(a), 6.3(b) and 6.3(c) are otherwise satisfied or waived, and no Company Material Adverse Effect has occurred, the occurrence of a default under the terms of the agreements listed in Section 6.2(c)(i), 6.2(c)(ii) or 6.2(c)(iii) solely as a result of the failure of the Company to repay its obligations under such agreements on or after January 2, 1998 shall not be an event the effect of which is to cause any of such conditions to be deemed not to have been satisfied and shall not, alone, be deemed to constitute a Material Adverse Effect.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

        Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the shareholders of the Company:

        (a) by mutual written consent of the Boards of Directors of Acquiror and the Company;

        (b) except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and the Acquiror Disclosure Schedule, respectively, by either Acquiror or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

        (c) by either Acquiror or the Company, if the Merger shall not have been consummated by February 28, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure (or the failure of the affiliates of which) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

        (d) by Acquiror or Acquisition Subsidiary, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company and which, individually or in the aggregate, has had or could reasonably be expected to have, a Company Material Adverse Effect;

        (e) by the Company, in the event of a breach by Acquisition Subsidiary or Acquiror of any representation, warranty, covenant or other agreement contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to Acquiror or Acquisition Subsidiary, as applicable, and which individually or in the aggregate, has had or could reasonably be expected to have an Acquiror Material Adverse Effect;

        (f) by Acquiror or Acquisition Subsidiary, if the Company's Board of Directors shall have withdrawn, modified or amended in any respect its recommendation of the Merger or shall have approved or recommended a Superior Proposal, or shall have entered into an agreement with a third party with respect to any Takeover Proposal or Superior Proposal, or the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; or

        (g) by the Company, in connection with entering into an agreement for a Superior Proposal in accordance with Section 5.7, provided it has complied with all provisions thereof, including the notice provisions therein.

        Section 7.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Acquiror as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquisition Subsidiary or the Company or their respective officers or directors, except the provisions of Section 5.2 with respect to confidentiality, Section 8.1 and this Section 7.2 shall continue in full force and effect; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.


                                 ARTICLE VIII

                                 MISCELLANEOUS

        Section 8.1 Fees and Expenses.

        (a) Except as provided below in this Section 8.1, all fees and Expenses (as defined in Section 8.1(h)) incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or Expenses, whether or not the Merger is consummated; provided, however, that the Expenses related to printing, the Registration Statement, the Company Proxy statement, Prospectus and the Acquiror Proxy Statement shall be borne one-half by each of the Company and the Acquiror.

        (b)     If this Agreement is terminated by Acquiror pursuant to
Section 7.1(f) or by Company pursuant to Section 7.1(g), or prior to any termination of this Agreement pursuant to Section 7.1(f) or Section 7.1(g), the Company breaches the provisions of Section 5.7 of this Agreement, then the Company shall pay, or cause to be paid in same day funds to Acquiror $1,000,000 on the date which is the earlier to occur of (i) the date on which the Company consummates a transaction which is the subject of a Superior Proposal or a Takeover Proposal, or (ii) the date which is six months after the Agreement is terminated by Acquiror pursuant to Section 7.1(f) or by Company pursuant to
Section 7.1(g).

        (c) If this Agreement is terminated or the Merger is not consummated as a result of the failure by the Company to obtain the approval of the transactions contemplated by this Agreement by Company's shareholders and Acquiror has satisfied all of the conditions to Company's obligations to consummate the Merger hereunder which can be satisfied by Acquiror, then Company shall pay, or cause to be paid, in same day funds to Acquiror upon demand and delivery to Company of supporting documentation therefor, an amount equal to Acquiror's Expenses.

        (d) Company shall use all reasonable efforts to cause each Person providing services to the Company in connection with the Merger, including counsel, accountants, investment bankers, experts and any other consultants to deliver to the Company on or before the Closing Date such Person's invoice for such services provided to Company.

        (e) If this Agreement is terminated or the Merger is not consummated as a result of the failure of Deloitte & Touche to deliver the opinion described in Section 5.12 or a determination by the SEC that the Merger does not qualify to be accounted for in the Consolidated Financial Statements of Acquiror and its subsidiaries as a Pooling Transaction and such failure or determination is attributable to matters, facts or circumstances relating to or transactions engaged in by Company, then the Company shall pay, or cause to be paid, in same day funds to Acquiror upon demand and delivering to the Company supporting documentation therefor an amount equal to Acquiror's Expenses; provided, however, no payment by Company of Acquiror's Expenses shall be required to be made if such failure or determination results from changes effected after the date hereof in the requirements relating to Pooling Transactions.

        (f) If this Agreement is terminated or the Merger is not consummated as a result of the failure of Coopers & Lybrand to deliver the opinion described in Section 6.1(g) or a determination by the SEC that the Merger does not qualify to be accounted for in the Consolidated Financial Statements of Acquiror and its Subsidiaries as a Pooling Transaction and such failure or determination is attributable to matters, facts or circumstances relating to or transactions engaged in by Acquiror, then Acquiror shall pay, or cause to be paid, in same day funds to Company upon demand and delivering to the Acquiror supporting documentation therefor an amount equal to Company's Expenses; provided, however, no payment by Acquiror of Company's Expenses shall be required to be made if such failure or determination results from changes effected after the date hereof in requirements relating to Pooling Transactions.

        (g) If this Agreement is terminated or the Merger is not consummated as a result of the failure by Acquiror to obtain the approval of the transactions contemplated by this Agreement by Acquiror's shareholders and the Company has satisfied all of the conditions to Acquiror's obligations to consummate the Merger hereunder which can be satisfied by the Company, then Acquiror shall pay, or cause to be paid, in same day funds to the Company upon demand and delivery to Acquiror of supporting documentation therefor, an amount equal to the Company's Expenses.

        (h) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers (including the fees and expenses pursuant to the agreements set forth in Section 3.18 to the Company Disclosure Schedule), experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Company Proxy Statement/Prospectus and the Acquiror

Proxy Statement, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby. "Expenses" shall also include the payment disclosed in Section 5.1 of the Company Disclosure Schedule and the aggregate premium cost of the D&O Insurance to be provided by or for the Company under Section 5.16.

        Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

        Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

        Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)     if to Acquiror or Acquisition Subsidiary, to:

                Home Health Corporation of America, Inc.
                2200 Renaissance Blvd.
                Suite 300
                King of Prussia, PA 19406
                Attention:  Bruce Feldman, President

                with copies to:

                Blank Rome Comisky & McCauley
                One Logan Square
                Philadelphia, PA 19103
                Attention: Sol Genauer, Esq.

        (b)     if to the Company, to:

                U.S. HomeCare Corporation
                Two Hartford Square West
                Hartford, CT  06130
                Attention: Chief Financial Officer

                with copies to:

                Brobeck, Phleger & Harrison LLP
                1633 Broadway
                New York, NY 10019
                Attention: Ellen B. Corenswet

        Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, a "subsidiary" of any entity shall mean all corporations or other entities in which such entity owns a majority of the issued and outstanding capital stock or equity or similar interests.

        Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any Person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

        Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 8.9 Governing Law. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to the choice of law principles thereof; provided, however, that the law governing the fiduciary duties of each party hereto and their respective boards of directors and the law governing any other matters of internal corporate governance of any of Acquiror, Acquisition Subsidiary or the Company shall be the law of their respective jurisdictions of incorporation.

        Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Acquiror or to any direct or indirect wholly owned subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.11 Definition. As used herein, the term "Person" means an individual, corporation, partnership, association, trust, limited liability company, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        IN WITNESS WHEREOF, Acquiror, Acquisition Subsidiary and the Company have caused this Amended and Restated Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   HOME HEALTH CORPORATION OF AMERICA

                                   By:   /s/ Bruce Feldman
                                         ---------------------------------------
                                   Name: Bruce Feldman
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------

                                   HHCA ACQUISITION CORPORATION, INC.

                                   By:   /s/ Bruce Feldman
                                         ---------------------------------------
                                   Name: Bruce Feldman
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------

                                   U.S. HOMECARE CORPORATION

                                   By:   /s/ Jay C. Huffard
                                         ---------------------------------------
                                   Name: Jay C. Huffard
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------





                                EXECUTION COPY

                                                                    SCHEDULE 2.6
                        OUTSTANDING WARRANTS TO PURCHASE
                   COMMON STOCK OF U.S. HOMECARE CORPORATION

                                                                  AMOUNT OF
                                                                  SHARES OF
                                                                   COMMON
                                                                   STOCK                     DATE
                                                                  ISSUABLE     EXERCISE       OF
       WARRANT NUMBER                  WARRANT HOLDER           UPON EXERCISE   PRICE      ISSUANCE
-----------------------------   ------------------------------  -------------  --------    --------
THE 1995 PREFERRED
     WARRANTS
------------------

      WA-1                      Prima Management Corporation          37,499     1.75       2/1/95

      WA-2                           IGI Holdings, Inc.                6,249     1.75       2/1/95

      WA-3                      MAK International Investment           6,249     1.75       2/1/95
                                      Company Limited

      WA-4                          William T. McCaffrey               2,499     1.75       2/1/95

      WA-5                            Dennis P. Lynch                 14,000     1.75       2/1/95

      WA-6                             ABDM Partners                  12,500     1.75       2/1/95

      WA-7                           Mansour I.Y. Badr                 5,000     1.75       2/1/95

      WA-8                             Hermann Merkin                  5,000     1.75       2/1/95

      WA-9                           Frederick C. Lane                 3,750     1.75       2/1/95

      WA-10                       W. Wallace McDowell, Jr.             2,501     1.75       2/1/95

      WA-11                            Don A. Sanders                  2,501     1.75       2/1/95

      WA-12                          G. Robert O'Brien                 1,250     1.75       2/1/95

      WA-13                           Chris C. Reidel                    999     1.75       2/1/95

THE 1995 OTHER WARRANTS/1/
-----------------------------
      WA-14                     Sanders Morris Mundy Inc.            418,330.5   1.60786    2/1/95

      WA-15                      Sanders Morris Mundy Inc.            56,668.5   1.60786    2/8/95

      WA-16                    The Chase Manhattan Bank, N.A.        462,571     1.60786   10/6/95

      WA-18                       Creditanstalt Bankverein           353,731     1.60786   10/6/95

THE 1997 WARRANTS/1/
-----------------------------
      WA-19                       The Chase Manhattan Bank            50,433     1.59690   3/25/97

      WA-20                       Creditanstalt Bankverein            38,567     1.59690   3/25/97

     /1/Does not include (A) as a 1995 Other Warrant,Warrant No. WA-17 issued to Connecticut Development Authority ("CDA") on October 6, 1995 to purchase 816,302 shares of the Company's Common Stock at an exercise price of $1.60786 per share and (B) as a 1997 Warrant, Warrant No. WA-21 issued to CDA on March 25, 1997 to purchase 735,000 shares of the Company's Common Stock at an exercise price of $1.59690 per share (collectively, the "CDA Warrants"). The CDA Warrants shall be included in this Schedule 2.6 and shall be assumed by Acquiror in accordance with Section 2.6 of the Merger Agreement only in the event a default occurs under the terms of the agreements listed in Section 6.2 (c)(i), 6.2(c)(ii) or 6.2(c)(iii) of the Merger Agreement solely as a result of the failure of the Company to repay its obligations under such agreements on or after January 2, 1998 and the conditions to Acquiror's and Acquisition Subsidiary's obligations to effect the Merger set forth in Section 6.3(a), 6.3(b) and 6.3(c) of the Merger Agreement are otherwise satisfied or waived.

                                 APPENDIX "B"
September 23, 1997


U.S. HomeCare Corporation
Two Hartford Square, West, Suite 300
Hartford, CT  06106

To The Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of common stock, par value $0.01 per share ("Company Common Stock"), of U.S. HomeCare Corporation ("U.S. HomeCare" or the "Company") pursuant to an Agreement and Plan of Merger, expected to be dated as of September 26, 1997 (the "Agreement"), among U.S. HomeCare, Home Health Corporation of America, Inc. ("HHCA") and HHCA Acquisition Corporation, Inc., a wholly owned subsidiary of HHCA ("Sub"). The Agreement provides for a merger of Sub with and into U.S. HomeCare (the "Merger"), and U.S. HomeCare will become a wholly owned subsidiary of HHCA.

     As of the date hereof, each outstanding share of Company Common Stock shall be converted into the right to receive 0.1337 shares (the "Exchange Ratio") of HHCA common stock, par value $0.10 per share ("HHCA Common stock"). The Exchange Ratio is subject to adjustment as set forth in the Section 2.1(a) of the Agreement.

     SBC Warburg Dillon Read Inc. has acted as financial advisor to U.S. HomeCare in connection with the Merger and will receive a fee upon consummation thereof.

     In arriving at our opinion we have reviewed the Agreement and have examined certain publicly available information relating to the business, financial condition and operations of U.S. HomeCare, as well as certain financial and other information furnished to us by U.S. HomeCare that is not publicly available, including projections prepared by the management of U.S. HomeCare.
We have met with certain senior officers of U.S. HomeCare to discuss the operations, financial condition, history and prospects of U.S. HomeCare. We have reviewed historical common stock price and trading volume data relating to U.S. HomeCare and analyzed the consideration to be received by holders of Company Common Stock in relation to, among other measures, market price, historical earnings, future earnings potential, cash flow and book value of U.S. HomeCare's business. We have considered the financial terms of certain other recent merger and acquisition transactions which we believe to be generally comparable to the Merger, and have analyzed certain publicly available information, including financial information, relating to public companies whose operations we deemed comparable to those of U.S. HomeCare.

     In addition, we have also examined certain publicly available information relating to the business, financial condition and operations of HHCA. We have also met with certain senior officers of HHCA to discuss the operations, financial condition, history and prospects of HHCA. We have considered certain financial and stock market data of HHCA and have compared that information to similar data for publicly held companies in businesses which we believe to be generally comparable to that of HHCA. Finally, we have conducted such other analyses and examinations as we have deemed necessary in arriving at our opinion.

     In the course of our analysis, we have relied upon the accuracy and completeness in all material respects of the publicly available financial information, and non-public financial and other information provided to us by U.S. HomeCare and HHCA, which we have not independently verified. With your consent, we have not made, requested or received any independent appraisal of the assets or liabilities (contingent or otherwise) of U.S. HomeCare or HHCA. With respect to the financial projections, estimates and analyses provided to us by U.S. HomeCare, we have assumed with your permission, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to future financial performance. Our opinion herein is based upon market, economic and other circumstances existing and disclosed to us as of the date hereof.

     Subject to the foregoing, we are of the opinion, as of the date hereof, that the consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to such holders from a financial point of view.

Very truly yours,



SBC Warburg Dillon Read Inc.



By: /s/ Peter H. Imhoff                 By: /s/ J. Richard Leaman, III
    ___________________                     __________________________
     Peter H. Imhoff                         J. Richard Leaman, III
     Managing Director                       Managing Director

                                 APPENDIX "C"


                       NEW YORK BUSINESS CORPORATION LAW

Section 623. Procedure to enforce shareholder's right to receive payment for shares

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence.

Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision
(d) of > section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;
(B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers
          -----------------------------------------

     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended, (the ABCL"), contain provisions for mandatory and discretionary indemnification of a corporation=s directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys= fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a part by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

     Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or
(iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

     Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

     Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     HHCA's Amended and Restated Bylaws provide in general that HHCA shall indemnify its officers and directors to the fullest extent authorized by law.

     HHCA currently has directors' and officers' liability insurance which covers certain liabilities, including liabilities to HHCA and its shareholders, in the amount of $1.0 million.

Item 21.    Exhibits and Financial Statement Schedules
            ------------------------------------------

     (a) Exhibits.

     NUMBER    TITLE
     ------    -----

        2.1 Amended and Restated Agreement and Plan of Merger/2/. The disclosure schedules to this Agreement are not filed as an exhibit hereto pursuant to Regulation S-K, Item 601(b)(2); however, HHCA will furnish copies of these schedules to the Commission upon its request.

        5.1/*/ Opinion of Blank Rome Comisky & McCauley as to the legality of the shares of HHCA Common Stock being registered.

        8.1    Opinion of Blank Rome Comisky & McCauley regarding tax matters.

       23.1    Consent of Coopers & Lybrand L.L.P.

       23.2    Consent of Deloitte & Touche LLP.

       23.3    Consent of SBC Warburg Dillon Read Inc.

_________________
/*/ To be filed by Amendment.

_______________________
  /1/Attached to the Proxy Statement as Appendix "A".

       23.4 Consent of Blank Rome Comisky & McCauley (Included in Opinion filed as Exhibit 5.1).

       24 Power of Attorney (see the signature page to this Registration Statement).

       99.1    Form of Proxy for USHO Special Meeting.

       99.2** Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of U.S. HomeCare Corporation.

       99.3*** Quarterly Report on Form 10-Q for the Second Quarter ended
               June 30, 1997 of U.S. HomeCare Corporation.
_______________
** Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of U.S. HomeCare Corporation filed April 4, 1997.

*** Incorporated by reference to the Quarterly Report on Form 10-Q for the Second Quarter ended June 30, 1997 of U.S. HomeCare Corporation filed August 7, 1997.


     (b)  Financial Statement Schedules

          (1)  Included in the Prospectus:

                    None.

          (2) Included in the Registration Statement but not in the Prospectus.

                    None.


Item 22.  Undertakings
          ------------

      (a)  1.  The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant=s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14a-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           4. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           5. The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

      (b). The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the registration statement through the date of responding to the request.

      (c). The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and HHCA being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 EXHIBIT INDEX
                                 -------------

       2.1 Amended and Restated Agreement and Plan of Merger/2/. The disclosure schedules to this Agreement are not filed as an exhibit hereto pursuant to Regulation S-K, Item 601(b)(2); however, HHCA will furnish copies of these schedules to the Commission upon its request.

       5.1/*/ Opinion of Blank Rome Comisky & McCauley as to the legality of the shares of HHCA Common Stock being registered.

       8.1    Opinion of Blank Rome Comisky & McCauley regarding tax matters.

      23.1    Consent of Coopers & Lybrand L.L.P.

      23.2    Consent of Deloitte &Touche LLP.

      23.3    Consent of SBC Warburg Dillon Read Inc.

      23.4 Consent of Blank Rome Comisky & McCauley (Included in Opinion filed as Exhibit 5.1).

      24 Power of Attorney (see the signature page to this Registration Statement).

      99.1    Form of Proxy for USHO Special Meeting.

      99.2** Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of U.S. HomeCare Corporation.

      99.3*** Quarterly Report on Form 10-Q for the Second Quarter ended June
              30, 1997 of U.S. HomeCare Corporation.

    (b)  Financial Statement Schedules

         (1)  Included in the Prospectus:

                    None.

         (2) Included in the Registration Statement but not in the Prospectus.

                    None.


_______________
/*/ To be filed by Amendment.

** Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of U.S. HomeCare Corporation filed April 4, 1997.

*** Incorporated by reference to the Quarterly Report on Form 10-Q for the Second Quarter ended June 30, 1997 of U.S. HomeCare Corporation filed August 7, 1997.
_____________________
    /2/Attached to the Proxy Statement as Appendix "A".

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on this 7th day November, 1997.

                         HOME HEALTH CORPORATION OF AMERICA, INC.


                         By: /s/ Bruce J. Feldman
                             --------------------------------------
                              Bruce J. Feldman
                              President and Chief Executive Officer

                         POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Bruce J. Feldman to sign on his behalf individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendments, including post-effective amendments, to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities indicated, on November 7, 1997.


SIGNATURES                          CAPACITY
----------                          --------

/s/ Bruce J. Feldman                Chairman of the Board, President
--------------------
Bruce J. Feldman                    and Chief Executive Officer
                                    (Principal Executive Officer)

/s/ Bruce J. Colburn                Chief Financial Officer
--------------------
Bruce J. Colburn                    (Principal Financial and Accounting Officer)


/s/ G. Michael Bellenghi             Director
------------------------
G. Michael Bellenghi


/s/ Harvey Machaver                  Director
-------------------
Harvey Machaver

/s/ Joseph Trustey                   Director
------------------
Joseph Trustey